UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ZENITH NATIONAL INSURANCE CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

March 31, 2010

Dear Fellow Stockholder:

        We cordially invite you to attend a special meeting of the stockholders of Zenith National Insurance Corp., which we refer to as the Company, to be held on April 29, 2010, at 3:00 p.m., local time, at the corporate offices of the Company located at 21255 Califa Street, Woodland Hills, California 91367.

        At the special meeting, you will be asked to approve the adoption of the Agreement and Plan of Merger, dated as of February 17, 2010, as it may be amended from time to time, which we refer to as the merger agreement, among Fairfax Financial Holdings Limited, which we refer to as Fairfax, Fairfax Investments II USA Corp., an indirect wholly owned subsidiary of Fairfax, which we refer to as Merger Sub, and the Company, pursuant to which Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation. Following the merger, the Company will be a subsidiary of Fairfax.

        If the merger is completed, you will be entitled to receive $38.00 in cash, without interest, less any applicable withholding taxes, for each share of the Company's common stock owned by you.

        The board of directors of the Company has unanimously determined that the merger is fair to, and in the best interests of, the Company's stockholders, approved and declared advisable the merger agreement and resolved to recommend that the stockholders adopt the merger agreement. The board of directors made its recommendation after consultation with its independent legal and financial advisers and consideration of a number of factors. The board of directors unanimously recommends that you vote "FOR" approval of the proposal to adopt the merger agreement and "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote will have the same effect as a vote against approval of the proposal to adopt the merger agreement.

        If your shares of common stock of the Company are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock of the Company without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of the Company's common stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Company's common stock "FOR" approval of the proposal to adopt the merger agreement will have the same effect as voting against the proposal to adopt the merger agreement.

        The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

        If you have any questions or need assistance voting your shares of common stock of the Company, please call Georgeson Inc., the Company's proxy solicitor, toll-free at 800-733-9986 (banks and brokers call collect at 212-440-9800).

        Thank you in advance for your cooperation and continued support.

Sincerely,

Stanley R. Zax Chairman of the Board and President

        This proxy statement is dated March 31, 2010, and is first being mailed to the Company's stockholders on or about March 31, 2010.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

NOTICE OF SPECIAL MEETING

        A special meeting of the stockholders of Zenith National Insurance Corp., which we refer to as the Company, will be held at the corporate offices of the Company located at 21255 Califa Street, Woodland Hills, California 91367, on April 29, 2010, at 3:00 p.m., local time, for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2010, as it may be amended from time to time, which we refer to as the merger agreement, among Fairfax Financial Holdings Limited, a Canadian corporation, which we refer to as Fairfax, Fairfax Investments II USA Corp., a Delaware corporation and an indirect wholly owned subsidiary of Fairfax, which we refer to as Merger Sub, and the Company. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

  2.
  To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

  3.
  To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

        Stockholders of record at the close of business on March 26, 2010, the record date fixed by the board of directors for the special meeting, are entitled to notice of, and to vote at, such meeting.

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTAGE PAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF AT THE SPECIAL MEETING BY WRITTEN NOTICE TO THE COMPANY, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

By Order of the Board of Directors,

STANLEY R. ZAX Chairman of the Board and President

Dated: March 31, 2010
Woodland Hills, California

Conditions to the Merger	60
Termination	61
Termination Fee	62
Expenses	63
Remedies	63
Indemnification; Directors' and Officers' Insurance	63
Access	64
Modification or Amendment	64
VOTING AGREEMENTS	65
NONCOMPETITION AGREEMENT	66
MARKET PRICE OF COMMON STOCK	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68
APPRAISAL RIGHTS	72
DELISTING AND DEREGISTRATION OF COMMON STOCK	76
STOCKHOLDER PROPOSALS	76
WHERE YOU CAN FIND MORE INFORMATION	77
Annex A Agreement and Plan of Merger, dated as of February 17, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments II USA Corp. and Zenith National Insurance Corp.
Annex B Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated February 17, 2010
Annex C Form of Voting Agreement, dated as of February 17, 2010, executed by the directors and executive officers of the Company
Annex D Noncompetition Agreement, dated as of February 17, 2010, between Fairfax Financial Holdings Limited and Stanley R. Zax
Annex E Section 262 of the General Corporation Law of the State of Delaware

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 77.

Q.    Why am I receiving this document?

A.
Zenith National Insurance Corp., which we refer to as the Company, us, our or we, has agreed to be acquired by Fairfax Financial Holdings Limited, or Fairfax, pursuant to the terms of the merger agreement described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A. The Company's stockholders must vote to adopt the merger agreement before the transactions contemplated by the merger agreement can be completed, and the Company is holding a special meeting of its stockholders so that its stockholders may vote with respect to such adoption of the merger agreement.

  You are receiving this proxy statement because you own shares of the Company's common stock. This proxy statement contains important information about the proposed transaction and the special meeting, and you should read it carefully. The enclosed proxy statement allows you to vote your shares of the Company's common stock without attending the special meeting in person.

  Your vote is extremely important, and we encourage you to vote as soon as possible. For more information on how to vote your shares of the Company's common stock, please see the section of this proxy statement entitled "The Special Meeting" beginning on page 19.

Q.    What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Fairfax pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Fairfax Investments II USA Corp., or Merger Sub, an indirect wholly owned subsidiary of Fairfax, will merge with and into the Company, with the Company continuing as the surviving corporation. We refer to this transaction as the merger. As a result of the merger, the Company will become a subsidiary of Fairfax and will no longer be a publicly held corporation. In addition, as a result of the merger, our common stock will be delisted from the New York Stock Exchange, or NYSE, and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will no longer file periodic reports with the Securities and Exchange Commission, or SEC, on account of our common stock and you will no longer have any interest in our future earnings or growth.

Q.    What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive $38.00 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes, for each share of the Company's common stock that you own, unless you properly exercise and do not withdraw your appraisal rights under the Delaware General Corporation Law, or the DGCL, with respect to such shares. For example, if you own 100 shares of the Company's common stock, you will receive $3,800 in cash in exchange for your shares of the Company's common stock, less any applicable withholding taxes. Upon consummation of the merger, you will not own any shares of the capital stock of the surviving corporation.

Q.    How does the merger consideration compare to the market price of the Company's common stock prior to the announcement of the merger?

A.
The merger consideration represents a premium of 31.4% to the closing price of the Company's common stock on February 17, 2010, the last trading day prior to the public announcement of the merger agreement, and a premium of 34.0% to the 30-day average closing price of the Company's common stock for such period ending on February 17, 2010. The merger consideration also represents a premium of 34.5% to the Company's book value per share of the Company's common stock as of December 31, 2009, a 36% premium to the Company's book value per share on a fully diluted basis as of December 31, 2009, a 37% premium to the Company's tangible book value per share as of December 31, 2009 and a 39% premium to the Company's tangible book value per share on a fully diluted basis as of December 31, 2009.

Q.    Will I still be paid dividends on my shares of the Company's common stock prior to the merger?

A.
On February 10, 2010, the Company declared a cash dividend of $0.50 per share of the Company's common stock, which is payable on May 14, 2010 to stockholders of record as of the close of business on April 30, 2010. The terms of the merger agreement permit the Company to pay that dividend, and the Company expects that dividend to be paid on May 14, 2010, prior to the completion of the merger. Other than that dividend, the merger agreement does not permit the Company to pay any additional dividends on its common stock without Fairfax's prior consent while the merger agreement remains in effect.

Q.    When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed in the second quarter of 2010. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Q.    What happens if the merger is not completed?

A.
If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of the Company's common stock in connection with the merger. Instead, the Company will remain an independent public company and the common stock will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to reimburse Fairfax for its expenses or pay Fairfax a fee with respect to the termination of the merger agreement, as described under "The Merger Agreement—Termination Fee" beginning on page 62.

Q.    Is the merger expected to be taxable to me?

A.
The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a "U.S. holder," as defined under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger," you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and your adjusted tax basis in your shares of the Company's common stock. If you are a "non-U.S. holder," as defined under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger," any gain that you realize generally will not be subject to U.S. federal income tax, subject to certain exceptions discussed in that section. You should read "The Merger—Material U.S. Federal Income Tax Consequences of

  the Merger" beginning on page 46, which provides a discussion of the U.S. federal income tax consequences of the merger for "U.S. holders" and "non-U.S. holders." You should also consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Q:    Do any of the Company's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Yes. In considering the recommendation of the board of directors to vote in favor of the adoption of the merger agreement, you should be aware that the Company's directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See "The Merger—Interests of Certain Persons in the Merger" beginning on page 43.

Q.    When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on April 29, 2010, at 3:00 p.m., local time, at the corporate offices of the Company located at 21255 Califa Street, Woodland Hills, California 91367.

Q.    What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on proposals to adopt the merger agreement and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.    What vote is required for the Company's stockholders to approve the proposal to adopt the merger agreement?

A.
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

  Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of our common stock, failing to submit a proxy or vote in person at the special meeting, abstaining from the vote or failing to provide your bank, broker or other nominee with instructions as to how to vote your shares will each have the same effect as a vote against the proposal to adopt the merger agreement.

Q.    What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A.
Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

  Abstaining will have the same effect as a vote against the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. If your shares of common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee as to how to vote your shares of common stock, your shares of common stock will not be voted, and this will not have any effect on the proposal to adjourn the special meeting.

Q.    How does the board of directors recommend that I vote?

A.
The board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.    How many votes are already committed to be voted in favor of the adoption of the merger agreement?

A.
Pursuant to voting agreements, each dated as of February 17, 2010, between Fairfax and each of the directors and executive officers of the Company as of the date of the merger agreement, which we refer to collectively as the voting agreements, our directors and executive officers as of such date, solely in their capacities as stockholders, agreed, among other things, to vote in favor of the proposal to adopt the merger agreement and against any action, agreement, transaction or proposal that would result in a material breach by the Company of any provision of the merger agreement. See the section entitled "Voting Agreements" beginning on page 65 for more information. As of March 26, 2010, the record date for the special meeting, or the record date, such directors and executive officers collectively were entitled to vote 1,309,693 shares, or approximately 3.5%, of the Company's outstanding common stock. In addition, as of the record date, Fairfax and its affiliates collectively owned 3,118,441 shares, or approximately 8.2% of the Company's outstanding common stock. Fairfax has advised the Company that it and its affiliates intend to vote their shares "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.    Who can vote at the special meeting?

A.
Stockholders of record as of the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting. Each record holder of shares of our common stock as of the record date is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock that such holder owns as of the record date.

Q.    What is a quorum?

A.
A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Q.    How do I vote?

A.
If you are a stockholder of record as of the record date, you may vote your shares on matters presented at the special meeting in any of the following ways:

•
in person—you may attend the special meeting and cast your vote there;

•
by proxy—stockholders of record have a choice of voting by proxy:

•
over the Internet (the website address for Internet voting is printed on your proxy card);

•
by using the toll-free telephone number noted on your proxy card; or

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  If you are a beneficial owner of shares of our common stock as of the record date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

  The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.    What is the difference between being a "stockholder of record" and a "beneficial owner?"

A.
If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares of common stock, the "stockholder of record." In that case, this proxy statement, and your proxy card, have been sent directly to you by the Company.

  If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of common stock by following their instructions for voting.

  If you are a current or former employee of the Company or any of its subsidiaries, please note that the number of shares set forth on your proxy card represents all of the shares of the Company's common stock that you hold of record, all of the shares of the Company's common stock that are allocated to your account in the Company's 401(k) plan and all of the shares of the Company's common stock that are allocated to your account pursuant to the Company's employee stock purchase plan. When you return the proxy card or when you vote by telephone or through the Internet, you are voting all of such shares as a group.

Q.    If my shares of common stock are held in street name by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock of the Company if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of the Company's common stock. If you do not instruct your bank, brokerage firm or other nominee as to how to vote your shares of the Company's common stock, your shares of the Company's common stock will not be voted and that will be the same as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.    What is a proxy?

A.
A proxy is your legal designation of another person, who is also referred to as a proxy, to vote your shares of common stock. This written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card.

Q.    If a stockholder gives a proxy, how are the shares of common stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted "FOR" or "AGAINST," or to "ABSTAIN" from voting on, all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes indicating how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.    Can I change or revoke my vote?

A.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Q.    What happens if I do not vote or submit a proxy card, or do not instruct my bank, broker or other nominee as to how to vote, or abstain from voting?

A.
If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker or other nominee as to how to vote, it will have the same effect as a vote cast against the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Abstaining will have the same effect as a vote against the proposal to adopt the merger agreement and the same effect as a vote against the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.    What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of our common stock in street name, or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of our common stock are voted.

Q.    What happens if I sell my shares of the Company's common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is prior to both the date of the special meeting and the consummation of the merger. If you transfer your shares of common stock before the record date, you will not be entitled to vote at the special meeting and will not be entitled to receive the merger consideration. If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. The person to whom you transfer your share of the Company's common stock after the record date will not have a right to vote those shares at the special meeting.

Q.    Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson Inc. a fee of approximately $10,000. The Company will reimburse Georgeson Inc. for reasonable out-of-pocket expenses and will indemnify Georgeson Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company's common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company's common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.    What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of the Company's common stock in your own name as the stockholder of record, please vote your shares of the Company's common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by using the telephone number printed on your proxy card or by following the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot at the special meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of the Company's common stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.    Should I send in my stock certificates now?

A.
No. You will receive a letter of transmittal shortly after the completion of the merger describing how you may exchange your shares of the Company's common stock for the merger consideration. If your shares of common stock are held in street name by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your street name shares of the Company's common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.    Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of the Company's common stock?

A.
Yes. As a holder of the Company's common stock, you are entitled to appraisal rights under the DGCL with respect to any or all of your shares of the Company's common stock in connection with the merger if you take certain actions and meet certain conditions. See "Appraisal Rights" beginning on page 72.

Q.    Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of the Company's common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Georgeson Inc.,
199 Water Street
26th Floor
New York, NY 10038
800-733-9986
212-440-9800

        For media inquiries, please contact:

Zenith National Insurance Corp.
21255 Califa Street
Woodland Hills, California 91367
Attention: Investor Relations
818-676-3936

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 77.

Parties to the Merger (Page 18)

        Zenith National Insurance Corp., or the Company, we or us, a Delaware corporation headquartered in Woodland Hills, California, is engaged in the workers' compensation insurance business nationally.

        Fairfax Financial Holdings Limited, or Fairfax, a Canadian corporation headquartered in Toronto, Canada, is a financial services holding company. Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management.

        Fairfax Investments II USA Corp., or Merger Sub, a Delaware corporation, is an indirect wholly owned subsidiary of Fairfax and was formed by Fairfax solely for purposes of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be merged with and into the Company and will cease to exist.

        In this proxy, we refer to the Agreement and Plan of Merger, dated as of February 17, 2010, as it may be amended from time to time, among Fairfax, Merger Sub and the Company, as the merger agreement, and the merger of Merger Sub with and into the Company pursuant to the merger agreement as the merger.

The Merger (Page 24)

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger, as a subsidiary of Fairfax. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

  Merger Consideration (Page 24)

        In the merger, each issued and outstanding share of our common stock, par value $1.00 per share (except for shares owned by Fairfax, the Company, or any of their respective wholly owned subsidiaries, and shares owned by stockholders who properly exercise appraisal rights under the DGCL), will be cancelled and converted into the right to receive $38.00 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes.

The Special Meeting (Page 19)

  Time, Place and Purpose of the Special Meeting (Page 19)

        The special meeting will be held on April 29, 2010, starting at 3:00 p.m., local time, at the corporate offices of the Company located at 21255 Califa Street, Woodland Hills, California 91367.

        At the special meeting, holders of our common stock will be asked to approve the proposal to adopt the merger agreement, and to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

  Record Date and Quorum (Page 19)

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of the Company's common stock as of the close of business on March 26, 2010, the record date for the special meeting, which we refer to as the record date. You will have one vote for each share of common stock that you owned on the record date. As of the record date, there were 37,930,463 shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy at the special meeting constitutes a quorum for purposes of the special meeting.

  Vote Required (Page 20)

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon.

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

        In connection with the execution of the merger agreement, each of the directors and executive officers of the Company as of the date of the merger agreement, solely in their capacities as stockholders, entered into voting agreements with Fairfax pursuant to which they, among other things and subject to certain exceptions, (i) agreed to vote their shares of the Company's common stock in favor of the proposal to adopt the merger agreement and of any matter necessary to the consummation of the transactions contemplated thereby, and against any action, agreement, transaction or proposal that would result in a material breach by the Company of the merger agreement or a failure of any condition to the Company's obligations thereunder to be satisfied and (ii) granted Fairfax an irrevocable proxy to vote their shares in accordance with the foregoing if and only to the extent they fail to do so. As of March 26, 2010, such directors and executive officers collectively were entitled to vote 1,309,693 shares, or approximately 3.5%, of the Company's issued and outstanding common stock. As of March 26, 2010, Fairfax and its affiliates collectively owned 3,118,441 shares, or approximately 8.2% of the Company's outstanding common stock. Fairfax has advised the Company that it and its affiliates intend to vote their shares "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

  Proxies and Revocation (Page 22)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of the Company's common stock are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of the Company's common stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, broker or other nominee with instructions, as applicable, your shares of the Company's common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote against the proposal to adopt the merger agreement, and your shares of common stock will not have any effect on the proposal to adjourn the special meeting.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our

Corporate Secretary before the special meeting begins, or by attending the special meeting and voting in person.

Background of the Merger (Page 24)

        A description of the actions that led to the execution of the merger agreement, including our discussions with Fairfax, is included under the section entitled "The Merger—Background of the Merger" below, which begins on page 24.

Reasons for the Merger; Recommendation of the Board of Directors (Page 30)

        After careful consideration, the board of directors unanimously (i) determined that the merger is fair to, and in the best interests of, the Company's stockholders, (ii) approved and declared advisable the merger agreement and (iii) directed that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and resolved to recommend that our stockholders vote to adopt the merger agreement. For the factors considered by the board of directors in reaching its decision to approve the merger agreement, please see the section entitled "The Merger—Reasons for the Merger" below, which begins on page 30.

        The board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of BofA Merrill Lynch (Page 34)

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as BofA Merrill Lynch, has delivered its opinion, dated February 17, 2010, to the board of directors that, as of such date, the consideration to be received by the holders of shares of the Company's common stock in the merger was fair, from a financial point of view, to the holders of such shares (other than Fairfax and its subsidiaries).

        The full text of the BofA Merrill Lynch opinion is attached to this proxy statement as Annex B. You should read the BofA Merrill Lynch opinion in its entirety. BofA Merrill Lynch provided its opinion for the information and assistance of the board of directors in connection with its consideration of the merger. The BofA Merrill Lynch opinion addresses only the fairness, from a financial point of view, as of the date of such opinion, of the consideration to be received by the holders of the Company's common stock (other than Fairfax and its subsidiaries) in the merger, and does not address any other aspect of the merger nor any other matter. The BofA Merrill Lynch opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger or any other matter and should not be relied upon by any stockholder as such.

No Financing Condition (Page 42)

        The merger is not subject to any financing condition. We anticipate that the total funds needed to complete the merger will be approximately $1.3 billion, taking into account the 3.1 million shares of the Company's common stock already owned by Fairfax. Fairfax has informed us that it will fund this amount through a combination of holding company cash and subsidiary dividends.

Interests of Certain Persons in the Merger (Page 43)

        When considering the recommendation by the board of directors, you should be aware that our officers and directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include the following:

  •
  the vesting and cash-out of all unvested restricted stock and phantom stock units held by our officers and directors;

  •
  the payment of severance to our officers (including, if applicable, tax gross-ups relating to excise taxes resulting from such severance payments) if a termination of employment were to occur in connection with the merger;

  •
  the Company's directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement, and the surviving corporation is required to maintain in its organizational documents for a period of six years after the effective time, provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company's certificate of incorporation; and

  •
  the interests of the Company's officers in continuing their roles with the Company after the merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 46)

        The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their shares of common stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their shares of common stock. Stockholders who are non-U.S. holders and who realize gain on the exchange of their shares of the Company's common stock in the merger generally will not be subject to U.S. federal income tax on the realized gain, subject to certain exceptions. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 46, which provides a discussion of tax consequences of the merger for "U.S. holders" and "non-U.S. holders" as defined in that discussion. You should consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Regulatory Approvals (Page 49)

        The Company has two insurance company subsidiaries domiciled in the State of California. California insurance law requires an acquiring person to obtain the approval of the California Insurance Commissioner prior to the direct or indirect acquisition of control of a California-domiciled insurance company. Fairfax and certain of its affiliates filed an application for such approval with the California Insurance Commissioner on February 24, 2010. Although the Company and Fairfax do not expect the California Insurance Commissioner to withhold its approval of Fairfax's application, there is no assurance that such approval will be obtained.

        In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing that discloses certain market share data in that jurisdiction must be made and an applicable waiting period must expire or be terminated.

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of the Company and Fairfax file a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and Fairfax filed such a notification and report form on March 3, 2010 and requested early termination of the applicable waiting period. On March 15, 2010, the FTC notified the parties that their request for early termination of the applicable waiting period under the HSR Act had been granted.

The Merger Agreement (Page 51)

  Treatment of Common Stock and Restricted Stock (Page 52)

  •
  Common Stock.  At the effective time of the merger, or the effective time, each issued and outstanding share of the Company's common stock (except for shares held by Fairfax, the Company, or any of their respective wholly owned subsidiaries, and shares held by stockholders who properly exercise appraisal rights under the DGCL) will be cancelled and converted into the right to receive the merger consideration of $38.00 in cash, without interest, less any applicable withholding taxes.

  •
  Restricted Stock.  Each restricted share of the Company's common stock issued and outstanding and subject to forfeiture immediately prior to the effective time will become fully vested without restrictions at the effective time and will be treated as an unrestricted issued and outstanding share of the Company's common stock. The holder of each such restricted share will be entitled to receive the merger consideration with respect thereto, without interest, less any applicable withholding taxes.

  No Solicitation of Other Offers (Page 57)

        The merger agreement contains detailed provisions that restrict the Company, its subsidiaries and their respective directors, officers, employees, affiliates and representatives from soliciting, initiating or knowingly encouraging, or knowingly taking any other action designed to facilitate, the submission of any other takeover proposal (as defined in the merger agreement). The merger agreement also restricts the Company, its subsidiaries and their respective directors, officers, employees, affiliates and representatives from participating in any discussions or negotiations regarding any other takeover proposal. The merger agreement does not, however, prohibit the board of directors from considering, recommending to the Company's stockholders and entering into an alternative transaction with a third party if specified conditions are met, including that the alternative transaction includes a superior proposal (as defined in the merger agreement) and subject to, in certain cases, the payment to Fairfax of a termination fee.

  Conditions to the Merger (Page 60)

        The respective obligations of the Company, Fairfax and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, receipt of required antitrust and other regulatory approvals, the accuracy of the representations and warranties of the parties (subject to materiality qualifications), the absence of any legal restrictions on the consummation of the merger and material compliance by the parties with their respective covenants and agreements under the merger agreement.

  Termination of the Merger Agreement (Page 61)

        The merger agreement may be terminated at any time prior to the completion of the merger by mutual written consent of the Company and Fairfax. The merger agreement may also be terminated by either the Company or Fairfax if:

  •
  the merger is not completed on or before November 15, 2010 (which date will be extended day-by-day, but in no event later than December 15, 2010, for each day during which any party is subject to a nonfinal or appealable injunction, order, decree or ruling that makes the consummation of the merger illegal or otherwise prevents or prohibits it from occurring), which date, as it may be so extended, we refer to as the outside date, except that this right to terminate the merger agreement will not be available to any party whose failure to comply with the merger agreement results in the failure of the merger to be completed by that date;

  •
  any final, non-appealable governmental injunction, order, decree or ruling prohibits the completion of the merger, except that the party seeking to terminate the merger agreement pursuant to this provision must have complied in all material respects with its obligations under the merger agreement to prevent the enactment, issuance or enforcement of that injunction, order, decree or ruling; or

  •
  the Company's stockholders fail to adopt the merger agreement at the special meeting of the Company's stockholders.

        Fairfax may terminate the merger agreement if:

  •
  the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to Fairfax's obligation to close to be satisfied and has not or cannot be cured prior to the 30th day after Fairfax gives the Company written notice of such breach or, if earlier, the outside date;

  •
  the board of directors or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Fairfax, its recommendation that the Company's stockholders adopt the merger agreement or approves or recommends for approval, or proposes publicly to approve or recommend for approval, a takeover proposal (as defined in the merger agreement); or

  •
  the board of directors fails to reaffirm its recommendation that the Company's stockholders adopt the merger agreement within five business days after Fairfax requests in writing that such recommendation be reaffirmed.

        The Company may terminate the merger agreement if:

  •
  Fairfax has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to the Company's obligation to close to be satisfied and has not or cannot be cured prior to the 30th day after the Company gives Fairfax written notice of such breach or, if earlier, the outside date; or

  •
  the Company enters into a definitive agreement providing for a superior proposal (as defined in the merger agreement), provided that the Company simultaneously pays or had previously paid to Fairfax the termination fee described below.

  Termination Fee (Page 62)

        The Company has agreed to pay Fairfax a termination fee of $39.6 million, which amount represents approximately 2.75% of the equity value of the transaction (including shares of our common stock currently held by Fairfax and its subsidiaries), if the merger agreement is terminated under any of the following circumstances:

  (i)
  Fairfax terminates the merger agreement because the board of directors or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Fairfax, its recommendation that the Company's stockholders adopt the merger agreement or approves or recommends for approval, or proposes publicly to approve or recommend for approval, a takeover proposal;

  (ii)
  the Company terminates the merger agreement because it enters into a definitive agreement providing for a superior proposal; or

  (iii)
  a takeover proposal is made known to the Company or is made directly to the Company's stockholders generally or any person publicly announces an intention to make a takeover proposal; and

  •
  thereafter, either party terminates the merger agreement because:

  •
  the merger has not been completed by the outside date; or

  •
  there exists a final non-appealable governmental order, decree or ruling that prohibits the completion of the merger and is based on the existence of such takeover proposal; or

  •
  the stockholder approval necessary to complete the merger is not obtained at the special meeting of the Company's stockholders; and

  •
  such takeover proposal (as defined in the merger agreement) is consummated within one year of the termination.

        If the merger is terminated as a result of clause (i) above, the termination fee will be payable by the Company to Fairfax no later than two business days following such termination. If the merger agreement is terminated as a result of clause (ii) above, the termination fee will be payable by the Company to Fairfax prior to or simultaneously with such termination. If the merger is terminated as a result of clause (iii) above, the termination fee will be payable by the Company to Fairfax no later than two business days following the consummation of such transaction.

  Expenses (Page 63)

        The merger agreement further provides for a reciprocal obligation of each party to reimburse the other party for its expenses, up to a maximum of $1.5 million, if such other party terminates the merger agreement because of an uncured or incurable breach of any representation, warranty, covenant or agreement in the merger agreement by the non-terminating party that would cause the failure of the related conditions to the terminating party's obligation to close under the merger agreement, provided the terminating party is not itself in material breach of any of its representations, warranties, covenants or agreements in the merger agreement. Any termination fee payable by the Company after the reimbursement of expenses would be reduced by any such reimbursement of expenses paid to Fairfax.

  Remedies (Page 63)

        If Fairfax is entitled to terminate the merger agreement and receive a termination fee from the Company, Fairfax's receipt of such termination fee will be the sole and exclusive remedy of Fairfax against the Company, regardless of the circumstances of such termination.

        The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they may be entitled at law or in equity.

Market Price of Common Stock (Page 67)

        The closing price of the common stock on the NYSE, on February 17, 2010, the last trading day prior to the public announcement of the execution of the merger agreement, was $28.91 per share of common stock. On March 29, 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on the NYSE was $38.32 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 72)

        Stockholders are entitled to appraisal rights under the DGCL with respect to any or all of their shares of the Company's common stock in connection with the merger, provided they meet all of the conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before a vote is taken on the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must hold your shares continuously through the effective time and otherwise comply with Section 262 of the DGCL. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 72 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex E to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisers promptly.

Delisting and Deregistration of Common Stock (Page 76)

        If the merger is completed, the Company's common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we would no longer file periodic reports with the SEC on account of our common stock.

Litigation Relating to the Merger (Page 50)

        Five substantially similar putative class action lawsuits relating to the merger have been filed. Three of these cases were filed in California Superior Court in Los Angeles and have since been consolidated and the other two in the Delaware Court of Chancery. The Delaware actions have also been consolidated and the plaintiffs have filed a Consolidated Amended Complaint. The complaints in these actions, each of which purport to be brought as class actions on behalf of all of the Company's stockholders, excluding the defendants and their affiliates, allege that the consideration that stockholders will receive in connection with the merger is inadequate and that the Company's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement and, in the case of the consolidated Delaware action, in disseminating incomplete and inaccurate information regarding the merger. The complaints further allege that the Company and Fairfax aided and abetted the alleged breaches by the Company's directors. The complaints seek various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms. The plaintiffs in the consolidated Delaware action have moved for a preliminary injunction to prevent the stockholder vote on the merger. That motion is scheduled to be heard by the Delaware Court of Chancery on April 22, 2010. The plaintiffs in the consolidated California action have stipulated that they will not seek injunctive relief in that case in connection with the proposed transaction as long as the plaintiffs in the Delaware action proceed with their preliminary injunction motion. The defendants believe that the complaints are without merit and intend to defend the actions vigorously.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future events. Actual results may differ, even materially, from those contemplated by the forward-looking statements due to, among others, the following factors:

  •
  the stockholders of the Company may not adopt the merger agreement;

  •
  litigation in respect of the merger could delay or prevent the closing of the merger;

  •
  the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

  •
  the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived;

  •
  the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

  •
  developments beyond the parties' control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or

  •
  the "risk factors" and other factors referred to in the Company's reports filed with or furnished to the SEC.

        Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings "Risk Factors" and "Business" and that is otherwise disclosed in our annual report on Form 10-K for the year ended December 31, 2009, as supplemented and amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on March 3, 2010 for the period ended December 31, 2009, and each quarterly report on Form 10-Q filed thereafter (see "Where You Can Find More Information" beginning on page 77).

        You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER

The Company

Zenith National Insurance Corp.
21255 Califa Street
Woodland Hills, CA 91367
(818) 713-1000

        The Company is a Delaware corporation headquartered in Woodland Hills, California. The Company is primarily engaged, through its wholly owned subsidiaries, Zenith Insurance Company and ZNAT Insurance Company, in the workers' compensation insurance business nationally. Zenith Insurance Company operates primarily in California and Florida, with business in 42 additional states and the District of Columbia. ZNAT Insurance Company conducts business in Arkansas, California, Pennsylvania, Iowa, Texas and Utah. For more information about the Company, please visit our website at http://www.thezenith.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information" beginning on page 77. Our common stock is publicly traded on the NYSE under the symbol "ZNT."

Fairfax

Fairfax Financial Holdings Limited
95 Wellington Street West, Suite 800
Toronto, Ontario M5J 2N7
Canada
(416) 367-4941

        Fairfax is a Canadian corporation with its principal financial office in Toronto, Canada. Fairfax is a financial services holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management. Fairfax provides a full range of property and casualty products, maintaining a diversified portfolio of risks across classes of business, geographic regions, and types of insureds.

Merger Sub

Fairfax Investments II USA Corp.
c/o Fairfax Financial Holdings Limited
95 Wellington Street West, Suite 800
Toronto, Ontario M5J 2N7
Canada
(416) 367-4941

        Merger Sub, is a Delaware corporation and an indirect wholly owned subsidiary of Fairfax that was formed by Fairfax solely for purposes of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. At the effective time of the merger, Merger Sub will merge with and into the Company and will cease to exist and the Company will continue as the surviving corporation and a subsidiary of Fairfax.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on April 29, 2010, starting at 3:00 p.m., local time, at the corporate offices of the Company located at 21255 Califa Street, Woodland Hills, California 91367, or at any postponement or adjournment thereof. At the special meeting, holders of our common stock will be asked to approve the proposal to adopt the merger agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully in its entirety.

Record Date and Quorum

        We have fixed the close of business on March 26, 2010 as the record date for the special meeting, and only holders of record our common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on the record date. On the record date, there were 37,930,463 shares of common stock outstanding and entitled to vote. Each share of common stock entitles its holder to one vote on all matters properly brought before the special meeting.

        A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of our common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an "abstention" from voting, as well as "broker non-votes" (as described below), will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, a new quorum will have to be established. In the event that a quorum is not present at the special meeting, the stockholders who are present in person or represented by proxy may be asked to vote as to whether the special meeting will be adjourned or postponed to solicit additional proxies.

Attendance

        Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver's license or passport. If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of common stock and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

 Vote Required

        Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. For the proposal to adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will have the same effect as a vote against the proposal to adopt the merger agreement, and will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, it will have the same effect as a vote against the proposal to adopt the merger agreement.

        If your shares of common stock are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares of common stock, the "stockholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of the Company's common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares by following their instructions for voting.

        If you are a current or former employee of the Company or any of its subsidiaries, please note that the number of shares set forth on your proxy card represent all of the shares of the Company's common stock that you hold of record, all of the shares of the Company's common stock that are allocated to your account in the Company's 401(k) plan and all of the shares of the Company's common stock that are allocated to your account pursuant to the Company's employee stock purchase plan. When you return the proxy card or when you vote by telephone or through the Internet, you are voting all of such shares as a group.

        Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters. The proposal to adopt the merger agreement is considered a non-routine proposal and, as a result, brokers are not empowered to vote shares of common stock absent specific instructions from the beneficial owner of such shares of the Company's common stock. We generally refer to situations where brokers have not received such specific instructions from beneficial owners of the Company's common stock as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote against the proposal to adopt the merger agreement.

        The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present. For the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, you may vote "FOR," "AGAINST" or "ABSTAIN." For purposes of this proposal, if your shares of the Company's common stock are present at the special meeting but are not voted with respect to this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of the Company's common stock not voted will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If you are a stockholder of record, you may vote your shares of the Company's common stock on matters presented at the special meeting in any of the following ways:

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  in person—you may attend the special meeting and cast your vote there;

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  by proxy—stockholders of record have a choice of voting by proxy:

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  over the Internet (the website address for Internet voting is printed on your proxy card);

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  by using the toll-free telephone number noted on your proxy card; or

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  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

        If you are a beneficial owner of shares of our common stock as of the record date, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of the Company's common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must have a legal proxy from your bank, brokerage firm or other nominee naming you as the proxy.

        The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of the Company's common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our Corporate Secretary of the Company by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone voting processes or the proxy card, you may specify whether your shares of the Company's common stock should be voted "FOR" or "AGAINST," or to "ABSTAIN" from voting on, all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If you have any questions or need assistance voting your shares, please call Georgeson Inc., our proxy solicitor, toll-free at 800-733-9986 (banks and brokers call collect at 212-440-9800).

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

        In connection with the execution of the merger agreement, each of the directors and executive officers of the Company as of the date of the merger agreement, solely in their capacities as stockholders, entered into voting agreements with Fairfax pursuant to which they, among other things and subject to certain exceptions, (i) agreed to vote their shares of the Company's common stock in favor of the proposal to adopt the merger agreement and of any matter necessary to the consummation of the transactions contemplated thereby, and against any action, agreement, transaction or proposal that would result in a material breach by the Company of the merger agreement or a failure of any condition to the Company's obligations thereunder to be satisfied and (ii) granted Fairfax an irrevocable proxy to vote their shares in accordance with the foregoing if and to the extent they fail to do so. As of March 26, 2010, such directors and executive officers collectively were entitled to vote 1,309,693 shares, or approximately 3.5%, of the Company's outstanding common stock. As of March 26, 2010, Fairfax and its affiliates collectively owned 3,118,441 shares, or approximately 8.2% of the Company's outstanding common stock. Fairfax has advised the Company that it and its affiliates intend to vote their shares "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of the Company's common stock are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee, on how to vote your shares of the Company's common stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, broker or other nominee, with instructions, as applicable, your shares of the Company's common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote against the proposal to adopt the merger agreement.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the special meeting begins, or by attending the special meeting and voting in person.

Adjournments and Postponements

        Any adjournment or postponement of the special meeting may be made from time to time by approval of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to adopt the merger agreement, then the Company's stockholders may be asked to vote on a proposal to adjourn or postpone the special meeting so as to permit further solicitation of proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

        We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed in the second quarter of 2010. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Rights of Stockholders Who Seek Appraisal

        Stockholders are entitled to appraisal rights under the DGCL with respect to any or all of their shares of the Company's common stock in connection with the merger. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before a vote is taken on the merger agreement, you must not vote in favor of the proposal to adopt the merger agreement and you must hold your shares continuously through the effective time and otherwise comply with Section 262 of the DGCL. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 72 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex E to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisers.

Solicitation of Proxies; Payment of Solicitation Expenses

        The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Georgeson Inc. a fee of approximately $10,000. The Company will reimburse Georgeson Inc. for reasonable out-of-pocket expenses and will indemnify Georgeson Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company's common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company's common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Georgeson Inc., our proxy solicitor, toll-free at 800-733-9986 (banks and brokers call collect at 212-440-9800).

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

        The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger as a subsidiary of Fairfax. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

        In the merger, each issued and outstanding share of the Company's common stock (other than shares of the Company's common stock held by Fairfax, the Company or any of their respective wholly owned subsidiaries, and shares of the Company's common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will, at the effective time, be cancelled and converted into the right to receive the merger consideration of $38.00 in cash, without interest, less any applicable withholding taxes.

Background of the Merger

        From October 1999 until early 2006, Fairfax was a significant stockholder of the Company, owning up to approximately 40% of the Company's common stock. During that time, Fairfax's investment in the Company was passive. Fairfax had granted voting control over its shares of the Company's common stock to a third party trustee to vote such shares in the same proportion as the votes cast by all other voting stockholders of the Company, and did not otherwise exercise any control over the Company or offer to buy the remaining shares of the Company. Fairfax sold its shares of the Company's common stock in three transactions between 2004 and 2006. In addition, the Company's insurance subsidiaries and an affiliate of Fairfax were parties to a 10% quota share ceded reinsurance agreement relating to all new and renewal business written by the Company during the period 2002 through 2004.

        As of the date of this proxy statement, the Company's insurance company subsidiaries are parties to reinsurance agreements with an affiliate of Fairfax and other reinsurers. These reinsurance agreements were entered into in the ordinary course of their business and on an arm's-length basis.

        Additionally, the Company's insurance company subsidiaries hold approximately $45 million in aggregate principal amount of debt securities issued by Fairfax and its affiliates. These debt securities were obtained through open market purchases in the ordinary course of business and in accordance with the Company's investment guidelines.

        On January 22, 2010, V. Prem Watsa, Fairfax's Chairman of the Board and Chief Executive Officer, spoke by telephone with Stanley R. Zax, the Company's Chairman of the Board and President, and informed him that Fairfax had made open-market purchases for investment purposes of approximately 3.1 million shares of the Company's outstanding common stock.

        On January 24, 2010, Messrs. Watsa and Zax spoke again by telephone. Their conversation covered various topics, including Fairfax's recent investment in the Company's common stock, the state of the financial and insurance markets and economic and political conditions in the United States and California. Mr. Watsa advised Mr. Zax that, as a result of their conversations, he had begun to consider whether Fairfax should consider acquiring more shares of the Company's common stock. At the end of that conversation, Messrs. Watsa and Zax agreed to schedule a meeting in which they could continue their discussions about Fairfax's investment in the Company's common stock and whether it would be advisable for the parties to evaluate and explore a potential transaction in which Fairfax would acquire all of the shares of the Company's common stock it did not own. After this call, Mr. Zax called Michael Zavis, the Company's lead director, to inform him of his telephone conversation with Mr. Watsa. During this call, Messrs. Zax and Zavis discussed, among other things, the likelihood that

Fairfax would make an offer to acquire the Company, the Company's prospects in the current economic environment and the duties of the board of directors, if such an offer were made, to submit it for consideration by the Company's stockholders, depending on the financial and other terms and conditions of the offer.

        On January 25, 2010, Mr. Watsa telephoned Mr. Zax to invite him to dinner on February 1, 2010 in Toronto, Canada, followed by a meeting on February 2, 2010. Mr. Zax accepted Mr. Watsa's invitation.

        On January 25, 2010, after the call from Mr. Watsa, Mr. Zax contacted Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company's financial adviser, which we refer to as BofA Merrill Lynch, and Dewey & LeBoeuf LLP, the Company's outside legal counsel, to receive advice in preparation for the meeting with Mr. Watsa. In addition, after the call and during the week of January 25, 2010, Mr. Zax contacted seven of the eight other directors of the Company to inform them of his discussions and scheduled meetings with Mr. Watsa. Mr. Zax also discussed with the directors whether the Company should evaluate and explore a potential transaction in which Fairfax would acquire all of the shares of the Company's common stock it did not own, as well as other potential transaction terms. During these inquiries, the directors acknowledged their familiarity with Mr. Watsa and Fairfax as a former significant stockholder of the Company and noted that Mr. Watsa's knowledge of the Company made Fairfax a very strong potential acquirer of the Company. The directors individually expressed the consistent view that Mr. Zax should continue his discussions with Mr. Watsa and, based also on the advice received from BofA Merrill Lynch, should endeavor to negotiate a transaction that included a premium of approximately 35% to the Company's book value per share as of December 31, 2009, because such a transaction would be compelling and require serious consideration by the board of directors.

        On January 29, 2010, Mr. Watsa, Fairfax and certain of its subsidiaries filed with the SEC a Schedule 13D reporting that they collectively owned 3,118,441 shares, or approximately 8.4%, of the Company's outstanding common stock.

        On February 1, 2010, Messrs. Watsa and Zax met for dinner in Toronto. During the course of that dinner, they discussed, among other things, the Company's business and a potential transaction between Fairfax and the Company.

        On February 2, 2010, Messrs. Watsa and Zax met to continue their discussions. At that meeting, Mr. Watsa suggested that Fairfax might be willing to consider an acquisition of the Company at a price that represented a 25% premium to the Company's book value per share as of December 31, 2009, or approximately $35.00 per share. Mr. Zax advised Mr. Watsa that, in his view, a 25% premium would be insufficient and that the Company's board of directors would not consider a transaction unless the price per share represented a premium of approximately 35% to the Company's book value per share as of December 31, 2009. Mr. Watsa acknowledged that a higher premium would be required and advised Mr. Zax that Fairfax remained interested in exploring and evaluating a potential transaction. Before the end of the meeting, Messrs. Watsa and Zax reached an understanding that, if Fairfax were to make an offer to acquire the Company, the offer would be at $38.00 per share. In addition, the Company would be able to pay one more dividend of $0.50 per share on its common stock prior to the closing of any acquisition. Mr. Watsa then invited Paul Rivett, Vice President and the Chief Legal Officer of Fairfax, to join the meeting.

        Mr. Watsa and Mr. Rivett advised Mr. Zax that any affirmative determination to proceed with a potential transaction would require the approval of Fairfax's board of directors and that before Fairfax could make any determination with respect to a potential transaction with Zenith, Fairfax would need further information and confirmation with respect to several matters. First, Fairfax would need to conduct due diligence in respect of the Company's reserves, including a review of the Company's actuarial report as of December 31, 2009. Second, Fairfax would need to receive comfort from the rating agencies that a potential transaction would not adversely affect Fairfax's financial strength rating. Third, Fairfax would need to confirm that the California Department of Insurance would permit the

Company's insurance company subsidiary to pay an extraordinary dividend in connection with a potential transaction. Fourth, Fairfax would need the Company's commitment to obtain, prior to or concurrently with the execution of any definitive acquisition agreement, written commitments to vote in favor of the transaction from all of the Company's directors and executive officers, as well as certain institutional stockholders of the Company.

        Mr. Zax indicated that he understood Fairfax's need to confirm certain matters, but stated that, in his view, the Company's board of directors would not consider any proposal that was conditional on a payment by the Company's insurance subsidiary of an extraordinary dividend. Mr. Zax then stated that any acquisition agreement between the Company and Fairfax would need to include a "fiduciary out" provision to allow the Company's board of directors to terminate such acquisition agreement in the event a third party made a superior proposal to acquire the Company after the announcement of a transaction. Mr. Watsa indicated that he understood any acquisition agreement in respect of a potential transaction would include a "fiduciary out" provision and indicated that he also expected that any such agreement would include a "break-up" fee equal to 3.0% of the equity value of the transaction.

        During the February 1 and 2, 2010 meetings, Messrs. Watsa and Zax also discussed Mr. Zax's potential role with the Company following consummation of a potential transaction. Mr. Watsa said he expected that Mr. Zax and the Company's current management team would remain in place and continue to operate the Company in the same manner as they have operated the Company in the past, but that Fairfax would manage the Company's investment portfolio, which is consistent with the decentralized management structure Fairfax employs with respect to its insurance and reinsurance subsidiaries. Mr. Zax advised Mr. Watsa that he would be agreeable to such an arrangement and that his employment and that of the other executive officers of the Company would continue pursuant to, and with no amendments or extensions of, the terms of their respective employment agreements currently in effect with the Company.

        Following that meeting, Mr. Zax reported on the results of his meetings with Mr. Watsa to the Company's directors individually and to the Company's financial and legal advisers. He noted in particular Mr. Watsa's request for a 3.0% "break-up" fee and his expressed intention to seek approval of the payment of an extraordinary dividend by the Company's insurance subsidiary as a way of providing a portion of the financing required for the transaction. The directors emphasized to Mr. Zax that the Company should negotiate a "break-up" fee lower than 3.0% and that Mr. Watsa's request for the payment of an extraordinary dividend was not acceptable. In the following days, Mr. Zax had conversations on a regular basis with several directors about these and other proposed transaction terms.

        On February 3, 2010, representatives of Dewey & LeBoeuf and Shearman & Sterling LLP, Fairfax's outside legal counsel, negotiated the terms of a confidentiality agreement so that the Company could provide Fairfax with the information regarding the Company's reserves and the actuarial report requested at the February 2, 2010 meeting.

        On February 4, 2010, the confidentiality agreement was executed and Fairfax was provided with the reserve information and actuarial report it had requested. Also on that date, Mr. Watsa telephoned Mr. Zax and informed him that Fairfax would not require confirmation that the California Department of Insurance would approve the payment by the Company's insurance subsidiary of an extraordinary dividend in connection with a potential transaction. Mr. Zax informed Mr. Watsa that a meeting of the Company's board of directors had been scheduled for February 9, 2010 to discuss, among other things, a potential transaction with Fairfax. Mr. Zax invited Mr. Watsa to discuss Fairfax and its potential offer to acquire the Company with the directors at that meeting.

        On February 5, 2010, in connection with its evaluation and exploration of a potential transaction, Fairfax sent Dewey & LeBoeuf a form of a merger agreement, which included, among other things, a "fiduciary out" provision subject to the payment by the Company to Fairfax of a "break-up" fee equal to 3.0% of the equity value of the transaction.

        On February 7, 2010, in connection with Fairfax's evaluation and exploration of a potential transaction, Shearman & Sterling sent Dewey & LeBoeuf a form of voting agreement, which Fairfax expected would be executed by each of the executive officers and directors of the Company and certain institutional stockholders in connection with any transaction, and a form of noncompetition agreement, which Fairfax expected would be executed by Mr. Zax in connection with any transaction, pursuant to which Mr. Zax would agree not to compete with the Company for a period of three years after the completion of any such transaction.

        From February 5, 2010 through February 7, 2010, senior officers of Fairfax and the Company participated in telephone conferences to discuss the Company's reserves.

        On February 8, 2010, five directors of the Company, including Mr. Zax, had several discussions regarding the transaction terms as reflected in the draft merger agreement circulated by Fairfax on February 5, 2010, and concluded that overall the draft was reasonable and showed that Fairfax was serious about entering into a transaction with the Company.

        On February 9, 2010, a meeting of the Company's board of directors was held at which the directors discussed, among other things, a potential transaction with Fairfax. In attendance at that meeting were certain senior officers of the Company as well as representatives of BofA Merrill Lynch and Dewey & LeBoeuf. At that meeting, Mr. Watsa made an oral presentation to the board of directors regarding Fairfax and its operations. Mr. Watsa advised the Company's board of directors that any acquisition of the Company would be funded from Fairfax's available cash resources. Mr. Watsa reiterated to the board of directors that any affirmative determination by Fairfax to proceed with a potential transaction would require approval of Fairfax's board of directors and that no such determination could be made unless and until Fairfax had received comfort from the rating agencies that a potential transaction would not adversely affect Fairfax's financial strength rating and a definitive acquisition agreement could be negotiated. Mr. Watsa also indicated that he expected the Company's current management team to continue to operate the Company after consummation of a potential transaction in the same manner as it had in the past, except that Fairfax would manage the Company's investment portfolio, and that each of the Company's directors and executive officers and certain institutional stockholders of the Company would enter into agreements to vote in favor of a potential transaction with Fairfax in the event an offer was made. Certain of the directors inquired whether securing voting agreements from institutional stockholders would be a condition to Farifax's entering into a potential acquisition agreement. Mr. Watsa advised that it would not. Mr. Watsa further stated that, if a potential transaction were to be consummated, the board of directors of the Company would consist of directors appointed by Fairfax, but that he was considering whether to ask the Company's current directors to serve on an advisory board after consummation of a potential transaction. Finally, Mr. Watsa informed the board of directors that, once Fairfax had reached an agreement with respect to an acquisition, it had never renegotiated the price of, or failed to close, that acquisition. After Mr. Watsa and the representative of BofA Merrill Lynch left the meeting, a representative of Dewey & LeBoeuf discussed the board's fiduciary duties under Delaware law in connection with a potential transaction with Fairfax. The representative of BofA Merrill Lynch then rejoined the meeting and discussed BofA Merrill Lynch's preliminary financial analyses of the Company. As part of this discussion, BofA Merrill Lynch discussed, among other things, the general economic environment in the United States and, in particular, the impact of the recession on employment, payrolls and workers' compensation insurance premiums and the Company's business from a historical and forecast perspective. BofA Merrill Lynch also reviewed with the board of directors, among other things, a list of potential bidders for the Company and expressed the view, based on its knowledge of and familiarity with the market for mergers and acquisitions in the insurance industry generally, that the likelihood that other potential bidders would make an all-cash offer on better terms than those discussed with Fairfax was low. The board of directors discussed BofA Merrill Lynch's preliminary financial analyses and the potential transaction at a price of $38.00 per share. The board of directors then unanimously authorized the Company's management to proceed with negotiating the terms of a merger agreement with Fairfax, and established an ad hoc committee of three non-management directors, comprised of

Messrs. Jerome L. Coben, Alan I. Rothenberg and Michael Wm. Zavis, each with significant legal experience, to oversee such negotiation.

        Later that day, seven directors of the Company, including Mr. Zax, had informal discussions during which they further reviewed the potential transaction with Fairfax.

        On February 10, 2010, the Company declared a regular quarterly cash dividend of $0.50 per share on its outstanding shares of common stock to be paid on May 14, 2010 to stockholders of record as of the close of business on April 30, 2010.

        Also on February 10, 2010, a special meeting of the ad hoc committee was held at which the committee reviewed the terms of the draft merger agreement with Mr. Zax, Mr. Michael E. Jansen, the Company's General Counsel, Ms. Kari L. Van Gundy, the Company's Chief Financial Officer and a representative of Dewey & LeBoeuf. The committee then provided management and the Company's advisers with instructions with respect to the negotiation of a merger agreement, including, among other things, that they should pursue a "break-up" fee equal to 2.5% of the equity value of the potential transaction. The committee noted Mr. Watsa's statement to the board of directors that he expected the Company's current management team to continue to operate the Company after consummation of a potential transaction as it had in the past and instructed the Company's advisers to ensure that the transaction agreements reflect that arrangement, including with respect to the interim period between the signing of the merger agreement and the closing of the merger, as well as after the closing (including with respect to compensation matters (other than Mr. Zax's compensation)), for as long as Mr. Zax continued to be President of the Company. The committee also instructed the Company's advisers to proceed with the negotiation of a form of voting agreement that could be executed by the Company's directors and executive officers. As a result of concerns that the solicitation of voting agreements from institutional stockholders of the Company could give rise to regulatory issues, adversely affect the confidentiality of the discussions with Fairfax and compromise a potential transaction with Fairfax, the ad hoc committee instructed the Company's advisers to inform Fairfax that the Company would not agree to Fairfax soliciting voting agreements from institutional stockholders of the Company.

        On February 11, 2010, four directors of the Company, including Mr. Zax, had informal discussions during which they reviewed the current status of the negotiations.

        Also on February 11, 2010, Dewey & LeBoeuf sent Shearman & Sterling a revised draft of the merger agreement reflecting, among other things, the terms discussed with the ad hoc committee of the Company's board of directors. Later that day, representatives of Dewey & LeBoeuf and Shearman & Sterling held a conference call to discuss and negotiate the terms of the draft merger agreement. During that call, representatives of Shearman & Sterling advised representatives of Dewey & LeBoeuf that they had discussed with Fairfax the potential inclusion in the merger agreement of a "go shop" provision, which would permit the Company to solicit takeover proposals from third parties for a period of time after the execution of the merger agreement, and that, in light of the significant premium Fairfax was considering offering, the relatively low "break-up" fee of 3.0% of the transaction's equity value requested by Fairfax and the absence of a "force-the-vote" provision or a "matching right" in the proposed merger agreement, Fairfax objected to the inclusion of a "go shop" provision.

        On February 12, 2010, Mr. Watsa telephoned Mr. Zax and informed him that Fairfax had scheduled meetings with the rating agencies for the morning of February 16, 2010, and that Fairfax expected to have comfort with respect to any action in respect of its financial strength ratings by February 17, 2010. Mr. Watsa further informed Mr. Zax that, after discussion with the rating agencies, Fairfax believed that in order to maintain its financial strength rating following a potential acquisition of the Company, Fairfax would have to raise $200 million through an equity offering. Mr. Watsa advised Mr. Zax that Fairfax was confident that it could raise such additional equity. Mr. Watsa also told Mr. Zax that the rating agencies had expressed concern about continuity in the Company's management after completion of the proposed transaction and wanted to speak to Mr. Zax directly to obtain comfort that he and his senior management team would continue to operate the Company following the completion of an acquisition. Mr. Zax agreed to speak to the representatives of the rating agencies.

        Also on February 12, 2010, the board of directors of the Company held a special meeting to discuss the potential transaction. At that meeting, Mr. Zax informed the board of directors that there was a delay in scheduling the meetings with the rating agencies and representatives of Dewey & LeBoeuf updated the board of directors with respect to the ongoing negotiations regarding the merger agreement, including the rejection by Fairfax of the inclusion of a "go shop" provision in the merger agreement, the ongoing discussion about the size of the "break-up" fee and Fairfax's continued desire to obtain voting agreements from certain institutional stockholders of the Company prior to or concurrently with the execution of the merger agreement. Representatives of BofA Merrill Lynch updated the board of directors regarding its fairness opinion process.

        From February 12, 2010 through February 17, 2010, the parties and their respective advisers worked toward finalizing the terms of the merger agreement and the related disclosure letter, the form of voting agreement and the noncompetition agreement to be executed by Mr. Zax. During this time, representatives of Dewey & LeBoeuf regularly updated Mr. Zax and members of the ad hoc committee regarding the status of the negotiations with Shearman & Sterling and received direction from Mr. Zax and such members of the ad hoc committee in connection with such negotiations. Also during this time, the Company's advisers successfully negotiated to reduce the size of the "break-up" fee from 3.0% to 2.75% of the equity value of the transaction and for Fairfax not to condition any offer to acquire the Company on the execution of voting agreements from any of the Company's institutional stockholders.

        On February 16, 2010, at the request of Mr. Watsa, Mr. Zax spoke to representatives of the rating agencies, each of which sought comfort from Mr. Zax that he and his senior management team would continue to manage the Company after consummation of a potential transaction with Fairfax.

        On February 17, 2010, after discussions with representatives of the rating agencies, Mr. Watsa contacted Mr. Zax to inform him that Fairfax was comfortable that its financial strength rating would not be adversely affected by a potential transaction to acquire the Company if such potential transaction was financed as reported to the rating agencies. Mr. Watsa further informed Mr. Zax that, subject to approval by Fairfax's board of directors, Fairfax was prepared to acquire all of the shares of the Company's common stock it did not currently own for $38.00 per share in cash, which would represent a premium of approximately 34.5% to the book value per share of Company's common stock as of December 31, 2009. In addition, the Company would be able to pay one more dividend of $0.50 per share on its common stock prior to the closing of the transaction.

        Later in the day on February 17, 2010, the board of directors of the Company held a special meeting to continue its consideration of a transaction with Fairfax. At the meeting, a representative of Dewey & LeBoeuf reviewed certain legal matters, including the final proposed transaction terms and Mr. Zax's interests in the transaction, including the value of the merger consideration he would receive under the terms of the merger agreement and Mr. Zax's proposed noncompetition agreement with Fairfax. Mr. Zax stated that his current employment agreement with the Company would continue after the closing of the transaction on its current terms, without any modification or extension, and that he was not seeking or being offered any severance or other consideration as part of the transaction and the change in control, other than the merger consideration payable with respect to his shares of the Company's common stock. Mr. Zax also stated that the terms of his noncompetition agreement with Fairfax, which Mr. Zax would execute concurrently with the execution of the merger agreement, would provide for Mr. Zax to continue to manage the business and operations of the Company and its subsidiaries after the closing of the transaction with the same level of responsibility, control and discretion that he currently exercises, except that Fairfax would manage the Company's investment portfolio, and that Mr. Zax would have the right to terminate the noncompetition agreement if that provision were ever breached by Fairfax. The board of directors also discussed the interests of the Company's other directors and executive officers in the transaction, including the vesting and cash-out of all unvested restricted stock they hold, the payments required upon a change of control with respect to all phantom stock units held by certain of the Company's directors, the payment of severance to the

Company's executive officers (including, if applicable, tax gross-ups relating to excise taxes resulting from such severance payments) if a termination of employment were to occur in connection with the merger and the interests of the Company's directors and officers in being entitled to continued indemnification and insurance coverage from the surviving corporation under the merger agreement. Also at the meeting, BofA Merrill Lynch reviewed with the board of directors, among other things, a list of potential bidders for the Company and reiterated its view, based on its knowledge of and familiarity with the market for mergers and acquisitions in the insurance industry generally, that the likelihood that any of those potential bidders would make an all-cash offer on better terms than those discussed with Fairfax was low. BofA Merrill Lynch also reviewed with the Company's board of directors its financial analysis of the merger consideration and delivered to the Company's board of directors an oral opinion, which was confirmed by delivery of a written opinion dated February 17, 2010, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of the Company's common stock was fair, from a financial point of view, to such holders (other than Fairfax and its subsidiaries).

        Following BofA Merrill Lynch's presentation, the board of directors discussed BofA Merrill Lynch's financial analysis and whether it was advisable to sell the Company in the current economic environment. The board of directors considered the risks associated with deferring the decision to sell the Company and concluded unanimously that, particularly in light of the price being offered by Fairfax and the current outlook for the economy and unemployment and its impact on the Company, the decision to sell the Company should not be deferred. In addition, Mr. Zax stated that, based on, among other things, discussions with the Company's legal and financial advisers, he believed it was unlikely that the "break-up" fee would deter an interested third party from making an offer to acquire the Company and that, under the terms of the merger agreement, the board of directors would otherwise have the ability to review and accept any such higher bid. At the end of that meeting, the board of directors unanimously determined that the merger agreement was advisable, fair to and in the best interests of the Company and its stockholders and unanimously resolved to approve the merger agreement and recommend that the stockholders of the Company adopt the merger agreement.

        After the special meeting of the Company's board of directors on February 17, 2010, the board of directors of Fairfax approved the merger agreement. Shortly thereafter, the parties executed the merger agreement, each of the directors and executive officers of the Company as of that date executed his or her respective voting agreement, and Mr. Zax executed the noncompetition agreement.

        Prior to the opening of the markets on the morning of February 18, 2010, the parties issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger

        In evaluating the merger agreement and the merger, the board of directors consulted with our senior management team and our outside legal and financial advisers and considered a number of factors weighing in favor of the merger, including, among others, the material factors set forth below (the order in which the following factors appear does not reflect any relative significance).

  •
  The Company's Business and Prospects.  The board of directors believes that the merger maximizes value to the Company's stockholders and is a more attractive option for the Company's stockholders than any other reasonably available option, including continuing to operate the Company on an independent, stand-alone basis. In making this determination, the board of directors considered, on a historical and prospective basis, the Company's business, results of operation (including, among other things, trends in workers' compensation premiums, underwriting performance and return on equity), earnings, financial condition and book value, and the market price and volatility of, and trading information with respect to, the Company's common stock. The board of directors also considered the risks and benefits associated with the Company's efforts and plans to increase the scope and profitability of its business as an independent, stand-alone company, including its plans to increase its distribution network and underwriting capabilities, as compared to the risks and benefits associated with the merger.

  •
  The Impact of Difficult Economic Conditions.  The board of directors considered the Company's prospects as an independent public company in light of current difficult economic conditions in the United States. Since the Company's results of operations are particularly affected by the level of unemployment in the jurisdictions in which the Company operates (which affects, together with other factors, workers' compensation premium revenue), the board of directors considered the current and forecast employment data in the United States, in general, and in the States of California and Florida, the Company's most significant markets, in particular. The board of directors noted that the unemployment forecasts reviewed by it did not portend significant improvements in the Company's revenues or results of operations in the foreseeable future. The board of directors also considered the impact of economic conditions on the Company's investment portfolio, including the potential impact of increasing interest rates after the end of the current recession on the value of the Company's fixed-income investments and the related impact on the Company's book value. The board of directors concluded that there were significant risks associated with deferring the decision to sell the Company, particularly in light of the current outlook for the economy and unemployment and its impact on the Company.

  •
  BofA Merrill Lynch's Financial Presentation and Opinion.  The board of directors considered the financial analyses of BofA Merrill Lynch and its opinion, dated February 17, 2010, as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by the Company's stockholders (other than Fairfax and its subsidiaries), as more fully described below in the section entitled "—Opinion of BofA Merrill Lynch" beginning on page 34.

  •
  The Compelling Nature of the Merger Consideration.  The board of directors considered that the merger consideration represented a premium of 31.4% to the closing price of the Company's common stock on February 17, 2010, the last trading day prior to the announcement of the execution of the merger agreement, a 34.0% premium to the 30-day average closing price of the Company's common stock for the period ended on February 17, 2010, a 34.5% premium to the Company's book value per share as of December 31, 2009, a 36% premium to the Company's book value per share on a fully diluted basis as of December 31, 2009, a 37% premium to the Company's tangible book value per share as of December 31, 2009 and a 39% premium to the Company's tangible book value per share on a fully diluted basis as of December 31, 2009.

    The board of directors also considered the fact that the merger consideration will be paid entirely in cash, which will provide liquidity and certainty of value to the Company's stockholders. While the board of directors understood this transaction would be taxable for United States federal income tax purposes, the board of directors considered the fact that the existing maximum tax rate on long-term capital gains is scheduled to increase in 2011 upon the expiration of the tax cuts enacted during the Bush administration.

  •
  The Ability of the Company to Pay a Dividend on its Shares of Common Stock, and the Ability of the Company's Management to Operate the Company, Prior to the Consummation of the Merger.  The board of directors considered the restrictions contemplated by the merger agreement on the Company's actions between the date the merger agreement was executed and the effective time, that such restrictions are not, in the reasonable view of the board of directors, unreasonable, and that the merger agreement allows the Company's management significant latitude to continue to operate the Company pending consummation of the merger. The board of directors further considered that the merger agreement permits the Company to pay a cash dividend of $0.50 per share on the Company's common stock prior to the consummation of the merger.

  •
  The Low Likelihood that a Third Party Would Propose an Acquisition at a Higher Price.  The board of directors reviewed a list of third parties most likely to be interested in acquiring the Company and considered the view of the Company's financial adviser that the likelihood that any of such parties would make an all-cash offer on better terms than those discussed with Fairfax was low.

  •
  The Ability of the Board of Directors to Change its Recommendation and Terminate the Merger Agreement and that the "Break-Up" Fee Was Not Preclusive.  The board of directors considered the fact that the merger agreement allows the Company to respond to unsolicited takeover proposals, to change or withdraw its recommendation to the Company's stockholders with respect to the adoption of the merger agreement and to terminate the merger agreement to enter into an alternative agreement relating to a superior proposal, subject, in certain situations, to the payment to Fairfax of a $39.6 million "break-up" fee. The board of directors further considered the absence in the merger agreement of a "force the vote" provision, which would have required the Company to submit the proposal to adopt the merger agreement to the Company's stockholders notwithstanding the fact that the board of directors no longer recommends adoption of the merger agreement by the Company's stockholders, and the absence of a "matching right" for Fairfax with respect to any such superior proposal. The board of directors also considered the size of the "break-up" fee and determined that, at 2.75% of the equity value of the transaction, it was reasonable in light of the benefits of the merger and would not, in the directors' reasonable judgment, preclude other interested third parties from making a competing offer for the Company.

  •
  The High Likelihood that the Transaction with Fairfax will be Completed.  The board of directors considered Fairfax's financial condition and the relatively limited conditions to the closing of the merger, including the fact that merger agreement does not contain any financing contingency, and determined that, in its judgment and assuming adoption of the merger agreement by the Company's stockholders, there is a high likelihood that the proposed transaction with Fairfax will be completed. The board of directors further considered Fairfax's record in successfully completing acquisitions of other companies, including Mr. Watsa's statement to the board of directors that, once Fairfax had reached an agreement with respect to a proposed acquisition, Fairfax has never lowered the price of or failed to close any such transaction, and Fairfax's covenant in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement).

  •
  Stockholder Approval and Appraisal Rights.  The board of directors considered the fact that the merger is subject to the approval of the Company's stockholders, who therefore have the option to reject the merger by voting against the proposal to adopt the merger agreement as described in this proxy statement. The board of directors also considered the fact that the total number of shares of the Company's common stock that would be subject to voting agreements would represent only 3.5% of the Company's outstanding common stock, and that Fairfax and its subsidiaries only owned an additional 8.2% of the shares of the Company's common stock that they could vote in favor of the proposal to adopt the merger agreement. In addition, the board of directors considered the fact that the Company's stockholders will have the right to demand appraisal of their shares in accordance with the procedures established by Delaware law. See the section entitled "Appraisal Rights" beginning on page 72.

  •
  The Terms of the Merger Agreement.  The board of directors considered all of the terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and structure of the merger consideration and the termination rights, and the fact that the merger agreement was negotiated between two sophisticated parties in an arm's-length negotiation.

        The board of directors also considered, among others, the following potentially negative factors in determining whether to approve the merger agreement (the order in which the following factors appear does not reflect any relative significance).

  •
  That the Merger Consideration Represents a Discount to the Highest Price at which the Company's Common Stock has Traded in Recent Years.  The board of directors considered that the merger consideration represents a 21.3% discount to the highest price at which the Company's common stock has traded over the last two years, a 26.1% discount to the highest price at which the Company's common stock has traded over the last three years and a 31.3% discount to the highest price at which the Company's common stock has traded over the last five years.

  •
  The Interests of Certain Individuals in the Merger.  The board of directors considered that the Company's officers and directors have interests in the merger that are different from, or in addition to, the interests of the Company's stockholders, including the vesting and cash-out of all unvested restricted stock they hold and the payments required upon a change of control with respect to all phantom stock units held by the Company's directors, the payment of severance to the Company's executive officers (including, if applicable, tax gross-ups relating to excise taxes resulting from such severance payments) if a termination of employment were to occur in connection with the merger and the interests of the Company's directors and officers in being entitled to continued indemnification and insurance coverage from the surviving corporation under the merger agreement.

  •
  The No Solicitation, "Break-up" Fee and Expense Reimbursement Provisions.  The board of directors considered the restrictions contained in the merger agreement on the Company's ability to solicit competing proposals from third parties, the absence of a "go shop" provision in the merger agreement that would have permitted the Company to solicit takeover proposals from third parties for a period of time after the execution of the merger agreement and the possibility that the $39.6 million "break-up" fee may discourage an interested third party from submitting a competing, higher proposal to acquire the Company.

  •
  The Risk that the Merger will be Delayed or will not be Completed.  The board of directors considered the risk that the merger will be delayed or will not be completed, including the risk that the affirmative vote of the Company's stockholders or the required regulatory approvals may not be obtained, as well as the potential loss of value to the Company's stockholders and the potential negative impact on the operations and prospects of the Company if the merger were delayed or were not completed for any reason.

  •
  The Significant Costs Involved.  The board of directors considered the significant costs involved in connection with negotiating the merger agreement and completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to the Company's day-to-day operations during the pendency of the merger. If the merger is not consummated, the Company may be required to bear such costs and expenses.

  •
  The Potential Impact of the Announcement of the Merger Agreement.  The board of directors considered the risk that the pendency of the merger could adversely affect the relationship of the Company and its subsidiaries with their respective employees, agents, policyholders and others with whom they have business dealings.

  •
  The Interests of the Company's Stockholders in the Future of the Company.  The board of directors considered the fact that, following the merger, the Company's public stockholders will cease to participate in any future earnings growth of the Company or benefit from any future increase in the Company's value.

  •
  The Taxable Nature of the Transaction.  The board of directors considered the fact that, for United States federal income tax purposes, the merger is a taxable transaction.

        The above discussion of the information and factors considered by the board of directors includes the principal information and factors, both positive and negative, considered by the board of directors in its evaluation of the merger agreement and the merger. The above discussion is not intended to be exhaustive and may not include all of the information and factors considered by the board of directors. After considering the above factors, the board of directors concluded that, in the aggregate, the positive factors relating to the merger agreement and merger significantly outweighed the potential negative factors.

        In view of the variety of factors considered in connection with its evaluation, and the complexity of these matters, the board of directors did not quantify or assign relative or specific weights to the factors considered in reaching its conclusion, nor did it consider it practical to do so. Rather, the board of directors made its recommendation based on the totality of the information presented to and considered by it and the investigations it conducted. In addition, individual directors may have given different weights to different factors.

        It should be noted that this explanation of the reasoning of the board of directs and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 17 of this proxy statement.

Recommendation of the Board of Directors

        The board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 Opinion of BofA Merrill Lynch

        The board of directors engaged BofA Merrill Lynch to act as its financial advisor in connection with the merger and to render an opinion as to whether the consideration to be received by the holders of our common stock pursuant to the merger was fair, from a financial point of view, to the holders of such shares (other than Fairfax and its subsidiaries).

        On February 17, 2010, BofA Merrill Lynch delivered its oral opinion to the board of directors, subsequently confirmed in writing on February 17, 2010, that, as of that date, and based upon and subject to the assumptions made, matters considered, qualifications and limitations set forth in the written opinion (which are described below), the consideration of $38.00 per share in cash to be received by the holders of our common stock pursuant to the merger was fair, from a financial point of view, to the holders of such shares (other than Fairfax and its subsidiaries).

        The full text of the written opinion of BofA Merrill Lynch, which sets forth assumptions made, matters considered and qualifications and limitations on the review undertaken by BofA Merrill Lynch, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The following summary of BofA Merrill Lynch's opinion is qualified by reference to the full text of the opinion. You are urged to read and should read the entire opinion carefully.

        The opinion is addressed to the board of directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock (other than Fairfax and its subsidiaries) pursuant to the merger. The opinion does not address the merits of the underlying decision by us to engage in the merger and does not constitute, nor should it be construed as, a recommendation to any stockholder as to how the stockholder should vote with respect to the merger or any other matter. In addition, BofA Merrill Lynch was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of our common stock.

Although BofA Merrill Lynch participated in negotiations among the parties, the consideration to be received by such holders pursuant to the merger was determined by the board of directors, and was approved by the board of directors.

        In arriving at its opinion, BofA Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to us that BofA Merrill Lynch deemed to be relevant;

  •
  reviewed certain internal financial and operating information with respect to our business operations and prospects furnished to or discussed with BofA Merrill Lynch by our management, including certain forward-looking financial data relating to the Company given to BofA Merrill Lynch by our management;

  •
  discussed the past and current business, operations, financial condition and prospects of the Company with members of our senior management;

  •
  reviewed the trading history for our common stock and a comparison of that trading history with the histories of other companies BofA Merrill Lynch deemed to be relevant;

  •
  compared certain financial and stock market information of the Company with similar information of other companies that BofA Merrill Lynch deemed to be relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions that BofA Merrill Lynch deemed to be relevant;

  •
  reviewed a draft of the merger agreement dated February 15, 2010; and

  •
  performed such other analyses and studies and considered such other information and factors that BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial information and other information and data publicly available or provided to or otherwise reviewed by or discussed with it, and relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company's forward-looking financial data, BofA Merrill Lynch was advised by the Company, and assumed, that such information was reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to the future financial performance of the Company. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or Fairfax under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch is not an expert in evaluating reserves for property and casualty insurance losses and loss adjustment expenses and did not make an independent evaluation of the adequacy of the reserves of the Company. In that regard, BofA Merrill Lynch made no analysis of, and expresses no opinion as to, the adequacy of the losses and loss adjustment expense reserves of the Company. BofA Merrill Lynch assumed, at the direction of our management, that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at the direction of the Company, that the final executed merger agreement would not differ in any material respect from the draft merger agreement reviewed by BofA Merrill Lynch.

        In performing its analyses, BofA Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BofA Merrill Lynch and us. Any estimates contained in the analyses performed by BofA Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by BofA Merrill Lynch's analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. BofA Merrill Lynch's opinion was among a number of factors taken into consideration by the board of directors in making its determination to approve the merger agreement. In addition, the board of directors did not rely on any single analysis in making its determination. Consequently, the analyses described below should not be viewed as determinative of the decision of the board of directors or management with respect to the fairness of the consideration to be paid pursuant to the merger.

        At the February 17, 2010 meeting of the board of directors, BofA Merrill Lynch made a presentation of certain financial analyses of the merger. BofA Merrill Lynch performed each of the financial analyses summarized below. The summary below does not purport to be a complete description of the analyses performed by BofA Merrill Lynch and underlying its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

        In arriving at its opinion, BofA Merrill Lynch considered the results of all of its analyses and did not attribute any particular weight to any analysis or factor that it considered. The financial analyses summarized below include information presented in tabular format. BofA Merrill Lynch believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

        Historical Trading Analysis.    BofA Merrill Lynch reviewed the historical trading performance of our common stock as reported by FactSet, an online investment research and database service used by financial institutions, and calculated for the board of directors various multiples and premiums resulting from the merger. The following table presents the results of BofA Merrill Lynch's calculations:

	Company at Merger Price:
Implied Multiples:
Price/2010E Earnings Per Share (EPS)(1)	78.6	x
Price/2011E EPS(1)	49.4	x
Price/ 12/31/09 Book Value per Share (BVPS)	1.35	x
Price/ 12/31/09 Fully Diluted BVPS(2)	1.36	x
Price/ 12/31/09 Tangible BVPS	1.37	x
Price/ 12/31/09 Fully Diluted Tangible BVPS(2)	1.39	x
Implied Premium to:
1 day (based on Company closing price of $28.14 on 02/12/10)	35.0%
1 month average	33.0%
3 months average	30.2%
6 months average	30.4%
52 week high	17.0%
2 year high	(21.3)%
3 year high	(26.1)%

(1)
Estimates for the Company at transaction price per Reuters.

(2)
Based on fully diluted shares outstanding.

        Analysis of Selected Comparable Publicly Traded Companies.    BofA Merrill Lynch analyzed the public market statistics of certain comparable publicly traded companies and examined various trading statistics and information. Comparable publicly traded companies include:

  •
  W.R. Berkley Corporation

  •
  Markel Corporation

  •
  HCC Insurance Holdings, Inc.

  •
  American Financial Group, Inc.

  •
  ProAssurance Corporation

  •
  RLI Corp.

  •
  Tower Group, Inc.

  •
  Harleysville Group Inc.

  •
  Selective Insurance Group, Inc.

  •
  Navigators Group, Inc.

  •
  AmTrust Financial Services, Inc.

  •
  Employers Holdings, Inc.

  •
  AMERISAFE, Inc.

  •
  SeaBright Insurance Holdings, Inc.

  •
  PMA Capital Corporation

  •
  Eastern Insurance Holdings, Inc.

        BofA Merrill Lynch selected these companies because their businesses and operating profiles are reasonably similar to ours. None of the comparable companies identified above is identical to us. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect public trading values of such comparable companies. Mathematical analysis (such as determining the mean and median) is not by itself a meaningful method of using the selected comparable companies' data.

        As part of its analysis, BofA Merrill Lynch examined public market data, including the following market statistics for each of the selected comparable companies:

  •
  the multiple of market price per share to book value per share;

  •
  the multiple of market price per share to estimated 2010 earnings per share; and

  •
  the multiple of market price per share to estimated 2011 earnings per share.

  Analysis of Price / Earnings Multiples:

        BofA Merrill Lynch observed the multiples of share price to estimated 2010 earnings per share of the comparable companies and derived a range of such multiples of 5.6x to 19.0x. Considering this analysis, BofA Merrill Lynch derived an implied equity value per share of our common stock of $2.69 to $9.16 using Reuters estimates.

  Analysis of Price / Book Multiples:

        BofA Merrill Lynch observed the multiples of share price to December 31, 2009 book value of the comparable companies and derived a range of such multiples of 0.46x to 1.34x. Considering this analysis, BofA Merrill Lynch derived an implied equity value per share of our common stock of $13.10 to $37.78.

  Precedent Transaction Analysis:

        BofA Merrill Lynch analyzed certain information relating to selected comparable precedent transactions announced during the period from December 12, 2006 to February 12, 2010 in the property and casualty insurance sector. The transactions reviewed were:

Announce Date	Acquiror	Target
09/18/2009	Fairfax Financial	Odyssey Re
7/9/2009	Validus Holdings Ltd	IPC Holdings Ltd.
7/4/2009	PartnerRe Ltd.	PARIS RE Holdings Ltd.
4/16/2009	Zurich Financial Services AG	AIG Personal Lines
12/21/2008	Münchener Rückversicherungs	HSB Group Inc.
8/29/2008(1)	Employers Holdings Inc.	AmComp Inc.
7/22/2008	Tokio Marine Holdings Inc.	Philadelphia Consolidated Holdings
6/27/2008	Allied World Assurance Co.	Darwin Professional Underwriter
4/23/2008	Liberty Mutual Holding Co.	Safeco Corp.
3/8/2008	Berkshire Hathaway Inc.	White Mountain subsidiaries
1/10/2008	Employers Holdings Inc.	AmComp Inc.
10/30/2007	Fundacion Mapfre	Commerce Group Inc.
10/16/2007	Munich Reinsurance Co.	Midland Co.
6/11/2007	D. E. Shaw & Co. LP	James River Group Inc.
5/14/2007	Validus Holdings Ltd	Talbot Holdings Ltd.
5/6/2007	Liberty Mutual Holding Co.	Ohio Casualty Corp.
3/1/2007	Zurich Financial Services AG	Bristol West Holdings Inc.
1/4/2007	QBE Insurance Group Limited	Winterthur U.S. Holdings Inc.
12/12/2006	QBE Insurance Group Limited	Praetorian Financial Group Inc.

(1)
Represents revised terms from initial offer announced on January 10, 2008.

        BofA Merrill Lynch calculated various multiples and ratios implied for the target companies in certain "selected transactions." With respect to the selected transactions, BofA Merrill Lynch calculated offer values as multiples of (i) book value and (ii) forward earnings per share. BofA Merrill Lynch then applied these multiples to the appropriate metrics for the Company. The book value multiples of selected transactions were applied to our book value per share as of December 31, 2009. The price/forward earnings per share multiples of selected transactions were applied to the 2010 Reuters earnings estimates for the Company.

        Based on the analysis of the selected transactions, BofA Merrill Lynch derived the following implied valuation ranges:

	Based on Range of Multiples of Selected Transactions Pre- Lehman(1)		Based on Range of Multiples of Selected Transactions Post- Lehman(1)
	Low	High	Low	High
Price / Book	$46.61	$79.33	$24.40	$35.31
Price / Earnings	$5.61	$8.12	$3.43	$8.12

(1)
Pre-Lehman refers to transactions that took place before the Chapter 11 bankruptcy filing of Lehman Brothers Holdings Inc., on September 15, 2008. Post-Lehman refers to transactions after September 15, 2008 of which there were five.

  Discounted Dividend Analysis

        BofA Merrill Lynch performed a discounted dividend analysis to estimate a range of present values for our common stock as of January 1, 2010. The analysis used management's financial projections for the time period ending December 31, 2014, as described in the section titled "—Forward-Looking Financial Data Prepared for Purposes of BofA Merrill Lynch Opinion" beginning on page 40. The cash flows were modeled assuming that we continue to operate as an independent entity. The valuation range was determined by adding (i) the present value of cash available for dividends during the time period January 1, 2010 to December 31, 2014 and (ii) the present value of the "terminal value" of our common stock. In calculating the terminal value of our common stock, BofA Merrill Lynch used book value multiples and price/earnings multiples. The book value multiples ranged from 1.00x to 1.40x, while the price/earnings multiples ranged from 9.0x to 11.0x forward earnings. The dividend stream and the terminal value were discounted using discount rates ranging from 10% to 12%, which are rates BofA Merrill Lynch viewed as the appropriate range for a company with our risk characteristics. Based on the above assumptions, BofA Merrill Lynch determined that the implied present value of our common stock ranged from $21.48 to $30.51.

  General

        The summary set forth above does not purport to be a complete description of the analyses performed by BofA Merrill Lynch. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying BofA Merrill Lynch's opinion. In arriving at its opinion, BofA Merrill Lynch considered the results of all its analyses. The analyses performed by BofA Merrill Lynch include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those suggested by BofA Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which our common stock may trade at any time after announcement of the merger. The analyses were prepared solely for purposes of BofA Merrill Lynch providing its opinion to the board of directors. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither BofA Merrill Lynch nor any other person assumes responsibility if future results or actual values are materially different from those forecasted.

        The board of directors selected BofA Merrill Lynch as its financial adviser because of BofA Merrill Lynch's reputation as an internationally recognized investment banking and advisory firm with experience in transactions similar to the merger and BofA Merrill Lynch's familiarity with us and our business. BofA Merrill Lynch has, in the past, provided financial advisory and financing services to us and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Fairfax, and have received, and in the future may receive, compensation for the rendering of these services. In the past two years, such services have included having acted as (i) financial adviser in connection with Fairfax's acquisition of the outstanding minority interest in Odyssey Re Holdings Corp. announced in September 2009, (ii) joint-bookrunner in connection with Fairfax's $1.0 billion equity offering completed in September 2009, (iii) co-manager for Fairfax's C$400 million senior notes offering completed in August 2009, (iv) corporate broker for Fairfax's purchase of the outstanding minority ownership of Advent Capital (Holdings) PLC in August 2009 and (v) adviser to Fairfax in connection with its unsolicited cash offer for a portion of Advent Capital (Holdings) PLC in July 2008. Fairfax has advised the Company that it paid fees to BofA Merrill Lynch and certain of its affiliates of less than $9.0 million in the aggregate in respect of the foregoing services. In the ordinary course of its business, BofA Merrill Lynch and its affiliates may actively trade shares of our and our subsidiaries' common stock, as well as Fairfax's and its subsidiaries' common stock and other of our and our subsidiaries' securities, as well as Fairfax's and its subsidiaries' securities, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        Under the terms of a letter agreement dated February 17, 2010, pursuant to which the board of directors engaged BofA Merrill Lynch as its financial advisor, we agreed to pay BofA Merrill Lynch for its services a success fee of $7 million upon the closing of the merger or (i) another merger, consolidation or other business combination pursuant to which all or substantially all of the business, assets or divisions of the Company is combined with that of a potential purchaser, (ii) a sale, transfer, exchange or other disposition of all or substantially all of the business, assets or voting securities of the Company or (iii) a restructuring, recapitalization or similar transaction resulting in the Company's stockholders immediately prior to giving effect to such transaction beneficially owning less than 50% of the resulting entity. If the Company consummates an alternative transaction involving the business, assets or voting securities of the Company with the assistance of BofA Merrill Lynch, compensation for such services will be negotiated in connection with such alternative transaction (taking into account, among other things, customary fees paid to investment banks comparable to BofA Merrill Lynch, acting in similar transactions). In addition to any fees payable to BofA Merrill Lynch under the letter agreement, we have agreed to reimburse BofA Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with providing its engagement, including the reasonable fees of its legal counsel. We have also agreed to indemnify BofA Merrill Lynch and related parties against various liabilities, including liabilities arising under United States federal securities laws or relating to or arising out of the merger or the engagement of BofA Merrill Lynch.

Forward-Looking Financial Data Prepared for Purposes of BofA Merrill Lynch Opinion

        The Company does not, as a matter of course, prepare financial projections or disclose forward-looking information about the Company's future financial performance, earnings or other results (except that the chief financial officer prepares estimates of financial results for the current quarter solely as information for the board of directors at its regularly scheduled meetings). This is due primarily to two factors: (i) the opportunistic nature of our business and the risks inherent in it, including reserve fluctuation; and (ii) the need to prevent any pressure on management to write insurance business at inadequate or unsatisfactory prices or terms in order to achieve forecasts. The Company has followed this practice for years and believes it assists in producing the best long-term results. At the request of BofA Merrill Lynch, however, the Company provided BofA Merrill Lynch with certain financial projections prepared by the Company's management solely for purposes of BofA Merrill Lynch's financial analysis in connection with the preparation of its fairness opinion. The projections set forth below are included in this proxy statement solely because this information was provided to BofA Merrill Lynch, and not to influence your decision as to whether to vote for the proposal to adopt the merger agreement. The inclusion of the financial projections in this proxy statement should not be regarded as an indication that the Company, the board of directors, BofA Merrill Lynch or any other recipient of the financial projections considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.

        The financial projections are subjective in many respects and reflect numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond the Company's control, including estimates and assumptions regarding general economic conditions, unemployment levels and payrolls and the impact of such factors on workers' compensation insurance premiums, premium rate levels, loss ratios, loss cost trends including medical inflation and other financial metrics. Important factors that may affect actual results and cause the financial projections not to be accurate include, but are not limited to, employment trends, risks and uncertainties relating to the Company's business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, workers' compensation loss cost trends including medical inflation, competition and other factors described under "Cautionary Statement Concerning Forward-Looking Information" beginning on page 17 of this proxy statement. In addition, the financial projections do not reflect any events that could affect the Company's prospects, changes in general business or economic conditions or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared. The financial projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the financial projections should not be construed as commentary by the Company's management as to how the Company's management expects the Company's actual results to compare to Wall Street research analysts' estimates. There can be no assurance that the financial projections are or will be accurate or that the Company's future financial results will not vary, even materially, from the financial projections. None of the Company, its affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the financial projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error.

        Set forth below is a summary of the financial projections prepared by the Company's management for purposes of BofA Merrill Lynch's financial analysis in connection with the preparation of its fairness opinion.

(dollars in thousands)	2010	2011	2012	2013	2014
Net premium earned	$424,605	$421,706	$489,652	$592,675	$697,033
Loss ratio	54.9%	54.1%	50.0%	47.0%	45.0%
Combined ratio	109.0%	107.4%	100.0%	97.0%	95.0%
Net income	$24,289	$26,653	$46,041	$62,390	$82,630
Stockholders' equity	$985,303	$912,075	$866,150	$843,029	$844,520

        The financial projections should be read together with the historical financial statements of the Company, which have been filed with the SEC. See "Where You Can Find More Information" on page 77. The financial projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the Public Company Accounting and Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability, and accordingly assume no responsibility for them. The report of the Company's independent registered public accounting firm incorporated into this proxy statement by reference relates to the Company's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

        There can be no assurance that any projections will be, or are likely to be, realized, or that the assumptions on which they are based will prove to be, or are likely to be, correct. You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the proposal to adopt the merger agreement.

 Financing of the Merger

        The merger is not subject to any financing condition. We anticipate that the total funds needed to complete the merger will be approximately $1.3 billion, taking into account the 3.1 million shares of the Company's common stock already owned by Fairfax. Fairfax has informed us that it will fund this amount through a combination of holding company cash and subsidiary dividends.

Effective Time of Merger

        The closing of the merger is expected to take place no later than the third business day following the date on which the last of the conditions to the closing of the merger (described under "The Merger Agreement—Conditions to the Merger") has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or written waiver of those conditions).

        The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and Fairfax may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

        Each record holder of shares of our common stock (other than shares of the Company's common stock held by Fairfax, the Company or any of their respective wholly owned subsidiaries, and shares of the Company's common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will receive shortly after the completion of the merger a letter of transmittal describing how such holder may exchange shares of the Company's common stock for the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. With respect to shares of our common stock held by The Depository Trust Company, or DTC, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of shares of our common stock held of record by DTC immediately prior to the effective time, multiplied by the per share merger consideration. DTC will then appropriately credit the accounts of the holders of our common that is stock held by DTC.

 Interests of Certain Persons in the Merger

        In considering the recommendation of the board of directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

  Restricted Stock and Phantom Stock Units

        At the effective time of the merger, each restricted share of the Company's common stock issued and outstanding and subject to forfeiture will become fully vested without restrictions and will be treated as an unrestricted share of the Company's common stock. Each director or officer who holds any restricted shares will be entitled to receive the merger consideration with respect thereto, without interest, less any applicable withholding taxes.

        The following table sets forth the numbers of restricted shares of the Company's common stock held by the Company's directors and officers as of the date of this proxy statement, including the amounts to which such directors and officers will be entitled at the effective time with respect to the acceleration of vesting of such restricted stock:

Insider	Number of Shares of Restricted Stock	Resulting Consideration ($)
Directors:
Jerome Coben	2,954	112,252
Max M. Kampelman	4,917	186,846
Robert J. Miller	4,917	186,846
Fabian Nunez	3,267	124,146
Catherine B. Reynolds	4,917	186,846
Alan Rothenberg	4,917	186,846
William S. Sessions	4,917	186,846
Michael W. Zavis	4,917	186,846
Stanley R. Zax	n/a	0
Officers:
Janet Frank	50,000	1,900,000
Michael E. Jansen	25,000	950,000
Robert E. Meyer	21,250	807,500
Jack D. Miller	27,500	1,045,000
Davidson M. Pattiz	25,000	950,000
Keith E. Trotman	26,000	988,000
Kari L. Van Gundy	28,750	1,092,500

        Each of the directors and officers listed in the above table will also receive the merger consideration in respect of the shares of the Company's common stock beneficially owned by such director or officer. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page 68 below for more information.

        Under the Company's 2003 Non-Employee Director Deferred Compensation Plan, the Company's non-employee directors have the option to defer all or a portion of their cash compensation to later years. If a director elected to defer all or a portion of his or her compensation, the amount of the compensation was transferred into a deferred cash account, stock unit account or any combination thereof. Amounts in the stock unit account are represented by phantom stock units that fluctuate in value in accordance with the value of the Company's common stock, and the stock unit account is credited with additional units with respect to dividends that would be payable if the stock units in the account were actual shares of the Company's common stock. Upon a change in control, all amounts in such stock unit accounts will be payable in cash and may be paid, subject to the prior election of the director that was made when the director made the relevant election with respect to such amounts, in a lump sum or in annual installments over five or ten years after the effective time. The following table summarizes the number of phantom stock units held by our non-employee directors and the value to which such non-employee directors will be entitled with respect to such phantom stock units as of the date of this proxy statement:

Insider	Number of Shares of Phantom Stock	Resulting Consideration ($)
Directors:
Jerome Coben	726.78	27,618
Fabian Nunez	1,453.55	55,235
Alan Rothenberg	28,825.63	1,095,374

  Employment Agreements

        Stanley R. Zax, Janet Frank, Michael E. Jansen, Robert E. Meyer, Jack D. Miller, Davidson M. Pattiz and Kari L. Van Gundy have entered into employment agreements with the Company with terms that expire on December 31, 2012 (March 15, 2015 for Janet Frank). None of the employment agreements were entered into in connection with, or in contemplation of, the execution of the merger agreement. The employment agreements generally provide the right to receive lump-sum severance payments upon termination of employment in the following instances:

Death	One year's compensation and one year's bonus
Disability	One year's compensation (less disability payments) and one year's bonus
Without cause	Two years' compensation and two years' bonus
Good Reason	Two years' compensation and two years' bonus

        For each of the above terminations, the employment agreements also provide for continuation of insurance benefits for two years after such terminations, and the bonus amount payable is based upon the highest bonus paid for any one of the three years immediately preceding the year of termination. In addition, for each of the above terminations that occur on or after July 1 of a calendar year, the executive officer will have the right to receive a pro-rata annual bonus (based on the highest bonus paid for any one of the last three years immediately preceding the year of termination). If any of such terminations occurs following the end of any given year but before the annual bonus for such year has been paid, the executive officer shall be entitled to receive such annual bonus; provided that in the event the amount of the annual bonus had already been determined prior to such termination, then the annual bonus paid shall be equal to the amount so determined. If, however, the annual bonus had not yet been determined prior to such termination, then the amount shall be equal to the highest annual bonus paid to the executive officer for the three calendar years immediately preceding such given year. The foregoing bonus payments are in addition to any other bonus payments to which the executive officer is entitled as severance under their employment agreements. Under the employment agreements, "cause" is generally defined as (i) failure to substantially perform duties or any other material breach of the employment agreement (which failure or breach is not cured); (ii) competing with the Company's business (which competition is not cured); (iii) conviction of a felony; or (iv) violation of the confidentiality provisions of the employment agreement. Under the employment agreements, "good reason" generally is defined as (a) material diminution of base compensation; (b) material diminution in authority, duties, responsibilities or reporting relationship; (c) material diminution in the budget over which employee has authority; (d) material change in geographic work location; or (e) any other material breach of the employment agreement by the Company. The employment agreements also provide for a gross-up for any excise tax that may due by reason of sections 280G and 4999 of the Internal Revenue Code.

        With respect to Mr. Zax, upon expiration of his term of employment on December 31, 2012, or his retirement prior to December 31, 2012, Mr. Zax will provide consulting services to the Company pursuant to a five-year consulting agreement with the Company in which Mr. Zax will be paid an annual consulting fee of $750,000 in year one of the agreement, $600,000 in year two, $500,000 in year three, $400,000 in year four and $300,000 in year five. In the event the consulting agreement is terminated by the Company other than for "cause," the Company will be required to pay the benefits under the consulting agreement for the remainder of the five-year term. For purposes of the consulting agreement, "cause" means Mr. Zax's breach of any material obligations under the consulting agreement.

        Under the employment agreements of Stanley R. Zax, Janet Frank, Michael E. Jansen, Robert E. Meyer, Jack D. Miller, Davidson M. Pattiz and Kari L. Van Gundy, the only benefit that is conditioned solely on a change in control is that all stock options, stock appreciation rights, unvested restricted stock and any and all similar rights granted to them, will become immediately vested and exercisable. The amounts to be received upon such vesting are set forth on page 43 of this proxy statement.

        The following table indicates the estimated severance amounts payable to the executive officers under the employment agreements assuming that the executive officer's employment is terminated as of June 30, 2010 either by the Company without cause or by the executive officer for good reason:

Officers:	Estimated Severance*
Stanley R. Zax	$11,397,221
Janet Frank	$1,676,680
Michael E. Jansen	$1,523,513
Robert E. Meyer	$1,974,258
Jack D. Miller	$2,448,587
Davidson M. Pattiz	$1,519,760
Kari L. Van Gundy	$1,656,768

*
Includes: (i) a lump sum amount equal to two years of (a) base salary and (b) annual cash bonus (based upon the highest bonus paid in any one of the three years immediately preceding the year of termination) and (ii) two years of premiums (grossed up for income tax purposes) to provide the executive officer and his or her family with the same level of life, medical, dental and vision insurance benefits that they were receiving through the Company immediately prior to termination. Does not include: (1) any merger consideration to be received for any shares of restricted stock; or (2) any gross-up for any excise taxes due by reason of sections 280G and 4999 of the Internal Revenue Code. Also does not include any pro-rata annual bonus for the year of termination because such assumed termination date is prior to July 1, 2010.

        All of our executive officers with employment agreements are expected to continue in their current capacities with the Company following the merger.

  Arrangements with Fairfax

        Concurrently with the execution and delivery of the merger agreement, Stanley R. Zax, the Chairman of the board of directors and President of the Company, entered into a noncompetition agreement with Fairfax, pursuant to which, among other things (i) for the period beginning from the effective date of the merger and ending on the second anniversary of the date on which Mr. Zax ceases to be a director, officer or employee of the Company, Mr. Zax undertook certain confidentiality obligations with respect to proprietary information of the Company and (ii) for three years after the effective time, Mr. Zax agreed not to (a) engage in a U.S. business that is in direct competition with the business of the Company, (b) solicit for employment any officer or employee of the Company or (c) solicit any customer, client, supplier, licensee or other business relation of the Company to enter into any business relationship with Mr. Zax. The foregoing obligations of Mr. Zax are subject to Mr. Zax's continued management of the business and operations of the Company and its subsidiaries with the same level of responsibility, control and discretion that Mr. Zax exercised at the time the merger agreement was executed and delivered (except that (A) all matters and decisions in respect of the investment of the assets of the Company and its subsidiaries will be at the sole discretion of Fairfax and (B) all other matters and decisions related to financing activities and capital allocation of the Company and its subsidiaries (including the declaration and payment of dividends) will be determined by the board of directors of the Company). The full text of the noncompetition agreement appears in Annex D to this proxy statement.

  Indemnification; Directors' and Officers' Insurance

        Under the merger agreement, Fairfax has agreed to cause the surviving corporation to indemnify, defend and hold harmless our current and former directors and officers, and our subsidiaries' present and former officers and directors, against any and all losses, claims and liabilities arising from the fact that such person is or was a director or officer of the Company or any of its subsidiaries and in respect of acts or omissions that occurred at or prior to the effective time, as well as against losses, claims and liabilities based on, or arising out of or pertaining to, in whole or in part, the merger agreement or the transactions contemplated by it. The surviving corporation is also required under the merger agreement to maintain in its organizational documents for a period of six years after the effective time, provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company's certificate of incorporation.

        In addition, under the terms of the merger agreement, the Company will purchase a single payment, run-off policy of directors' and officers' liability insurance covering our current and former officers and directors, and our subsidiaries' current and former officers and directors, which will remain in effect for a period of six years from the effective time. Such policy will have coverage comparable to the currently existing officers' and directors' liability insurance policy and fiduciary liability insurance policy.

        The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) whose shares of common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of the Company's common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        For purposes of this discussion, we use the term "non-U.S. holder" to mean a beneficial owner of shares of the Company's common stock that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding common stock should consult the partner's tax adviser regarding the U.S. federal income tax consequences of the merger to such partner.

        This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, judicial authorities, and administrative rulings, all of which are subject to change, possibly with retroactive effect. The discussion applies only to beneficial owners who hold shares of common stock as capital assets, and does not apply to stockholders who hold an equity interest, actually or constructively, in Fairfax or the surviving corporation after the merger, stockholders who validly exercise their rights under the DGCL to object to the merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers in securities or currencies, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, U.S. expatriates, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold common stock as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the receipt of cash in connection with the vesting of shares of restricted stock or phantom stock units, or any other matters relating to equity compensation or benefit plans. This discussion does not address any aspect of state, local or foreign tax laws, nor does it address any aspect of estate or gift taxation.

  U.S. Holders

  Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.

        The receipt of cash in exchange for the Company's common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that the U.S. holder's holding period for such shares of common stock is more than 12 months at the effective time. Short-term capital gains are subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

  Backup Withholding and Information Reporting.

        Backup withholding of tax (at the rate of 28%) may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

  Non-U.S. Holders

  Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.

        Any gain realized upon the receipt of cash in exchange for the Company's common stock in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, (ii) the non-U.S. holder is a nonresident alien individual who will be present in the United States for 183 days or more during the taxable year of the merger, and certain other requirements are met, or (iii) the common stock constitutes a "United States real property interest" for U.S. federal income tax purposes with respect to the non-U.S. holder by reason of the Company's status as a "United States real property holding corporation" (a "USRPHC") at any time within the shorter of the five-year period preceding the merger or the non-U.S. holder's holding period for the common stock. Even if the Company is or has been a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax as long as the non-U.S. holder actually or constructively holds or held, during the applicable period, 5% or less of the Company's common stock. A non-U.S. holder that actually or constructively holds or has held more than 5% of the Company's common stock should consult its own tax advisor regarding any U.S. federal income tax consequences applicable to it with respect to the USRPHC rules.

        Unless an applicable income tax treaty provides otherwise, gain described in (i) in the preceding paragraph will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder recognizing such gain were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Gain recognized by an individual non-U.S. holder described in (ii) in the preceding paragraph will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides otherwise), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States for U.S. federal income tax purposes).

  Backup Withholding and Information Reporting.

        Backup withholding of tax (at the rate of 28%) may apply to cash payments to which a non-U.S. holder is entitled under the merger agreement unless the non-U.S. holder furnishes the required certification as to its non-U.S. status by providing the applicable Internal Revenue Service Form W-8 or by otherwise establishing that such non-U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a non-U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such non-U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

        Cash payments made pursuant to the merger may also be subject to information reporting unless an exemption applies.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax adviser regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the vesting of restricted stock or phantom stock units.

 Regulatory Approvals

        The Company has two insurance company subsidiaries domiciled in the State of California. California insurance law requires an acquiring person to obtain the approval of the California Insurance Commissioner prior to the direct or indirect acquisition of control of a California-domiciled insurance company. Fairfax and certain of its affiliates filed an application for such approval with the California Insurance Commissioner on February 24, 2010. On March 16, 2010, representatives of Fairfax provided the California Insurance Department with three-year statutory financial projections for the Company's insurance subsidiaries in connection with Fairfax's application for approval to acquire control of the Company. These projections showed the payment of a dividend of approximately $283 million by Zenith Insurance Company to the Company on June 1, 2010, $200 million of which would be in excess of the maximum ordinary dividend payable by Zenith Insurance Company during 2010. Due to its timing and amount, a substantial majority of this projected dividend would constitute an extraordinary dividend under California insurance law. Fairfax has advised the Company that it has not sought the California Insurance Department's permission to pay an extraordinary dividend in connection with its application to acquire control of the Company and would seek such permission only after the closing of the merger, and that Fairfax has sufficient cash resources available to complete the merger without any such extraordinary dividend. Although the Company and Fairfax do not expect the California Insurance Commissioner to withhold its approval of Fairfax's application, there is no assurance that such approval will be obtained.

        In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing that discloses certain market share data in that jurisdiction must be made and an applicable waiting period must expire or be terminated.

        Under the HSR Act, and the rules promulgated thereunder by the FTC, the merger cannot be completed until each of the Company and Fairfax file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and Fairfax filed such a notification and report form on March 3, 2010 and each requested early termination of the applicable waiting period. On March 15,

2010, the FTC notified the parties that their request for early termination of the applicable waiting period under the HSR Act had been granted. At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Fairfax. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        There can be no assurance that all of the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals or the absence of any litigation challenging such approvals.

Litigation Relating to the Merger

        Five purported class action lawsuits have been filed by alleged stockholders of the Company challenging the proposed transaction and naming as defendants the Company, its board of directors and Fairfax. To date, three such stockholder actions have been filed in the Superior Court of the State of California, Los Angeles County and two such actions have been filed in the Delaware Court of Chancery.

        The three California actions are Laurence D. Paskowitz, Individually and on Behalf of All Others Similarly Situated v. Zenith National Insurance Corp. et al, Case No. BC432177, Robert Spears, Individually and on Behalf of All Others Similarly Situated v. Stanley R. Zax et al, Case No. BC432186, and Harold Ginsberg and Doris Ginsberg, Individually and on Behalf of All Others Similarly Situated v. Zenith National Insurance Corp. et al, Case No. BC432733. The two Delaware actions are Paul Ansfield, On Behalf of Himself and All Others Similarly Situated v. Zenith National Insurance Corp. et al, Case No. 5296-VCL, and NECA-IBEW Pension Trust Fund on behalf of Itself and All Others Similarly Situated v. Zenith National Insurance Corp. et al, Case No. 5308-VCL. The Delaware actions have been consolidated under the caption In re Zenith National Insurance Corp. Shareholders Litigation, Consolidated C.A. No. 5296-VCL, and the plaintiffs have filed a Consolidated Amended Complaint. The California actions have been consolidated under the caption In re Zenith National Insurance Corp. Shareholder Litigation, Case No. BC 432177.

        The complaints in these actions, each of which purport to be brought as class actions on behalf of all of the Company's stockholders, excluding the defendants and their affiliates, allege that the consideration that stockholders will receive in connection with the merger is inadequate and that the Company's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement and, in the case of the consolidated Delaware action, in disseminating incomplete and inaccurate information regarding the merger. The complaints further allege that the Company and/or Fairfax aided and abetted the alleged breaches by the Company's directors. The complaints seek various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms. The plaintiffs in the consolidated Delaware action have moved for a preliminary injunction to prevent the stockholder vote on the Merger. That motion is scheduled to be heard by the Delaware Court of Chancery on April 22, 2010. The plaintiffs in the consolidated California action have stipulated that they will not seek injunctive relief in that case in connection with the proposed transaction as long as the plaintiffs in the Delaware action proceed with their preliminary injunction motion. The defendants believe that the complaints are without merit and intend to defend the actions vigorously.

        Copies of the complaints relating to the California actions and the Consolidated Amended Complaint relating to the Delaware actions were filed as exhibits to the Current Report on Form 8-K filed by the Company with the SEC on March 31, 2010 and such report is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such exhibits.

THE MERGER AGREEMENT

        This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, "Where You Can Find More Information," beginning on page 77.

 Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Fairfax and Merger Sub were qualified and subject to important limitations agreed to by the Company, Fairfax and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and to reports and documents filed with the SEC and, in some cases, were qualified by disclosures that were made by each party to the other that were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger as a subsidiary of Fairfax.

        The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal. The officers of the Company at the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

        Except as described below, the certificate of incorporation of the surviving corporation will be in the form of the certificate of incorporation of Merger Sub (except with respect to the name of the Company), until amended in accordance with its terms or by applicable law. Also, except as described below, unless otherwise determined by Fairfax prior to the effective time, the bylaws of the surviving corporation will be in the form of the bylaws of Merger Sub (except with respect to the name of the Company) until amended in accordance with its terms, the terms of the certificate of incorporation of the surviving corporation or applicable law. The certificate of incorporation and bylaws of the surviving corporation will include provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company's certificate of incorporation for a period of six years after the effective time.

        Following the completion of the merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act, and will cease to be publicly traded.

Closing and Effective Time of the Merger

        The closing of the merger is expect to occur no later than the third business day following the date on which the last of the conditions to the closing of the merger (described under "—Conditions to the Merger") have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or written waiver of those conditions).

        The effective time of the merger will occur as soon as practicable following the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and Fairfax may agree and specify in the certificate of merger).

Treatment of Common Stock

  Common Stock

        At the effective time, each issued and outstanding share of the Company's common stock immediately prior thereto (other than shares of the Company's common stock held by Fairfax, the Company or any of their respective wholly owned subsidiaries, and shares of the Company's common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will be cancelled and converted into the right to receive the merger consideration, without interest, less any applicable withholding taxes. Common stock owned by Fairfax, Merger Sub or any other direct or indirect wholly owned subsidiary of Fairfax will remain issued and outstanding after the effective time, but no merger consideration will be paid with respect to such common stock. Common stock owned by the Company or any of its wholly owned subsidiaries will be cancelled without payment of any merger consideration with respect thereto. Common stock owned by stockholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be cancelled without payment of consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under "Appraisal Rights."

  Restricted Stock

        At the effective time of the merger, each restricted share of the Company's common stock issued and outstanding and subject to forfeiture will become fully vested without restrictions and will be treated as an unrestricted share of the Company's common stock. Each holder of restricted shares of common stock of the Company will be entitled to receive the merger consideration with respect thereto, without interest and less any applicable withholding taxes.

Exchange and Payment Procedures

        At the effective time, Fairfax will deposit, or will cause to be deposited, with the paying agent, an amount in immediately available funds necessary for the paying agent to pay the aggregate merger consideration to the holders of shares of our common stock. Fairfax has agreed to take all actions necessary to ensure that the amounts on deposit with the paying agent are at all times sufficient to satisfy Fairfax's obligations to pay the merger consideration to the Company's stockholders.

        Each record holder of shares of the Company's common stock (other than shares of the Company's common stock held by Fairfax, the Company or any of their respective wholly owned subsidiaries, and shares of the Company's common stock held by stockholders who properly exercise appraisal rights under the DGCL with respect to such shares) will receive a letter of transmittal describing how it may exchange its shares of common stock for the merger consideration shortly after the completion of the merger. With respect to shares of our common stock held by The Depository Trust Company, or DTC, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of shares of our common stock held of record by DTC immediately prior to the effective time, multiplied by the per share merger consideration. DTC will then appropriately credit the accounts of the holders of our common stock that is held by DTC.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

        No interest will be paid or accrued on the cash payable as the merger consideration as provided above. Fairfax, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

        From and after the effective time, there will be no transfers on our stock transfer books of shares of common stock that were outstanding immediately prior to the effective time. If, after the effective time, any person presents to the surviving corporation, Fairfax or the paying agent, any certificates or any transfer instructions relating to shares cancelled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

        Any portion of the merger consideration deposited with the paying agent that remains unclaimed by former record holders of our common stock for six months after the effective time will be delivered to the surviving corporation. Record holders of our common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the merger consideration. Neither the surviving corporation nor the paying agent will be liable to any former record holders of our common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to complete an affidavit of the loss, theft or destruction, and, if required by the surviving corporation, post a bond in a reasonable amount as indemnity against any claim that may be made against the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

 No Financing Covenants or Conditions

        The merger is not subject to any financing condition. We anticipate that the total funds needed to complete the merger will be approximately $1.3 billion, taking into account the 3.1 million shares of the Company's common stock already owned by Fairfax. Fairfax has informed us that it will fund this amount through available cash on hand, including cash received as dividends from Fairfax's insurance subsidiaries.

Representations and Warranties

        We made customary representations and warranties in the merger agreement that are subject to matters the Company disclosed in certain documents filed with the SEC and to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter the Company delivered to Fairfax in connection therewith. These representations and warranties relate to, among other things:

  •
  the organization, existence, good standing and authority to carry on our businesses;

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  the accuracy and validity of and compliance with our certificate of incorporation and our by-laws;

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  our capitalization;

  •
  our corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against us;

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  the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing our obligations under the merger agreement;

  •
  any required governmental permits, consents and approvals;

  •
  compliance with applicable laws, licenses, permits and agreements;

  •
  our SEC filings since December 31, 2009 and the financial statements included therein;

  •
  the absence of material undisclosed liabilities;

  •
  our disclosure controls and procedures and internal controls over financial reporting;

  •
  the absence of a material adverse effect (as described below) and the absence of certain other changes or events since December 31, 2009;

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  the absence of legal proceedings and governmental orders against us and our subsidiaries;

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  employee benefit plans;

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  employment and labor matters;

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  real and personal property owned or leased by us or our subsidiaries;

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  tax matters;

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  the absence of any stockholders' rights plan;

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  material contracts;

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  the approval of the merger agreement by our board of directors and the required adoption of the same by our stockholders;

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  the receipt of the fairness opinion from BofA Merrill Lynch;

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  the accuracy of certain information contained in this proxy statement; and

  •
  the absence of any undisclosed broker's, finder's or investment banker's fees.

        Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a "material adverse effect." The phrase "material adverse effect" is defined in the merger agreement to mean any event, circumstance, change, state of facts or effect that, alone or in combination, has had, or is reasonably likely to have, a material adverse effect on (i) the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the merger and the other transactions contemplated by the merger agreement. For purposes of clause (i) of the previous sentence, however, to the extent that any such event, circumstance, change, state of facts or effect, results, alone or in combination, from any of the following factors, it will not be deemed to have or contribute to a "material adverse effect":

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  changes in the economy in general or in financial or securities markets (including credit markets), to the extent such changes do not have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, compared to all other participants in the workers' compensation insurance industry;

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  changes generally affecting any of the industries in which the Company or its subsidiaries operate, to the extent such changes do not have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, compared to all other participants in the workers' compensation insurance industry;

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  changes in applicable law or accounting regulations, or principles or interpretations thereof to the extent such changes do not have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, compared to all other participants in the workers' compensation insurance industry;

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  any change in the Company's stock price or trading volume or any failure, in and of itself, by the Company to meet published revenue or earnings projections (but not any change, effect, event, occurrence, condition or state of facts underlying such change or failure);

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  the announcement of the execution of the merger agreement, including the identity of Fairfax;

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  any legal proceedings relating to the merger agreement, the merger or the other transactions contemplated by the merger agreement (including those described under "The Merger—Litigation Related to the Merger");

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  acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening thereof, to the extent such changes do not have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, compared to all other participants in the workers' compensation insurance industry;

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  earthquakes, hurricanes, floods or other natural disasters, to the extent such changes do not have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, compared to all other participants in the workers' compensation insurance industry; and

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  any action taken by Fairfax or any of its affiliates or by the Company at the request of Fairfax or any of its affiliates.

        The merger agreement also contains customary representations and warranties made by Fairfax and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Fairfax and Merger Sub relate to, among other things:

  •
  their organization, existence, good standing and authority to carry on their businesses;

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  their corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

  •
  the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing their obligations under the merger agreement and completing the merger;

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  any required governmental consents and approvals;

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  Fairfax's knowledge of any facts or conditions related to it or Merger Sub that are likely to impede their ability promptly to obtain any required governmental approvals;

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  their financial ability to pay the merger consideration and otherwise satisfy their obligations under the merger agreement;

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  the absence of any undisclosed broker's, finder's or investment banker's fees; and

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  the accuracy of certain information contained in this proxy statement.

        The representations and warranties in the merger agreement of each of the Company, Fairfax and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and in the disclosure letter we delivered to Fairfax in connection with the merger agreement, between the date of the merger agreement and the effective time, unless required or prohibited by applicable law, or unless Fairfax gives its prior written approval (which cannot be unreasonably withheld, conditioned or delayed), (i) we and our subsidiaries will conduct our businesses in all material respects in the ordinary course of business consistent with past practice, (ii) we will use our commercially reasonable efforts to preserve substantially intact our and our subsidiaries' business organizations and keep available the services of our and our subsidiaries' officers and employees and (iii) neither the Company nor any of its subsidiaries will, directly or indirectly, do any of the following:

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  amend its organizational documents;

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  issue, sell or encumber any of its equity securities or rights to acquire such securities (other than in connection with the Company's deferred compensation plan and other than sales by the administrators under the Company's employee stock purchase and 401(k) plans) or any of its assets (other than in the ordinary course of business consistent with past practice);

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any wholly owned subsidiary to the Company or any of its subsidiaries, and one cash dividend by the Company to its stockholders in an amount not to exceed $0.50 per share;

  •
  reclassify, combine, split, subdivide, or redeem, or purchase or acquire any of its capital stock (other than purchases or acquisitions made pursuant to the Company's employee stock purchase plan and 401(k) plans);

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  (a) increase compensation payable or to become payable or the benefits provided to, grant any retention, severance or termination pay to or enter into any employment bonus, change in control or severance agreement with, its current or former directors, officers or employees (except (1) for increases in the ordinary course of business consistent with past practice to non-executive and non-director employees, (2) with respect to employees hired after the date of the merger agreement and (3) bonuses or retention, severance or termination payments in an aggregate amount not to exceed $5,000,000), or (b) establish, adopt, enter into, terminate or amend any collective bargaining plan, or (c) grant any equity based awards;

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  take any action, other than in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures except as required by changes in GAAP or relevant statutory accounting principles;

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  make or change any material tax election, tax return or method of tax accounting, settle or compromise any material tax liability, consent to any material tax claim or assessment or waive any statute of limitations in respect of a material amount of taxes, or agree to any extension of time with respect to an assessment or deficiency for a material amount of taxes; or

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  amend, modify or consent to the termination of any material contract or material right thereunder, other than in the ordinary course of business consistent with past practice or as would not have a "material adverse effect" (as such term is described above).

No Solicitation of Other Offers

        The merger agreement provides that neither the Company nor any of its subsidiaries, nor its or their respective directors, officers, employees, affiliates and representatives will, except as described below:

  •
  solicit, initiate or knowingly encourage (including by way of furnishing information not previously publicly disseminated), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as described below); or

  •
  participate in any discussions or negotiations regarding a takeover proposal.

        The Company may, however, in response to an unsolicited proposal that is made after the date of the merger agreement in circumstances not otherwise involving a breach of this provision of the merger agreement, and which proposal is either a superior proposal (as described below) or is reasonably expected to lead to a superior proposal, if the board of directors determines in good faith, after consultation with outside counsel, that a failure to do so would be inconsistent with its fiduciary duties under applicable law:

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  request information from the party making that takeover proposal for the purpose of informing itself about the takeover proposal and the party making it;

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  furnish non-public information regarding the Company and its subsidiaries to the person making that takeover proposal pursuant to a customary confidentiality agreement, provided that (i) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (ii) substantially concurrently the Company advises Fairfax of all such non-public information it delivers to such person (to the extent not previously delivered or made available to Fairfax); and

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  participate in discussions and negotiations with the party making that takeover proposal regarding that takeover proposal.

        In addition, the Company has agreed that neither the board of directors nor any committee thereof will, except as described below:

  •
  withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Fairfax, the board of directors' recommendation that the Company's stockholders adopt the merger agreement, or approve or recommend for approval, or propose publicly to approve or recommend for approval, a takeover proposal, any of which we refer to as an adverse recommendation change; or

  •
  cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal (other than a customary confidentiality agreement, as described above).

        However, in response to a proposal made after the date of the merger agreement and prior to receipt of stockholder approval of the merger agreement that the board of directors determines in good faith constitutes a superior proposal and that was unsolicited and otherwise not in breach of the Company's non-solicitation obligations under the merger agreement, if the board of directors determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law, the board of directors may take either of the following actions:

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  make an adverse recommendation change; or

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  cause the Company to enter into an agreement related to the superior proposal, provided that the Company simultaneously pays or had previously paid to Fairfax the termination fee described in "—Termination Fee" below, provided, that in either case, such action may be taken only after the second business day following Fairfax's receipt of written notice from the Company that describes, among other things, which of the foregoing actions the board of directors has determined to take.

        In addition, the board of directors may, at any time (other than in connection with a takeover proposal), withdraw or modify or propose publicly to withdraw or modify, in a manner adverse to Fairfax, the board of directors' recommendation that the Company's stockholders adopt the merger agreement if it determines in good faith that a failure to do so would be inconsistent with its fiduciary duties under applicable law, so long as the Company has given Fairfax two business days' prior written notice of the board of director's intention to take any such action and the board's reasons for doing so.

        The Company has also agreed to cease any discussion or negotiations with any third parties that may have been ongoing on the date of the merger agreement with respect to a takeover proposal, and will seek to have returned to the Company or destroyed any confidential information that has been provided in any such discussions or negotiations. In addition, the Company has agreed to notify Fairfax orally (and in writing as promptly as reasonably practicable) of any request for confidential information in connection with a takeover proposal or of any takeover proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the party making such request or takeover proposal, and to keep Fairfax advised as promptly as reasonably practicable of all material developments that could reasonably be expected to result in the board of directors making an adverse recommendation change or exercising any of its rights under these provisions of the merger agreement.

        For purposes of this discussion, the term "takeover proposal" means any inquiry, proposal or offer from any person (other than Fairfax or any of its affiliates or representatives) relating to:

  •
  any direct or indirect acquisition or purchase, including pursuant to any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, of 10% or more of the consolidated assets (including equity interests in subsidiaries) of the Company and its subsidiaries, taken as a whole, or 10% or more of any class of voting equity securities of the Company; or

  •
  any tender offer or exchange offer that if consummated would result in any person (other than Fairfax or any of its affiliates or representatives) beneficially owning 10% or more of any class of voting equity securities of the Company.

        For purposes of this discussion, the term "superior proposal" means any bona fide unsolicited written offer from any person (other than Fairfax or any of its affiliates or representatives) for

  •
  a direct or indirect acquisition or purchase, including pursuant to any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, of 50% or more of the consolidated assets (including equity interests in subsidiaries) of the Company and its subsidiaries, taken as a whole, or 50% or more of any class of voting equity securities of the Company; or

  •
  any tender offer or exchange offer that if consummated would result in any person (other than Fairfax or any of its affiliates or representatives) beneficially owning 50% or more of any class of equity securities of the Company;

in each case, that, considering all relevant factors (including whether financing for such offer is fully committed or is reasonably likely to be obtained), the board of directors determines in its good faith judgment (after receiving the advice of the Company's financial adviser and outside counsel) is more favorable to the Company and its stockholders than the merger.

Stockholders Meeting

        Subject to the provisions of the merger agreement described above under "—No Solicitation of Other Offers," we are required to convene and hold a meeting of our stockholders as promptly as practicable after the execution of the merger agreement to consider and vote on the adoption of the merger agreement. Subject to the provisions of the merger agreement discussed above under "—No Solicitation of Other Offers," we must use our reasonable best efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement.

Filings; Other Actions; Notification

        We and Fairfax will (i) promptly (within two weeks of entering into the merger agreement) make our respective regulatory filings described under "The Merger—Regulatory Approvals" and thereafter make any other required submissions, under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade laws with respect to the merger and (ii) use our respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the merger and the other transactions contemplated by the merger, including using our reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (including the approval of the California Insurance Commissioner) and parties to contracts with us and our subsidiaries as are necessary for the consummation of the merger and to fulfill the conditions to the merger.

        Fairfax and the Company have agreed that (i) as soon as practicable (and in any event within two weeks) after entering into the merger agreement, Fairfax, with the Company's cooperation, will prepare and file with the relevant insurance regulators, any requests for approval of the transactions contemplated by the merger agreement and will use its reasonable best efforts to have such insurance regulators approve the transactions contemplated by the merger agreement; (ii) the Company will have the right to review in advance, and Fairfax will consult with the Company in advance, in each case subject to applicable laws relating to the exchange of information, with respect to any information relating to the Company or any of its subsidiaries that appear in any filing made with, or materials submitted to, any third party or any governmental authority by Fairfax or any of its affiliates relating to the merger agreement or the merger; (iii) Fairfax and its affiliates will consult with the Company prior to participating in any substantive meeting, discussion or communication, with any governmental authority with respect to any filing, submission, investigation or inquiry relating to the merger agreement or the merger, and will provide the Company and its representatives the opportunity to attend and participate thereat; (iv) Fairfax and its affiliates will furnish in advance to the Company copies of all correspondence, filings, submissions and written communications between Fairfax, any of its affiliates or any of their respective representatives, on one hand, and any governmental authority, on the other hand, with respect to the merger agreement or the merger, and will consult with the Company on and take into account any reasonable comments the Company may have to such correspondence, filing, submission or written communication prior to their being made; (v) Fairfax and its affiliates will keep the Company apprised of the status of matters relating to completion of the transactions contemplated hereby, will inform the Company of the substance of any material oral communications with any governmental authority for which it was impractical to have advance consultation or participation, and will respond to inquiries and requests received from any governmental authority or third party, in each case with respect to the merger agreement or the merger, as promptly as practicable; and (vi) Fairfax and the Company will not extend any waiting period under the HSR Act or enter into any agreement, arrangement or understanding with any governmental authority not to consummate or delay the transactions contemplated by the merger agreement, except with the prior written consent of the other parties, which consent may not be unreasonably withheld, conditioned or delayed. In connection with any application for approval of the transactions contemplated by the merger agreement by any governmental authority, Fairfax and Merger Sub agree that they will not seek approval for the payment of an extraordinary dividend (as defined under applicable California insurance law) by any subsidiary of the Company.

        The Company and Fairfax have agreed to give each other prompt notice of

  •
  the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably would be expected to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect, such that the related conditions precedent to the merger agreement would fail to be satisfied;

  •
  any material breach by the Company, Fairfax or Merger Sub, as the case may be, of any covenant or agreement contained in the merger agreement; and

  •
  any notice or other communication from any governmental authority in connection with the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the merger agreement or the transactions contemplated thereby.

Employee Benefit Matters

        Fairfax and the Company have agreed that, for so long as Stanley Zax continues to serve as the Chief Executive Officer of the Company (as the surviving corporation) following the effective time, Mr. Zax will have sole discretion to determine the base salary, bonuses and other compensation and employee benefits (including severance benefits) to be provided to each officer or employee of the Company and any of its subsidiaries. Mr. Zax's compensation is established pursuant to his employment agreement with the Company, which was entered into effective September 22, 2008.

        In addition, Fairfax has agreed that, following the effective time, each employee of the Company or any of its subsidiaries that currently is eligible to participate in the Company's employee stock purchase plan will be eligible to participate, without any waiting time, in an employee share purchase plan of Fairfax that has the same terms, in all material respects, as that currently provided by Fairfax to its employees, and, following the effective time, Fairfax will cause the Company (as the surviving corporation) to honor all payments required to be made under the Company's 2003 Non-Employee Director Deferred Compensation Plan.

Conditions to the Merger

        The respective obligations of the Company, Fairfax and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following mutual conditions:

  •
  the merger agreement must have been duly adopted by our stockholders;

  •
  the waiting period applicable to the consummation of the merger under the HSR Act must have expired or have been early terminated;

  •
  certain insurance regulatory approvals and consents required to consummate the merger, including by the California Insurance Commissioner, must have been obtained, and

  •
  no court or governmental entity of competent jurisdiction in the U.S. or Canada has enacted, issued, promulgated, enforced or entered any law that makes illegal the acquisition of shares of the Company's common stock by Fairfax, Merger Sub, or any affiliate of either, or otherwise prevents or prohibits the consummation of the merger.

        The obligations of Fairfax and Merger Sub to effect the merger are also subject to the satisfaction or (where permissible) waiver by Fairfax at or prior to the effective time of the following additional conditions:

  •
  (i) our representations and warranties regarding (a) certain aspects of our capitalization must be true and correct, except for de minimis errors and (b) our corporate power and authority to enter into the merger agreement and consummate the merger must be true and correct in all respects; and (ii) all other representations and warranties contained in the merger agreement must be true and correct, except as would not have a material adverse effect (but without regard to materiality qualifiers contained therein), in each case, as of the effective time, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

  •
  we have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the effective time; and

  •
  we have delivered to Fairfax a certificate, dated as of the date of the closing of the merger, signed by an authorized officer of the Company, certifying that the two conditions above have been satisfied.

        Our obligation to effect the merger is subject to the satisfaction or (where permissible) waiver by us at or prior to the effective time of the following additional conditions:

  •
  (i) the representations and warranties of Fairfax and Merger Sub relating to their financial ability to complete the merger must be true and correct in all respects and (ii) all other representations and warranties must be true and correct, except as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of Fairfax and Merger Sub to consummate the merger (but without regard to materiality qualifiers contained therein), in each case, as of the effective time, as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

  •
  each of Fairfax and Merger Sub have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by Fairfax and Merger Sub on or prior to the effective time; and

  •
  Fairfax has delivered to us a certificate, dated as of the date of the closing of the merger, signed by an authorized officer of Fairfax, certifying that the two conditions above have been satisfied.

Termination

        The merger agreement may be terminated at any time prior to the completion of the merger, notwithstanding adoption of the merger agreement by the Company's stockholders, by mutual written consent of the Company and Fairfax. The merger agreement may also be terminated at any time prior to the completion of the merger notwithstanding adoption of the merger agreement by the Company's stockholders by either the Company or Fairfax if:

  •
  the merger is not completed on or before November 15, 2010 (which date will be extended day-by-day, but in no event later than December 15, 2010, for each day during which any party is subject to a nonfinal or appealable injunction, order, decree or ruling that makes the acquisition of our common stock by Fairfax or any of its affiliates illegal or otherwise prevents or prohibits the consummation of the merger), which date, as it may be so extended, we refer to as the outside date, except that this right to terminate the merger agreement will not be available to any party whose failure to comply with the merger agreement results in the failure of the merger to be completed by that date;

  •
  any final, non-appealable governmental injunction, order, decree or ruling has been enacted, issued or enforced by any governmental authority of competent jurisdiction in the U.S. or Canada, which has the effect of prohibiting or making illegal the completion of the merger, except that the party seeking to terminate under this provision must have complied in all material respects with its obligations under the merger agreement to prevent the enactment, issuance or enforcement of that injunction, order, decree, ruling; or

  •
  the Company's stockholders fail to adopt the merger agreement at the special meeting of the Company's stockholders;

        by Fairfax if:

  •
  the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to Fairfax's obligation to close to be satisfied and has not or cannot be cured prior to the 30th day after Fairfax gives the Company written notice of such breach or, if earlier, the outside date;

  •
  the board of directors or any committee thereof makes an adverse recommendation change; or

  •
  the board of directors fails to reaffirm its recommendation that the Company's stockholders adopt the merger agreement, within five business days after Fairfax requests in writing that such recommendation be reaffirmed; and

        by the Company if:

  •
  Fairfax has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to the Company's obligation to close to be satisfied and has not or cannot be cured prior to the 30th day after the Company gives Fairfax written notice of such breach or, if earlier, the outside date; or

  •
  concurrently with such termination, the Company enters into a definitive agreement providing for a superior proposal, provided that the Company simultaneously pays or had previously paid to Fairfax the termination fee described below.

        In the event that the merger agreement is terminated as described above, the merger agreement will (subject to certain exceptions) become void, and there will be no liability under the merger agreement on the part of any party to the merger agreement, or on the part of any such party's officers, directors, employees, affiliates, agents, legal and financial advisers and other representatives, except for the parties' obligations with respect to expense reimbursement described below under "—Expenses" and except that no party will be relieved from liability for any knowing and intentional breach of the merger agreement prior to the date of such termination.

Termination Fee

        The Company has agreed to pay Fairfax a termination fee of $39.6 million, which amount represents approximately 2.75% of the equity value of the transaction (including shares of our common stock currently held by Fairfax and its subsidiaries), if the merger agreement is terminated under any of the following circumstances:

  (i)
  Fairfax terminates the merger agreement because the board of directors or any committee thereof makes an adverse recommendation change;

  (ii)
  the Company terminates the merger agreement because it enters into a definitive agreement providing for a superior proposal; or

  (iii)
  a takeover proposal is made known to the Company or is made directly to the Company's stockholders generally or any person publicly announces an intention (whether or not conditional) to make a takeover proposal; and

  •
  thereafter, either party terminates the merger agreement because:

  •
  the merger has not been completed by the outside date; or

  •
  there exists a final non-appealable governmental order, decree or ruling that prohibits or makes illegal the completion of the merger and that is based on the existence of such takeover proposal (whether or not modified after it was first made); or

  •
  the stockholder approval necessary to complete the merger is not obtained at the special meeting of the Company's stockholders; and

  •
  such takeover proposal (whether or not modified after it was first made) is consummated within one year of such termination.

        If the merger agreement is terminated as a result of clause (i) above, the termination fee will be payable by the Company to Fairfax no later than two business days following such termination. If the merger agreement is terminated as a result of clause (ii) above, the termination fee will be payable by the Company to Fairfax prior to or simultaneously with such termination. If the merger is terminated as a result of clause (iii) above, the termination fee will be payable by the Company to Fairfax no later than two business days following the consummation of such transaction.

Expenses

        Except as otherwise set forth below, all expenses (as defined in the merger agreement) incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is consummated.

        However, if Fairfax or the Company terminates the merger agreement as a result of the other's breach of any representation, warranty, covenant or agreement in the merger agreement under the circumstances described above under "—Termination," (provided that the terminating party is not in material breach of any of its representations, warranties, covenants or agreements in the merger agreement), then such breaching party will reimburse the terminating party for all of its expenses, up to $1.5 million, provided, however, that if the Company is required to pay the termination fee described above under "—Termination Fee," then the Company may reduce any termination fee owed to Fairfax by the full amount of any expense reimbursement paid to Fairfax pursuant to this provision.

Remedies

        If Fairfax is entitled to terminate the merger agreement and receive a termination fee from the Company, Fairfax's receipt of such termination fee will be the sole and exclusive remedy of Fairfax against the Company, regardless of the circumstances of such termination.

        The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they may be entitled at law or in equity.

Indemnification; Directors' and Officers' Insurance

        From and after the effective time, Fairfax shall cause the surviving corporation to, and the surviving corporation will, indemnify, defend and hold harmless, to the fullest extent permitted by law, our present and former officers and directors, and our subsidiaries' present and former officers and directors, against any and all losses, claims, damages, costs (including reasonable attorneys fees and expenses), expenses, fines, liabilities or judgments, including any amounts that are paid in settlement with the approval of the surviving corporation (which may not be unreasonably withheld or delayed) of or in connection with any action (as defined in the merger agreement) based on or arising out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries at or prior to the effective time, including any such losses, liabilities and amounts arising out of our pertaining to the merger agreement or the transactions contemplated thereby. In addition, the surviving corporation will advance and pay all expenses of each such indemnified party in advance of the final disposition of any such action to the fullest extent permitted by law, upon receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law that such party is not entitled to indemnification. The surviving corporation is also required under the merger agreement to maintain in its organizational documents for a period of six years after the effective time, provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company's certificate of incorporation.

        Under the merger agreement, we have the right, immediately prior to the effective time, to purchase a single payment run-off policy of directors' and officers' liability insurance covering our and our subsidiaries' current and former officers and directors, which policy will remain in effect for a period of six years from the effective time, for a price not to exceed 300% of the annual premium amount we are currently paying for such policy. In addition, the surviving corporation must provide for our and our subsidiaries' current officers and directors who become officers and directors of the surviving corporation after the closing of the merger, coverage under its directors' and officers' liability policy with the same terms as those applicable to the other officers and directors of the surviving corporation and its subsidiaries.

        If we fail to purchase the run-off policy described above, Fairfax has agreed to cause the surviving corporation to continue to maintain the Company's current policy in place or to purchase a new policy of at least the same coverage and containing no less advantageous terms and conditions, in each case, for a six-year period following the effective time. Fairfax's obligation to provide this insurance is also capped at 300% of the annual premium amount we are currently paying for such policy. If annual premiums for such coverage exceed the cap, the surviving corporation must obtain a policy with the greatest coverage available for a premium price not exceeding the 300% cap per annum.

        Under the merger agreement, the present and former directors and officers of the Company and its subsidiaries will have the right to enforce these provisions of the merger agreement.

Access

        Subject to certain limitations, we have agreed to afford Fairfax, Merger Sub and their authorized representatives, reasonable access to the Company (including our officers, employees, offices and other facilities and our books and records) and to furnish Fairfax with our financial, operating and other data and information, as may reasonably be requested.

Modification or Amendment

        At any time prior to the effective time, the parties to the merger agreement may modify or amend the merger agreement in writing, by action taken by their respective boards of directors. After the approval and adoption of the merger agreement and the merger by the stockholders of the Company, however, no amendment may be made that would require further approval of the stockholders of the Company under applicable law without such further approval.

VOTING AGREEMENTS

        This section describes the voting agreements among Fairfax and each of the directors and executive officers of the Company as of the date of the merger agreement. The description is not complete, and you should read the form of voting agreement for a more complete understanding of its terms. The complete text of the form of voting agreement is attached to this proxy statement as Annex C and is incorporated by reference into this proxy statement.

        Concurrently with the execution of the merger agreement, each of the directors and executive officers of the Company as of the date of the merger agreement, solely in their capacities as stockholders, entered into a voting agreement with Fairfax under which they have agreed to appear at every meeting of the Company's stockholders and to vote all of their shares of Company common stock (and any other such shares they may acquire after the date of the merger agreement):

  •
  in favor of the proposal to adopt the merger agreement and of any other matter necessary to the consummation of the transactions contemplated thereby, and

  •
  against any action, agreement, transaction or proposal that would result in a material breach by the Company of the merger agreement or could result in any condition to the Company's obligations thereunder not being fulfilled.

        Each of such directors and executive officers also have granted Fairfax an irrevocable proxy to vote their shares in accordance with the foregoing if and to the extent such director or executive officer fails to do so. As of March 26, 2010, the record date for the special meeting, such directors and executive officers collectively were entitled to vote 1,309,693 shares, or approximately 3.5%, of the Company's outstanding common stock. Ms. Janet Frank, who was awarded 50,000 restricted shares of the Company's common stock upon her commencement of employment with the Company on March 15, 2010, did not execute a voting agreement.

        Such directors and executive officers also have agreed among other things that, except as contemplated by the merger agreement, they will not, directly or indirectly, on or after the date of the merger agreement:

  •
  sell, assign, transfer, pledge, dispose of or otherwise encumber (referred to in the voting agreement as a transfer) any of their shares, other than a transfer of any such shares to any person who executes and delivers to Fairfax a joinder to the transferor's voting agreement, pursuant to which such person will be bound by all of the terms and provisions of such voting agreement,

  •
  deposit any of their shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with the voting agreements or

  •
  knowingly take any action that would have the effect of preventing or disabling the director or officer from performing his or her obligations under the voting agreements.

        Such directors and executive officers also have agreed that they will:

  •
  not, except as expressly permitted by the provisions of the merger agreement described above under "Merger Agreement—No Solicitation of Other Offers," directly or indirectly, engage in any action that the Company is prohibited from taking under such provisions (and will cause their respective representatives and agents not to engage in any action prohibited under such provisions) and

  •
  promptly advise the Company orally and in writing of any takeover proposal (as defined in the merger agreement) or any request for information with respect thereto, and the material terms and conditions of, and identity of the person making, such takeover proposal or request, and any material changes therein.

        The voting agreements will terminate upon the earliest to occur of:

  •
  the termination of the merger agreement in accordance with its terms,

  •
  the occurrence of an adverse recommendation change under (and as defined in) the merger agreement and

  •
  the effective time of the merger.

        Notwithstanding the foregoing, the directors and executive officers who have entered into the voting agreements have done so solely in their capacities as stockholders of the Company and nothing in the voting agreements will limit or affect any action or inaction by such directors and executive officers in their capacities as directors or executive officers and as fiduciaries of the Company (or the Company's subsidiaries), and any such action or inaction will not be deemed to be a breach of the voting agreements.

NONCOMPETITION AGREEMENT

        This section describes the noncompetition agreement between Stanley R. Zax and Fairfax. The description is not complete, and you should read the noncompetition agreement for a more complete understanding of its terms. The complete text of the noncompetition agreement is attached to this proxy statement as Annex D and is incorporated by reference into this proxy statement.

        Also concurrently with the execution and delivery of the merger agreement, Stanley R. Zax, the Chairman of the board of directors and President of the Company, entered into a noncompetition agreement with Fairfax, pursuant to which, among other things (i) for the period beginning from the effective date of the merger and ending on the second anniversary of the date on which Mr. Zax ceases to be a director, officer or employee of the Company, Mr. Zax undertook certain confidentiality obligations with respect to proprietary information of the Company and (ii) for three years after the effective time, Mr. Zax agreed not to (a) engage in a U.S. business that is in direct competition with the business of the Company, (b) solicit for employment any officer or employee of the Company or (c) solicit any customer, client, supplier, licensee or other business relation of the Company to enter into any business relationship with Mr. Zax. The foregoing obligations of Mr. Zax are subject to Mr. Zax's continued management of the business and operations of the Company and its subsidiaries with the same level of responsibility, control and discretion that Mr. Zax exercised at the time the merger agreement was executed and delivered (except that (A) all matters and decisions in respect of the investment of the assets of the Company and its subsidiaries will be at the sole discretion of Fairfax and (B) all other matters and decisions related to financing activities and capital allocation of the Company and its subsidiaries (including the declaration and payment of dividends) will be determined by the board of directors of the Company).

 MARKET PRICE OF COMMON STOCK

        The common stock is listed for trading on the NYSE under the symbol "ZNT." The table below shows, for the periods indicated, the price range of the common stock, as reported by Bloomberg L.P., and the dividends per share declared during each of the calendar quarters of 2007, 2008 and 2009 and the first quarter of 2010.

	Common Stock Price
			Dividends Declared
	High	Low
2007
Quarter ended March 31	$50.94	$45.02	$0.42
Quarter ended June 30	$51.44	$45.89	$0.42
Quarter ended September 30	$49.56	$38.80	$0.50
Quarter ended December 31	$46.98	$37.90	$1.50
2008
Quarter ended March 31	$45.69	$33.18	$0.50
Quarter ended June 30	$41.16	$35.16	$0.50
Quarter ended September 30	$48.00	$33.03	$0.50
Quarter ended December 31	$37.23	$26.00	$0.90
2009
Quarter ended March 31	$33.76	$18.51	$0.50
Quarter ended June 30	$27.90	$20.52	$0.50
Quarter ended September 30	$31.75	$20.56	$0.50
Quarter ended December 31	$32.49	$27.60	$0.90
2010
Quarter ending March 31 (through March 29, 2010)	$38.66	$27.09	$0.50

        The closing price of the common stock on the NYSE on February 17, 2010, the last trading day prior to the public announcement of the execution of the merger agreement, was $28.91 per share of common stock. On March 29, 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on the NYSE was $38.32 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock at the special meeting.

        On February 10, 2010, the Company declared a cash dividend of $0.50 per share of the Company's common stock, which is payable on May 14, 2010 to stockholders of record at the close of business on April 30, 2010. The terms of the merger agreement permit the Company to pay that dividend, and the Company expects that dividend to be paid on May 14, 2010, prior to the completion of the merger. Other than that dividend, the merger agreement does not permit the Company to pay any additional dividends on its common stock without Fairfax's prior consent while the merger agreement remains in effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 26, 2010 as to: (i) all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of the Company's common stock; (ii) each of our named executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	3,757,302	9.9%
Fairfax Financial Holdings Limited, et. al.(3) 95 Wellington Street West, Suite 800 Toronto, Ontario, Canada M5J 2N7	3,118,441	8.2%
Stanley R. Zax(4) 21255 Califa St. Woodland Hills, CA 91367	806,567	2.1%
Michael Wm. Zavis(5) 525 West Monroe St., Suite 1600 Chicago, IL 60661	25,457	*
Catherine B. Reynolds(6) 21680 Ridgetop Circle Sterling, VA 20166	22,095	*
Alan I. Rothenberg(7) 1875 Century Park East, Suite 1450 Los Angeles, CA 90067	21,250	*
Max M. Kampelman(8) 1001 Pennsylvania Ave. N.W. Washington, D.C. 20004	19,238	*
William S. Sessions(9) 2099 Pennsylvania Ave. N.W., Suite 100 Washington, D.C. 20006	15,941	*
Robert J. Miller(10) 900 South Pavilion Center Dr. Las Vegas, NV 89144	11,750	*
Fabian Nuñez(11) 1414 K Street, 6th Floor Sacramento, CA 95814	3,650	*
Jerome L. Coben(12) 5482 Wilshire Blvd., #1579 Los Angeles, CA 90036	3,180	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Keith E. Trotman(13) 21255 Califa St. Woodland Hills, CA 91367	95,501	*
Jack D. Miller(14) 21255 Califa St. Woodland Hills, CA 91367	66,145	*
Michael E. Jansen(15) 21255 Califa St. Woodland Hills, CA 91367	60,750	*
Kari L. Van Gundy(16) 21255 Califa St. Woodland Hills, CA 91367	46,464	*
All Executive Officers and Directors as a group (16 persons)(17)	1,359,693	3.6%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On January 8, 2010, a Statement on Schedule 13G was filed with the SEC by BlackRock, Inc., the parent holding company or control person of BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC and BlackRock International Ltd. Information in the table and this footnote is based solely on such filing. The filing indicates that BlackRock, Inc. has sole voting power and sole dispositive power over all 3,757,302 shares of common stock and that BlackRock Fund Advisors holds 5% or more of the outstanding shares of common stock.

(3)
On February 19, 2010, Amendment No. 1 to a Statement on Schedule 13D was filed with the SEC jointly by Mr. V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, Fairfax Financial Holdings Limited, Odyssey America Reinsurance Corporation, United States Fire Insurance Company, The North River Insurance Company and Newline Underwriting Management Limited. The information in the table is based on such Schedule 13D filing. The filing indicates that a total of 3,118,441 shares are held by these affiliates of Fairfax as a group, as shown below:

Reporting Person	Percent of Outstanding	Amount Beneficially Owned	Shared Voting Power	Shared Dispositive Power
Mr. Watsa	8.2%	3,118,441	3,118,441	3,118,441
1109519 Ontario Limited	8.2%	3,118,441	3,118,441	3,118,441
The Sixty Two Investment Company Limited	8.2%	3,118,441	3,118,441	3,118,441
810679 Ontario Limited	8.2%	3,118,441	3,118,441	3,118,441
Fairfax	8.2%	3,118,441	3,118,441	3,118,441
Odyssey America Reinsurance Corporation	6.2%	2,344,541	2,344,541	2,344,541
United States Fire Insurance Company	1.9%	734,900	734,900	734,900
The North River Insurance Company	0.1%	39,000	39,000	39,000
Newline Underwriting Management Limited	0.7%	250,000	250,000	250,000

  Based on the information in the Schedule 13D filing:

  Mr. Watsa controls 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited and Fairfax and its subsidiaries. Odyssey America Reinsurance Corporation is a wholly owned subsidiary of Odyssey Re Holding Corp., the common stock of which is owned by Fairfax and its subsidiaries. United States Fire Insurance Company and The North River Insurance Company are wholly owned by Fairfax. Newline Underwriting Management Limited is a wholly owned subsidiary of Odyssey America Reinsurance Corporation.

(4)
Chief Executive Officer and Director of the Company.

(5)
Director of the Company. Number of shares shown includes 7,000 shares held in an irrevocable trust on which Mr. Zavis is the beneficiary, 6,707 shares held in an irrevocable trust on which Mr. Zavis' spouse is the beneficiary, as to which shares Mr. Zavis disclaims beneficial ownership, and 4,917 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Zavis has sole voting power, but no dispositive power.

(6)
Director of the Company. Number of shares shown includes 9,140 shares held by Ms. Reynolds' spouse and 1,205 shares held by Ms. Reynolds' spouse's individual retirement account, as to both of which holdings Ms. Reynolds disclaims beneficial ownership, and 4,917 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Ms. Reynolds has sole voting power, but no dispositive power.

(7)
Director of the Company. Number of shares shown includes 5,000 shares held in Mr. Rothenberg's pension trust, for which he is trustee, and 4,917 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Rothenberg has sole voting power, but no dispositive power.

(8)
Director of the Company. Number of shares shown includes 4,917 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Kampelman has sole voting power, but no dispositive power.

(9)
Director of the Company. Number of shares includes of 2,191 shares held in Mr. Sessions' simplified employee pension—individual retirement account and 4,917 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Session has sole voting power, but no dispositive power.

(10)
Director of the Company. Number of shares shown includes 4,917 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(11)
Director of the Company. Number of shares shown includes 3,267 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Nuñez has sole voting power, but no dispositive power.

(12)
Director of the Company. Number of shares shown includes 2,954 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Coben has sole voting power, but no dispositive power.

(13)
Executive Officer of the Company. Number of shares shown includes 3,307 shares held in a trust for Mr. Trotman's spouse, for which he is a trustee, and as to which shares he disclaims beneficial ownership, 15,194 shares allocated to Mr. Trotman's account in the Company's 401(k) plan as of March 26, 2010, and 26,000 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Trotman has sole voting power, but no dispositive power.

(14)
Executive Officer of the Company. Number of shares shown includes 1,145 shares allocated to Mr. Miller's account in the Company's 401(k) plan as of March 26, 2010, and 27,500 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(15)
Executive Officer of the Company. Number of shares shown includes 25,000 shares of unvested restricted stock awarded to Mr. Jansen pursuant to the Company's restricted stock plan, as to which shares Mr. Jansen has sole voting power, but no dispositive power and 685 shares estimated to be acquired within sixty days following March 26, 2010, in accordance with Mr. Jansen's current election under the Company's employee stock purchase plan.

(16)
Executive Officer (Chief Financial Officer) of the Company. Number of shares shown includes 751 shares allocated to Ms. Van Gundy's account in the Company's 401(k) plan as of March 26, 2010, 28,750 shares of unvested restricted stock awarded pursuant to the Company's restricted stock plan, as to which shares Ms. Van Gundy has sole voting power, but no dispositive power.

(17)
Number of shares shown includes an aggregate of 161,705 shares held by the Company's executive officers other than the "named executive officers," as defined under the SEC rules, consisting of 1,139 shares held under the Company's 401(k) plan accounts and 96,250 shares of outstanding unvested restricted stock of the Company. Holders of shares of unvested restricted stock of the Company have sole voting power, but no dispositive power with respect to such shares.

APPRAISAL RIGHTS

        Under the DGCL, and as more fully described below, if you do not wish to accept the merger consideration provided for in the merger agreement and the merger is consummated, you have the right to seek appraisal of your shares of the Company's common stock and to receive payment in cash for the fair value of your common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $38.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company's stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must comply with the provisions of Section 262 of the DGCL, which we refer to as Section 262, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262, the full text of which appears in Annex E to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Section 262 requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders must be notified not less than 20 days before the meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex E. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares of common stock, you must deliver to the Company a written demand for appraisal of your shares of common stock before the vote is taken to approve the proposal to adopt the merger agreement. That demand must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the holder of record of the Company's common stock and the intention of such stockholder to demand appraisal of his, her or its shares of common stock. Holders of the Company's common stock who desire to exercise their appraisal rights must not vote or submit a proxy in favor of the proposal to adopt the merger agreement. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

        A holder of shares of the Company's common stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold the shares of common stock of record through the effective time of the merger, because appraisal rights will be lost if the shares of common stock are transferred prior to the effective time. If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of the Company's common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company's common stock. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. All demands for appraisal should be addressed to Zenith National Insurance Corp., Attn: Corporate Secretary, 21255 Califa Street, Woodland Hills, CA 91367.

        To be effective, a demand for appraisal by a holder of the Company's common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s) or, in the case of uncertificated shares, in the transfer agent's records. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of the Company's common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, broker or other nominee, submit the required demand in respect of those shares of common stock. If you hold your shares of the Company's common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of the Company's common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, a demand for appraisal must be executed by or for such record holder. If the shares of the Company's common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. If a stockholder holds shares of the Company's common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co. (the nominee for The Depository Trust Company), a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record owner, such as a broker, who holds shares of the Company's common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner.

        Within ten days after the effective time of the merger, the surviving corporation in the merger must give notice that the merger has become effective to each of the Company's stockholders who did not vote in favor of the proposal to adopt the merger agreement and otherwise complied with Section 262. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration for that stockholder's shares of the Company's common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. Upon the filing of such a petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. Fairfax has no present intent to file such a petition and has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of the Company's common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of the Company's common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the surviving corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of the Company's common stock and with whom agreements as to the value of their shares of the Company's common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of the Company's common stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of the Company's common stock, the Delaware Court of Chancery will appraise the shares of common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of the Company's common stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each stockholder seeking appraisal is responsible for his or her attorneys' and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of the Company's common stock entitled to appraisal. Any stockholder who duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote shares of common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of common stock, other than with respect to payment as of a record date prior to the effective time. However, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $38.00 per share cash payment (without interest) for his, her or its shares of the Company's common stock pursuant to the merger agreement.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisers.

 DELISTING AND DEREGISTRATION OF COMMON STOCK

        If the merger is completed, the Company's common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

STOCKHOLDER PROPOSALS

        If the merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. As of the date of this proxy statement, the 2010 annual meeting of stockholders has been indefinitely postponed. However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2010 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

        As the rules of the SEC make clear, merely submitting a proposal does not guarantee its inclusion. Under our bylaws, and as permitted by SEC rules, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Corporate Secretary at 21255 Califa Street, Woodland Hills, CA 91367.

        Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement (and form of proxy) for presentation at our 2010 annual meeting of stockholders, the proposal must have been received by us, marked to the attention of our Corporate Secretary at our principal executive offices by November 24, 2009, if our meeting is held within 30 days of May 13, 2010. If, however, we hold a 2010 annual meeting of stockholders, and such meeting is advanced or delayed more than 30 days from May 13, 2010, we must receive notice no later than 10 days following the day on which public announcement of the date of such meeting is first made.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.thezenith.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed with the SEC on February 10, 2010);

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 (filed with the SEC on March 3, 2010);

  •
  Current Reports on Form 8-K filed with the SEC on January 11, 2010, February 18, 2010 and March 31, 2010; and

  •
  Definitive Proxy Statement for our 2009 Annual Meeting filed with the SEC on March 24, 2009.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Zenith National Insurance Corp., Attn: Investor Relations, 21255 Califa Street, Woodland Hills, CA 91367, Telephone (818) 713-1000, on the Investors page of our corporate website at www.thezenith.com; or from our proxy solicitor, Georgeson Inc. toll-free at 800-733-9986 (banks and brokers call collect at 212-440-9800); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 31, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

FAIRFAX FINANCIAL HOLDINGS LIMITED,

FAIRFAX INVESTMENTS II USA CORP.

and

ZENITH NATIONAL INSURANCE CORP.

dated as of February 17, 2010

A-i

A-ii

        AGREEMENT AND PLAN OF MERGER, dated as of February 17, 2010 (this "Agreement"), among Fairfax Financial Holdings Limited, a Canadian corporation ("Parent"), Fairfax Investments II USA Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Zenith National Insurance Corp., a Delaware corporation (the "Company").

        WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and adopted this Agreement and deem it advisable and in the best interests of their respective stockholders that the parties consummate the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein (the "Merger");

        WHEREAS, the Board of Directors of Parent has approved and adopted this Agreement and deem it advisable and in the best interests of Parent that the parties consummate the Merger;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has resolved to recommend to its stockholders approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), upon the terms and subject to the conditions set forth herein;

        WHEREAS, Parent and certain stockholders of the Company (the "Stockholders") have entered into Voting Agreements, dated as of the date hereof (the "Voting Agreements"), providing, among other things, that each of the Stockholders will vote his, her or its shares of Company Common Stock in favor of the Merger and Parent and a stockholder of the Company have entered into a Noncompetition Agreement, dated as of the date hereof; and

        WHEREAS, Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.01    Definitions.     (a) For purposes of this Agreement:

          "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

          "beneficial owner", with respect to any shares of Company Common Stock, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

          "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

          "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          "Company Common Stock" means the common stock, par value $1.00 per share, of the Company.

          "Company Stock Plan" means any stock-based benefit plan or arrangement applicable to employees of the Company or any Company Subsidiary, and any individual employment agreement to which the Company or any Company Subsidiary is a party that provides for stock-based compensation.

          "ERISA Affiliate" means, with respect to a person in question, any other person that is (i) a member of a controlled group with such person in question for purposes of Section 414(b) of the Code or (ii) under common control with such person in question for purposes of Section 414(c) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Material Adverse Effect" means any event, circumstance, change, state of facts or effect that, alone or in combination, has had, or is reasonably likely to have, a materially adverse effect on (i) the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, except to the extent that any such material adverse effect results, alone or in combination, from: (A) changes in the economy in general or in financial or securities markets (including credit markets), (B) changes generally affecting any of the industries in which the Company or the Company Subsidiaries operate, (C) changes in Law or applicable accounting regulations, or principles or interpretations (whether administrative or judicial) thereof, including accounting pronouncements by the SEC, the National Association of Insurance Commissioners or the Financial Accounting Standards Board, (D) any change in the Company's stock price or trading volume or any failure, in and of itself, by the Company to meet published revenue or earnings projections (but not any change, effect, event, occurrence, condition or state of facts underlying such change or failure), (E) the announcement of the execution of this Agreement, including the identity of Parent, (F) any Actions, suits, claims, hearings, arbitrations or investigations or other proceedings relating to this Agreement, the Merger or the other transactions contemplated hereby by or before any Governmental Authority, (G) acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening thereof, (H) earthquakes, hurricanes, floods or other natural disasters, and (I) any action taken by Parent or any of its affiliates or by the Company at the request of Parent or any of its affiliates; provided, however, that with respect to clauses (A), (B), (C), (G) and (H), solely to the extent that such changes do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, compared to all other participants in the workers' compensation insurance industry in the United States; or (ii) the ability of the Company to consummate the Merger and the other transactions contemplated hereby.

          "NYSE" means the New York Stock Exchange.

          "person" means an individual, corporation, partnership, limited partnership, limited liability company, sole proprietorship, trust, association or other entity.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "subsidiary" or "subsidiaries" of any person means another person in which such person (or any other subsidiary of such person) (a) is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body or (c) owns, directly or indirectly, through one or more intermediaries, more than fifty percent (50%) of the outstanding voting securities, equity securities, profits interest or capital interest.

          "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

        (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Agreement	Section 6.04(b)
Action	Section 3.09
Adverse Recommendation Change	Section 6.04(b)
Agreement	Preamble
Certificate of Merger	Section 2.02
Certificates	Section 2.06(a)
Closing	Section 2.02
Code	Section 3.10(a)
Company	Preamble
Company Board	Recitals
Company Preferred Stock	Section 3.03(a)
Company Recommendation	Section 3.16
Company Restricted Stock	Section 2.07
Company SEC Reports	Section 3.07(a)
Company Subsidiary	Section 3.01(a)
Confidentiality Agreement	Section 6.03(b)
Contingent Worker	Section 3.11
DGCL	Section 2.01
Disclosure Letter	Article III
Dissenting Shares	Section 2.08(a)
Effective Time	Section 2.02
Enforceability Exceptions	Section 3.04
ERISA	Section 3.10(a)
ESPP	Section 5.01(c)(ii)
Exchange Fund	Section 2.09(a)
Expenses	Section 8.03(a)
GAAP	Section 3.07(b)
Governmental Authority	Section 3.05(b)
Indemnified Liabilities	Section 6.06(a)
Indemnified Parties	Section 6.06(a)
IRS	Section 3.10(a)
Law	Section 3.05(a)
Liens	Section 3.12(a)
Material Contracts	Section 3.15(a)
Maximum Amount	Section 6.06(b)
Merger	Recitals
Merger Consideration	Section 2.06(a)
Merger Sub	Preamble
Multiemployer Plan	Section 3.10(b)

Defined Term	Location of Definition
Multiple Employer Plan	Section 3.10(b)
Outside Date	Section 8.01(b)
Parent	Preamble
Paying Agent	Section 2.09(a)
Permits	Section 3.06
Permitted Liens	Section 3.12(a)
Plans	Section 3.10(a)
Proxy Statement	Section 6.02(a)
Stockholders	Recitals
Stockholder Approval	Section 3.16
Stockholders' Meeting	Section 6.01(a)
Superior Proposal	Section 6.04(e)(ii)
Surviving Corporation	Section 2.03
Takeover Proposal	Section 6.04(e)(i)
Termination Fee	Section 8.03(a)
Voting Agreements	Recitals
2009 Balance Sheet	Section 3.07(c)

ARTICLE II
THE MERGER

        SECTION 2.01    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporations Law ("DGCL"), at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into the Company.

        SECTION 2.02    Effective Time; Closing.     As promptly as practicable, but in no event later than the third business day after the satisfaction or written waiver (where permissible) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing (as hereinafter defined), but subject to the satisfaction or written waiver (where permissible) of those conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing (the "Closing") shall be held at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

        SECTION 2.03    Effect of the Merger.     As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        SECTION 2.04    Certificate of Incorporation; By-laws.     (a) At the Effective Time, the Certificate of Incorporation of the Company will be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Zenith National Insurance Corp." Such Certificate of Incorporation, as so amended, will be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

        (b)   Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

        (c)   Notwithstanding anything in this Agreement to the contrary, the Certificate of Incorporation and By-Laws of the Surviving Corporation will include the provisions required by Section 6.06(b).

        SECTION 2.05    Directors and Officers.     The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

        SECTION 2.06    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.06(b) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount equal to $38.00 per share of Company Common Stock (the "Merger Consideration"), payable, without interest, to the holder of such share of Company Common Stock, upon surrender, in the manner provided in Section 2.09, of the certificate that formerly evidenced such share of Company Common Stock or such share of Company Common Stock in non-certificated book-entry form (either case being referred to herein, to the extent applicable, as a "Certificate");

          (b)   Each share of Company Common Stock held in the treasury of the Company or owned immediately prior to the Effective Time by any direct or indirect wholly owned Company Subsidiary shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

          (c)   Each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall remain issued and outstanding; and

          (d)   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (e)   If at any time between the date of this Agreement and the Effective Time the outstanding Company Common Stock is changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, the Merger Consideration will be appropriately adjusted.

        SECTION 2.07    Restricted Stock.     As of the Effective Time, each restricted share of Company Common Stock granted under any Company Stock Plan that is outstanding and subject to forfeiture immediately prior to the Effective Time (the "Company Restricted Stock") will become fully vested without restrictions and will be treated as a share of Company Common Stock as set forth in Section 2.06.

        SECTION 2.08    Dissenting Shares.     (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.09, of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock.

        (b)   The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

        SECTION 2.09    Surrender of Shares; Stock Transfer Books.     (a) Prior to the Effective Time, the Company shall designate a bank or trust company (reasonably acceptable to Parent) to act as agent (the "Paying Agent") for the holders of shares of Company Common Stock to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.06(a). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of Company Common Stock, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid in accordance with this Agreement (such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Fund may not be used for any other purpose. The Paying Agent shall invest the Exchange Fund as directed by the Surviving Corporation in one or more of the following: (i) direct obligations of the United States of America; (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest; and (iii) commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's, a division of The McGraw Hill Companies; provided, however, that no gain or loss on the Exchange Fund will affect the amounts payable to the holders of shares of Company Common Stock following completion of the Merger, and Parent shall take all actions necessary to ensure that the Exchange Fund at all times includes cash sufficient to satisfy Parent's obligations under this Article II.

        (b)   Promptly, but in any event within three business days, after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company

Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing shares of Company Common Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Merger Sub that such taxes either have been paid or are not applicable.

        (c)   Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of shares of Company Common Stock such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any Law. To the extent that amounts are so withheld and are paid or will be paid in accordance with applicable Law to the appropriate Governmental Authority in accordance with applicable Law, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

        (d)   At any time following the six month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar Law.

        (e)   At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable Law.

        (f)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the shares of Company Common Stock formerly represented by such Certificate to which the holders thereof are entitled pursuant to Section 2.06(a).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed by the Company with the SEC on February 10, 2010 (excluding any risk factor disclosures contained therein under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are non-specific, predictive or forward-looking in nature), (ii) the Proxy Statement on Schedule 14A relating to the Company's 2009 annual meeting of stockholders filed by the Company with the SEC on March 24, 2009 and (iii) the items set forth in the disclosure letter (the "Disclosure Letter") delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (it being acknowledged and agreed by Parent that any matter set forth in any section or subsection of the Disclosure Letter will be deemed to be disclosure for all purposes of this Agreement and all other sections and subsections of the Disclosure Letter to which it is reasonably apparent that the matters so disclosed are applicable, but will expressly not be deemed to constitute an admission by the Company or any Company Subsidiary, or otherwise to imply, that any such matter rises to the level of a Material Adverse Effect or is otherwise material for purposes of this Agreement or the Disclosure Letter):

        SECTION 3.01    Organization and Qualification; Company Subsidiaries.     (a) Each of the Company and each subsidiary of the Company (each a "Company Subsidiary") is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not constitute a Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not constitute a Material Adverse Effect.

        (b)   A true and complete list of all the Company Subsidiaries, together with the form of legal entity and the jurisdiction of incorporation or organization of each Company Subsidiary, the percentage of the outstanding capital stock or other equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, and the names of the directors and executive officers of each Company Subsidiary, is set forth in Section 3.01(b) of the Disclosure Letter. Except for the Company Subsidiaries and investment assets held by the Company or any Company Subsidiary, the Company does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any person.

        SECTION 3.02    Certificate of Incorporation and By-laws.     The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-laws of the Company as most recently filed by the Company with the SEC are true and correct copies and are in full force and effect. The Company is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or its Amended and Restated By-laws.

        SECTION 3.03    Capitalization.     (a) The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of Company Common Stock and one million (1,000,000) shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 37,880,463 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid and nonassessable (which includes 391,723 shares of Company Restricted Stock that will vest in accordance with Section 2.07), (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Company Common Stock were held by the Company Subsidiaries, and (iv) 133,170 shares of Company Common Stock are reserved for future issuance under the Company's 2004 Restricted Stock Plan. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in Section 5.01 of the Disclosure Letter or as consented to by Parent after the date hereof, since the date herof the Company has not issued any shares of Company Common Stock or Company Preferred Stock. Except as set forth in this Section 3.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. Except as set forth in Section 3.03 of the Disclosure Letter, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Awards as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance in all material respects with applicable Law.

        (b)   (i) Each outstanding share of capital stock of each Company Subsidiary that is a corporation is duly authorized, validly issued, fully paid and nonassessable, and (ii) each outstanding equity interest of each Company Subsidiary that is a limited liability company has been validly issued and the owner thereof has been duly admitted as a member of such Company Subsidiary, and each such share or equity interest, as the case may be, is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

        (c)   As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

        (d)   Neither the Company nor any Company Subsidiary is party to an agreement (i) restricting the transfer of, (ii) relating to the voting of or (iii) requiring the registration under any securities Law for sale of, any shares of Company Common Stock, any shares of Company Preferred Stock or any other capital stock of, or other equity interests in, the Company or any Company Subsidiary.

        SECTION 3.04    Authority Relative to This Agreement.     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Law affecting creditors' rights generally, by general equitable principles and by the discretion of any Governmental Authority before which any proceeding seeking enforcement may be brought (the "Enforceability Exceptions"). The Company Board has approved this Agreement and the Merger and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger. No other state takeover statute is applicable to the Merger.

        SECTION 3.05    No Conflict; Required Filings and Consents.     (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, and the consummation of the Merger by the Company will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, conflict with or violate any United States or non-United States national, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or subject, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or a Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, constitute a Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or non-United States national, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body (a "Governmental Authority"), except for (i) applicable requirements of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, (iv) any consent, approval, authorization, permit, filing or notification listed in Section 3.05(b) of the Disclosure Letter, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not constitute a Material Adverse Effect.

        SECTION 3.06    Permits; Compliance.     Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"). No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, Permit or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, except, in either case, for any such conflicts, defaults, breaches or violations that would not constitute a Material Adverse Effect.

        SECTION 3.07    SEC Filings; Financial Statements.     (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2009, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "Company SEC Reports"). The

Company SEC Reports (i) were prepared in accordance, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC. The Company has not received any non-routine inquiries or interrogatories, whether in writing or otherwise, from the SEC, the NYSE or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Company SEC Reports or any of the information contained therein that have not been fully resolved.

        (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance in all material respects with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not, in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole).

        (c)   Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2009, including the notes thereto (the "2009 Balance Sheet"), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since December 31, 2009, (ii) permitted or contemplated by this Agreement or (iii) that would not constitute a Material Adverse Effect.

        (d)   The Company has resolved all comments contained in comment letters received by the Company from the SEC or the staff thereof prior to the date of this Agreement.

        (e)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act designed to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and such controls are effective.

        (f)    The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company and the Company Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Company has disclosed to the Company's auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, in each case that are within the knowledge of the Company.

        SECTION 3.08    Absence of Certain Changes or Events.     Since December 31, 2009, except as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice and (b) there has not been any Material Adverse Effect. Since December 31, 2009 through the date hereof, none of the Company or any Company Subsidiary has taken any action that would have constituted a breach of Section 5.01(c) had the covenants therein applied since December 31, 2009.

        SECTION 3.09    Absence of Litigation.     There is no material litigation, suit, claim, action, proceeding or investigation ("Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority, other than Actions involving claims and other benefits under or in connection with insurance policies issued by the Company Subsidiaries, Actions for subrogation recoveries and Actions involving the collection of premiums, in each case in the ordinary course of business, which are adequately reserved for on the 2009 Balance Sheet to the extent required and in accordance with GAAP. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would constitute a Material Adverse Effect.

        SECTION 3.10    Employee Benefit Plans.     (a) Section 3.10(a) of the Disclosure Letter lists: (i) each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and, except for offers of employment made in the ordinary course of business to employees of the Company or any Company Subsidiary who are not officers of the Company, all employment, termination, change in control, "golden parachute," severance or other contracts or agreements, that are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary; (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated; (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA; and (iv) any material contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including any contracts, arrangements or understandings relating in any way to a sale of the Company or any Company Subsidiary (collectively, the "Plans"). The Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared financial statement in connection with each such Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment, (A) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (B) to enter into any contract or agreement to provide compensation or benefits to any individual, or (C) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").

        (b)   None of the Company, the Company Subsidiaries or an ERISA Affiliate (including any entity that during the past six years was a subsidiary of the Company or any Company Subsidiary) has now or at any time in the prior six years, contributed to, sponsored or maintained a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for or promises material retiree medical, retiree disability or retiree life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (other than as required by Section 4980B of the Code). Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

        (c)   Except as would not constitute a Material Adverse Effect, each Plan is now and always has been operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code and has always been administered, operated and managed in accordance with its governing documents in all respects. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) or any fiduciaries thereof.

        (d)   Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to materially adversely affect the qualified status of any such Plan or the exempt status of any such trust or that could reasonably be expected to result in a revocation of the trust's exemption from federal income taxation, except as would not constitute a Material Adverse Effect.

        (e)   (i) No material liability under Title IV or Section 302 of ERISA has been incurred by the Company, any Company Subsidiary or any of their ERISA Affiliates in the past six years that has not been satisfied in full, and (ii) with respect to any Plan that had been maintained by the Company, any Company Subsidiary or any of the ERISA Affiliates in the past six years, no circumstances exist that could reasonably be expected to result in any material liabilities under (A) Title IV of ERISA, (B) Section 302 of ERISA or (C) Sections 412 or 4971 of Code, in each case, that would reasonably be expected to be a material liability of the Surviving Corporation following the Closing.

        (f)    All material contributions, premiums or payments required to be made with respect to any Plan have been made or properly accrued in all material respects on or before their due dates.

        (g)   Except as set forth in Section 3.10(g) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either independently or in combination with any other event, (i) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay or any other payment, (ii) result in the payment to any current or former employee, officer or director of the Company or any Company Subsidiary of any money or property, (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director, or (iv) cause any amounts payable under the Plans to fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

        (h)   Except as would not constitute a Material Adverse Effect, all Plans subject to Section 409A of the Code that provide for contributions, accruals or vesting of accruals after December 31, 2004 have been timely amended to comply with the requirements of the final regulations under Section 409A, and the Company and the Company Subsidiaries have complied in practice and operation in all material respects with all applicable requirements of Section 409A. The Company has not elected to or is not required to defer payment of amounts from a foreign entity which shall be subject to the provisions of Section 457A of the Code. Except as set forth in Section 3.10(h) of the Disclosure Letter, the Company does not have any obligation to gross-up, indemnify or otherwise reimburse any person for any income, excise or other tax incurred by such person pursuant to any applicable federal, state, local or non-United States Law related to the collection and payment of taxes.

        SECTION 3.11    Labor and Employment Matters.     (a) (i) Neither the Company nor any Company Subsidiary is a party to any collective bargaining, trade union or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, and, to the knowledge of the Company, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Company Subsidiary; (ii) there are no material controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees and neither the Company nor any Company Subsidiary has experienced any material controversy, strike, slowdown or work stoppage within the prior five years; (iii) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply in any respect with the provisions of any collective bargaining or union contract, and there are no grievances outstanding or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Company Subsidiary; (v) except as would not constitute a Material Adverse Effect, the Company and each Company Subsidiary are currently in compliance with all Laws relating to the employment of labor, including those related to wages, hours and collective bargaining; (vi) except as would not constitute a Material Adverse Effect, there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which is now pending before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or currently employs any person; (vii) except as would not constitute a Material Adverse Effect, the Company has not misclassified any person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages as an employee of the Company or the Company Subsidiaries (each a "Contingent Worker") and no Contingent Worker has been improperly excluded from any Plan and the Company does not employ or engage any volunteer workers, paid or unpaid interns or any other unpaid workers; and (viii) the consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated by this Agreement.

        (b)   The Company has previously provided to Parent an accurate list showing, for each current employee of the Company or any Company Subsidiary whose base salary exceeded in 2009, or is expected in 2010 to exceed, $250,000.00, the name, current annual salary rate, bonus for 2009, the date of first employment and a description of position or job function.

        SECTION 3.12    Real Property; Title to Assets.     (a) Section 3.12(a) of the Disclosure Letter lists each parcel of real property currently owned by the Company or any Company Subsidiary. Each such parcel of real property (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including any easement, right of way or other encumbrance to title, or right of first refusal, right of first offer or similar right (collectively, "Liens"), other than (A) Liens for current Taxes and other governmental charges and assessments not yet payable or that are being contested in good faith or for which adequate reserves have been established in accordance with GAAP, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (D) all matters of record, Liens and other imperfections of title and encumbrances that would not materially impair the continued use and utility of such property encumbered thereby, (E) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens imposed by any Governmental Authority, (F) interests of any lessee in any leased property, (G) transfer restrictions imposed by applicable securities Laws and (H) Liens that do not materially adversely affect the use and enjoyment of such real property (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

        (b)   There are no contractual or legal restrictions that preclude or restrict in any material respect the ability to use any real property owned or leased by the Company or any Company Subsidiary for the purposes for which it is currently being used. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary other than those that would not have a Material Adverse Effect.

        (c)   Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens (other than Permitted Liens). Each of the Company and the Company Subsidiaries are in material compliance with applicable Law with respect to the real properties owned or leased by it.

        SECTION 3.13    Taxes.     The Company and the Company Subsidiaries have filed all United States income and all material United States federal non-income, state, local and non-United States Tax returns and reports required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings. All such Tax returns are true, accurate and complete in all material respects. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Company Subsidiary any material deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax with respect to any Tax period that remains open to assessment. The accruals and reserves for Taxes reflected in the 2009 Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. There are no material Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and payable. Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code for any open Tax year by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has entered into a material transaction with respect to any open Tax year that is being accounted for under the installment method of Section 453 of the Code. Neither the Company nor any of the Company Subsidiaries has any material intercompany items (as defined in Treas. Reg. 1.1502-13(b)(2) or any corresponding or similar provision of state, local or non-United States Tax Law) or material deferred intercompany gain or loss arising under the provisions of the applicable consolidated return regulations (or any corresponding or similar provision of state, local or non-United States Tax Law) in effect for transactions occurring in taxable years beginning before July 12, 1995 that are attributable to a transfer or other disposition of stock of a Company Subsidiary, and none of the shares of stock of any Company Subsidiary has an excess loss account within the meaning Treas. Reg. Sec. 1.1502-19(a)(2) (or any corresponding or similar provision of state, local or non-United States Tax Law).

        SECTION 3.14    No Rights Plan.     The Company does not have in place any stockholders' rights plan.

        SECTION 3.15    Material Contracts.     (a) Section 3.15(a) of the Disclosure Letter lists the following types of contracts and agreements to which the Company or any Company Subsidiary is a party as of the date hereof (such contracts and agreements as are required to be set forth in Section 3.15(a) of the Disclosure Letter being the "Material Contracts"): (i) each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Company Subsidiaries; (ii) all contracts and agreements evidencing indebtedness for borrowed money; (iii) all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements; (iv) all contracts and agreements relating to issuances of securities of the Company or any Company Subsidiary; (v) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party and that are material to the business and operations of the Company and the Company Subsidiaries, taken as a whole; (vi) all contracts and agreements that limit, or purport to limit, in any material respect, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time; and (vii) all other contracts and agreements (other than (A) insurance policies issued by any Company Subsidiary in the ordinary course of business, (B) reinsurance contracts (whether assumed or ceded) entered into by a Company Subsidiary in the ordinary course of business and (C) contracts between the Company or any Company Subsidiary, on one hand, and any agent, broker or producer, on the other hand, entered into in the ordinary course of business) the absence of which would constitute a Material Adverse Effect.

        (b)   Except as would not constitute a Material Adverse Effect, (i) each Material Contract is a valid and binding agreement, except to the extent it has previously expired in accordance with its terms, (ii) none of the Company or any Company Subsidiary has received any claim of default under or cancellation of any Material Contract and none of the Company or any Company Subsidiary is in breach or violation of, or default under, any Material Contract, (iii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract and (iv) neither the execution of this Agreement nor the consummation of the Merger shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or any Company Subsidiary under any Material Contract.

        SECTION 3.16    Board Approval; Vote Required.     The Company Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way prior to the date hereof, has duly (a) determined that the Merger is fair to and in the best interests of the Company's stockholders, (b) approved this Agreement and declared its advisability, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Stockholders' Meeting (collectively, the "Company Recommendation"). The only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement is the adoption of this Agreement at the Stockholders' Meeting by holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (the "Stockholder Approval").

        SECTION 3.17    Fairness Opinion.     The Company Board has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders (other than Parent and its affiliates).

        SECTION 3.18    Information Supplied.     The Proxy Statement will not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to such portions of the Proxy Statement that relate expressly to Parent, Merger Sub or any of their affiliates or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        SECTION 3.19    Brokers.     No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which such firm would be entitled to any payment relating to the Merger.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

        SECTION 4.01    Corporate Organization.     Parent is a corporation duly organized, validly existing and in good standing under the laws of Canada and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. All the issued and outstanding shares of capital stock of Merger Sub are beneficially owned by Parent.

        SECTION 4.02    Authority Relative to This Agreement.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of

Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

        SECTION 4.03    No Conflict; Required Filings and Consents.     (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, and the consummation of the Merger by Parent and Merger Sub will not, (i) conflict with or violate the Articles or Certificate of Incorporation or By-laws or other organizational documents of either Parent or Merger Sub, (ii) assuming that all consents, approvals and other authorizations described in Section 4.03(b) have been obtained and that all filings and other actions described in Section 4.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or subject, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement.

        (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, (iv) the insurance regulatory filings and approvals listed in Section 3.05(b) of the Disclosure Letter and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement.

        (c)   Parent has no reason to believe that any facts or conditions related to it, Merger Sub or any of its other affiliates, including its identity, business, investments, investors, regulatory status or planned approach to financing the transactions contemplated hereby or operating the business of the Company and the Company Subsidiaries after the Effective Time, are reasonably likely to impede its ability promptly to obtain any governmental approvals required to be obtained by Parent or Merger Sub in connection with the consummation of the transactions contemplated by this Agreement.

        SECTION 4.04    Financing.     Parent has and, at the Effective Time, will have sufficient funds to permit Merger Sub to consummate the Merger, to pay the aggregate Merger Consideration and the other amounts required to be paid by Parent and Merger Sub under this Agreement, and to perform the other obligations of Parent and Merger Sub hereunder.

        SECTION 4.05    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

        SECTION 4.06    Information Supplied.     The information supplied by or on behalf of Parent, Merger Sub or any of their affiliates for inclusion or incorporation by reference in the Proxy Statement will not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.01    Conduct of Business by the Company Pending the Merger.     The Company agrees that, between the date of this Agreement and the Effective Time, except (w) to the extent required or prohibited by applicable Law, (x) as otherwise contemplated by this Agreement, (y) to the extent Parent otherwise agrees in writing (such consent not to be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 5.01 of the Disclosure Letter, (a) the businesses of the Company and the Company Subsidiaries shall be conducted, in all material respect, only in the ordinary course of business consistent with past practice, (b) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries and to keep available the services of the current officers and employees of the Company and the Company Subsidiaries and (c) neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following:

            (i)  amend its Certificate of Incorporation or By-laws or equivalent organizational documents;

           (ii)  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Company Subsidiary (excluding sales or other dispositions of Company Common Stock by the administrator under and pursuant to the terms of either of the Company's 2007 Employee Stock Purchase Plan (the "ESPP") or the Company's 401(k) Plan and the issuance of phantom stock interests under the Company's 2003 Non-Employee Director Deferred Compensation Plan substantially consistent with past practice as disclosed in the Proxy Statement on Schedule 14A relating to the Company's 2009 annual meeting of stockholders filed by the Company with the SEC on March 24, 2009) or (B) except in the ordinary course of business consistent with past practice, any assets of the Company or any Company Subsidiary;

          (iii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (A) dividends by any direct or indirect wholly owned Company Subsidiary to the Company or any other Company Subsidiary and (B) one cash dividend on shares of Company Common Stock in an amount not to exceed $0.50 per share of Company Common Stock;

          (iv)  reclassify, combine, split, subdivide or redeem, or (other than any purchase or acquisition pursuant to the terms of the ESPP or the Company's 401(k) Plan) purchase or otherwise acquire, directly or indirectly, any of its capital stock;

           (v)  (A) increase the compensation payable or to become payable or the benefits provided to, grant any retention, severance or termination pay to or enter into any employment bonus, change in control or severance agreement with, its current or former directors, officers or employees (except (x) increases in the ordinary course of business consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company or any Company Subsidiary who are not directors or executive officers of the Company, (y) with respect to individuals who are first employed by the Company or any Company Subsidiary after the date hereof and (z) for bonuses and retention, severance and termination payments in an aggregate amount not to exceed $5,000,000.00), or (B) establish, adopt, enter into, terminate or amend any collective bargaining plan, or (C) grant any equity based awards;

          (vi)  take any action, other than in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures, except as required by changes in GAAP or relevant statutory accounting principles;

         (vii)  make or change any material Tax election, Tax return or method of Tax accounting, settle or compromise any material Tax liability, consent to any material claim or assessment relating to Taxes, or waive any statute of limitations in respect of a material amount of Taxes or agree to any extension of time with respect to an assessment or deficiency for a material amount of Taxes (other than pursuant to extensions of time to file Tax returns obtained in the ordinary course of business consistent with past practice);

        (viii)  amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of any material rights of the Company or any Company Subsidiary thereunder, in each case other than in the ordinary course of business consistent with past practice or other than as would not constitute a Material Adverse Effect; or

          (ix)  enter into any legally binding agreement or otherwise make a commitment to do any of the foregoing.

ARTICLE VI
ADDITIONAL AGREEMENTS

        SECTION 6.01    Stockholders' Meeting.     (a) Subject to Section 6.04, the Company, acting through the Company Board, shall, in accordance with applicable law and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following the execution of this Agreement for the purpose of considering and taking action on this Agreement and the Merger (the "Stockholders' Meeting"). At the Stockholders' Meeting, Parent and Merger Sub shall cause all shares of Company Common Stock then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Merger.

        (b)   Subject to Section 6.04, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement.

        SECTION 6.02    Proxy Statement.     (a) As promptly as practicable following the execution of this Agreement, and in any event within two (2) weeks of the date hereof, the Company shall file the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (such proxy statement together with, as the context dictates, any ancillary documents to be sent to such stockholders, each as amended or supplemented, being referred to herein as the "Proxy Statement") with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect thereto. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to holders of shares of Company Common Stock and shall give Parent and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Company Common Stock entitled to vote at the Stockholders' Meeting at the earliest reasonably practicable time.

        (b)   Subject to Section 6.04, the Proxy Statement shall: (i) state that the Company Board has, through a unanimous vote, (A) determined that the Merger is fair to and in the best interests of the Company and its stockholders and (B) approved this Agreement and declared its advisability; (ii) include the Company Recommendation; and (iii) include the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company (other than Parent and its affiliates).

        SECTION 6.03    Access to Information; Confidentiality.     (a) From the date hereof until the Effective Time, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Company Subsidiaries to, afford the officers, employees and agents of Parent and Merger Sub reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each Company Subsidiary, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request; provided, that all such access will be coordinated through, and all such requests will be directed to, the Chief Executive Officer of the Company.

        (b)   All information obtained by Parent or Merger Sub pursuant to this Section 6.03 shall be kept confidential in accordance with the letter agreement, dated February 4, 2010 (the "Confidentiality Agreement"), between Parent and the Company.

        (c)   No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        SECTION 6.04    No Solicitation of Transactions.     (a) The Company shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined) and shall seek to have returned to the Company or destroyed any confidential information that has been provided in any such discussions or negotiations. From the date hereof, the Company shall not, nor shall it permit any Company Subsidiary or any of its officers, directors, employees or affiliates, and shall use its reasonable best efforts not to permit any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, following the receipt of a Superior Proposal (as hereinafter defined) or a proposal that is reasonably expected to lead to a Superior Proposal that in either case was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Section 6.04, the Company Board determines in good faith, after consultation with outside counsel, that a failure to do so would be inconsistent with its fiduciary duties under applicable Law, the Company may, in response to such Takeover Proposal and subject to compliance with Section 6.04(c), (A) request information from the party making such Takeover Proposal for the purpose of informing itself about the Takeover Proposal that has been made and the party that made it, (B) furnish non-public information with respect to the Company and the Company Subsidiaries to the party making such Takeover Proposal pursuant to a customary confidentiality agreement, provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) the Company advises Parent of all such non-public information delivered to such person (to the extent not previously delivered or made available to Parent) substantially concurrently with its delivery to the requesting party, and (C) participate in discussions and negotiations with such party regarding such Takeover Proposal. It is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer, director or investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 6.04(a) by the Company. The Company agrees not to waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party on the date hereof relating to a potential or actual Takeover Proposal.

        (b)   Except as expressly permitted in this Section 6.04(b), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (ii) approve or recommend for approval, or propose publicly to approve or recommend for approval, any Takeover Proposal (any of (i) and (ii), an "Adverse Recommendation Change") or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal (other than a customary confidentiality agreement referred to in clause (B) of the proviso to Section 6.04(a)). Notwithstanding the foregoing, at any time prior to receipt of Stockholder Approval, in response to a proposal that the Company Board determines in good faith constitutes a Superior Proposal and that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Section 6.04, if the Company Board determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, the Company Board may (subject to compliance with this sentence) take either or both of the following actions: (x) make an Adverse Recommendation Change; and (y) cause the Company to enter into an Acquisition Agreement; provided, however, that any actions described in clauses (x) or (y) may be taken only at a time that is after the second business day following Parent's receipt of written notice from the Company advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing notice of the determination of the Company Board of what actions described in clause (x) or (y) the Company Board has determined to take; and provided, further, that the action described in clause (y) may be taken only upon compliance by the Company with Sections 8.01(d)(ii) and 8.03. In addition, and notwithstanding anything in this Agreement to the contrary, the Company Board may at any time (other than in connection with a Takeover Proposal) make an Adverse Recommendation Change pursuant to clause (i) of the definition of "Adverse Recommendation Change" if it determines in good faith that a failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that the Company has given Parent two business days' prior written notice of its intention to take such action, specifying in reasonable detail the reasons for such action.

        (c)   In addition to the obligations of the Company set forth in Sections 6.04(a) and 6.04(b), the Company shall promptly advise Parent orally (and in writing as promptly as reasonably practicable) of any request for confidential information in connection with a Takeover Proposal or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal, and shall keep Parent advised as promptly as reasonably practicable of all material developments which could reasonably be expected to culminate in the Company Board making an Adverse Recommendation Change or exercising any of its other rights under Section 6.04(a) or (b).

        (d)   Nothing contained in this Section 6.04 or Section 6.10 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders pursuant to Rule 14d-9 or Rule 14e-2(b) promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or otherwise; provided, however, that neither the Company nor the Company Board nor any committee thereof shall make an Adverse Recommendation Change, except in accordance with Section 6.04(b).

        (e)   For purposes of this Agreement:

            (i)  "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent or any of its affiliates or representatives) relating to (A) any direct or indirect acquisition or purchase, including pursuant to any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, of 10% or more of the consolidated assets (including equity interests in subsidiaries) of the Company and Company Subsidiaries, taken as a whole, or 10% or more of any class of voting equity securities of the Company, or (B) any tender offer or exchange offer that if consummated would result in any person (other than Parent or any of its affiliates or representatives) beneficially owning 10% or more of any class of voting equity securities of the Company.

           (ii)  "Superior Proposal" means a bona fide, unsolicited, written offer from any person (other than Parent or any of its affiliates or representatives) for (A) a direct or indirect acquisition or purchase, including pursuant to any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, of 50% or more of the consolidated assets (including equity interests in subsidiaries) of the Company and Company Subsidiaries, taken as a whole, or 50% or more of any class of voting equity securities of the Company, or (B) any tender offer or exchange offer that if consummated would result in any person (other than Parent or any of its affiliates or representatives) beneficially owning 50% or more of any class of voting equity securities of the Company, in each case, which, considering all relevant factors (including whether financing for such offer is fully committed or is reasonably likely to be obtained), the Company Board determines in its good faith judgment (after receiving the advice of the Company's financial advisor and outside counsel) is more favorable to the Company and its stockholders than the Merger.

        SECTION 6.05    Employee Benefits Matters.     (a) From and after the date hereof and for so long as Stanley Zax serves as the Chief Executive Officer of the Surviving Corporation, Stanley Zax shall have sole discretion to determine the base salary, bonuses and other compensation and employee benefits (including severance benefits) to be provided to each officer or employee of the Company and the Company Subsidiaries.

        (b)   From and after the Effective Time, (i) each employee of the Company or any Company Subsidiary that currently is eligible to participate in the ESPP will be eligible to participate, without any waiting time, in a Fairfax employee share purchase plan that has the same terms, in all material respects, as that currently provided by Parent to its employees, and (ii) Parent shall cause the Surviving Corporation to honor all payments required to be made under the 2003 Non-Employee Director Deferred Compensation Plan.

        SECTION 6.06    Directors' and Officers' Indemnification and Insurance.     (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Survivng Corporation shall, indemnify, defend and hold harmless, to the fullest extent permitted by Law to indemnify its own directors and officers, each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) any and all losses, claims, damages, costs, expenses, fines, liabilities or judgments, including any amounts that are paid in settlement with the approval of the Surviving Corporation (which approval shall not be unreasonably withheld or delayed) of or in connection with any Action based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries whether pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. The Surviving Corporation will pay all expenses of each Indemnified Party in advance of the final disposition of any such Action to the fullest extent permitted by Law to advance such expenses upon receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Party is not entitled to indemnification. Without limiting the foregoing, in the event any Action is brought against any Indemnified Party (whether arising before or after the Effective Time): (i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to the Surviving Corporation; (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) the Surviving Corporation shall use its reasonable best efforts to assist in the vigorous defense of any such matter; provided, that the Surviving Corporation shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.06, upon learning of any such Action shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which it may have under this Section 6.06 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation an undertaking of the kind described above. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel in each applicable jurisdiction if reasonably required) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

        (b)   For a period of six years from and after the Effective Time, the organizational documents of the Surviving Corporation will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in Articles EIGHTH and NINTH of the Company's Amended and Restated Certificate of Incorporation, which provisions may not be amended, repealed or otherwise modified for a period of six years from and after the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties, unless such modification is required by applicable Law, and then only to the minimum extent required by applicable Law.

        (c)   Immediately prior to the Closing, (i) the Company shall purchase, from an insurer chosen by the Company, a single payment, run-off policy of directors' and officers' liability insurance covering the Indemnified Parties, such policy to become effective at the Closing and remain in effect for a period of six years after the Closing (provided, however, that, if the Company does not purchase such policy, for six years from and after the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by such policy on terms with respect to such coverage and amount no less favorable in the aggregate to the Company's directors and officers, as the case may be, currently covered by such policy than those of such policy in effect on the date of this Agreement (provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous); provided, however, that in no event shall the Company pay more than 300% of the current annual premium of $862,028.00 payable by the Company for such insurance (such amount of $2,586,084.00, the "Maximum Amount"); provided, further, that if the Company is unable to obtain the insurance required by this Section 6.06(c) for an amount less than or equal to the Maximum Amount, it shall obtain as much comparable insurance as possible for the Maximum Amount; and (ii) the Surviving Corporation shall provide for the current officers and directors of the Company and the Company Subsidiaries who become directors or officers of the Surviving Corporation after the Closing to be covered under the Surviving Corporation's directors' and officers' liability program with the same terms as those applicable to the other officers and directors of the Surviving Corporation and its subsidiaries.

        (d)   If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and is not the continuing or surviving corporation, limited liability company, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person then, and in each such case, as a condition to any such merger, consolidation, transfer or conveyance, proper provision will be made so that the successors and assigns of the Surviving Corporation assume all of the obligations set forth in this Section 6.06.

        (e)   This Section 6.06 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties, and will be binding on all successors and assigns of the Company, Buyer and the Surviving Corporation. Each of the Indemnified Parties will be entitled to enforce the covenants contained in this Section 6.06.

        SECTION 6.07    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably would be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect such that the condition set forth in Section 7.02(a) or Section 7.03(a), as applicable, would fail to be satisfied, (b) any material breach by the Company, Parent or Merger Sub, as the case may be, of any covenant or agreement contained in this Agreement and (c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or from any person alleging that the consent of such person is or may be required in connection with this Agreement or the transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that a failure to comply with this Section 6.07 will not constitute a breach of this Agreement or the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

        SECTION 6.08    Further Action; Reasonable Best Efforts.     (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly (and in any event within two (2) weeks of the date hereof) its respective filings, and thereafter make any other required submissions, under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws with respect to the Merger and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger, including, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities (including the approval of the California Department of Insurance) and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Merger and to fulfill the conditions to the Merger.

        (b)   In furtherance and not in limitation of Section 6.08(a): (i) as soon as practicable following the date of this Agreement (and in any event within two (2) weeks of the date hereof), Parent shall with the cooperation of the Company prepare and file with the relevant insurance regulators requests for approval of the transactions contemplated by this Agreement and shall use its reasonable best efforts to have such insurance regulators approve the transactions contemplated by this Agreement; (ii) the Company will have the right to review in advance, and Parent shall consult with the Company in advance, in each case subject to applicable Laws relating to the exchange of information, with respect to all the information relating to the Company or any Company Subsidiary that appears in any filing made with, or materials submitted to, any third party or any Governmental Authority by Parent or any of its affiliates relating to this Agreement or the Merger; (iii) Parent and its affiliates shall consult with the Company prior to participating in any substantive meeting, conference call, discussion or communication, whether or not through representatives, with any Governmental Authority with respect to any filing, submission, investigation or inquiry relating to this Agreement or the Merger, and shall provide the Company and its representatives the opportunity to attend and participate thereat; (iv) without limiting any of the rights set forth in this Section 6.08(b), Parent and its affiliates shall furnish in advance to the Company copies of all correspondence, filings, submissions and written communications between Parent, any of its affiliates or any of their respective representatives, on one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the Merger, and shall consult with the Company on and take into account any reasonable comments the Company may have to such correspondence, filing, submission or written communication prior to their being made; (v) Parent and its affiliates shall keep the Company apprised of the status of matters relating to completion of the transactions contemplated hereby, shall inform the Company of the substance of any material oral communications with any Governmental Authority for which it was impractical to have advance consultation or participation in accordance with clause (iii) above, and shall respond to inquiries and requests received from any Governmental Authority or third party, in each case with respect to this Agreement or the Merger, as promptly as practicable; and (vi) each party agrees not to extend any waiting period under the HSR Act or enter into any agreement, arrangement or understanding with any Governmental Authority not to consummate or delay the transactions contemplated hereby, except with the prior written consent of the other parties, which consent may not be unreasonably withheld, conditioned or delayed. In connection with any application for approval of the transactions contemplated by this Agreement by any Governmental Authority, Parent and Merger Sub agree that they will not seek approval for the payment of an "extraordinary dividend" (as such term is defined in Section 1215.5(g) of the California Insurance Code) by any Company Subsidiary.

        (c)   Within forty-five (45) days of the execution of this Agreement, the Company shall deliver to Parent a schedule that sets forth, the following information (as is reasonably available to the Company) with respect to the Company and each Company Subsidiary as of the most recent practicable date: (i) the basis of the Company and each Company Subsidiary in its assets; (ii) the basis of the stockholder(s) of each Company Subsidiary in the stock of such Company Subsidiary (or the amount of any excess loss account); (iii) the amount any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to the Company or any Company Subsidiary; (iv) the amount of any deferred gain or loss allocable to the Company or any Company Subsidiary arising out of any intercompany gain; and (v) a copy of any tax allocation agreement executed between or among the Company and any of the Company Subsidiaries.

        SECTION 6.09    Public Announcements.     Parent, Merger Sub and the Company agree that, other than as contemplated by Section 6.04, no public release or announcement concerning this Agreement shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable Law or the rules or regulations of any United States or non-United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the execution of this Agreement.

        SECTION 6.10    Section 16 Matters.     Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act of Company Common Stock or Company Restricted Stock pursuant to this Agreement in connection with the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act.

        SECTION 6.11    Takeover Statutes.     If any takeover statute is or may become applicable to the Merger, the Company and the Company Board shall grant such approvals and take such actions as are within its power so as to eliminate or minimize the effects of such statue or regulation on such Transactions.

        SECTION 6.12    Delisting.     Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the New York Stock Exchange and to terminate registration under the Exchange Act; provided, however, that such delisting and termination will not be effective until after the Effective Time.

ARTICLE VII
CONDITIONS TO THE MERGER

        SECTION 7.01    Conditions to the Obligations of Each Party.     The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

          (a)    Stockholder Approval.    The Stockholder Approval shall have been obtained;

          (b)    HSR Act.    Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c)    Insurance Regulatory Approvals.    All approvals or consents listed in Section 3.05(b) of the Disclosure Letter shall have been received; and

          (d)    No Order.    No Governmental Authority in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the acquisition of shares of Company Common Stock by Parent or Merger Sub or any affiliate of either of them illegal or otherwise preventing or prohibiting consummation of the Merger.

        SECTION 7.02    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in the first six sentences of Section 3.03(a) shall be true and correct except for de minimis errors, (ii) the representations and warranties of the Company contained in Section 3.04 shall be true and correct in all respects, and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) except as would not have a Material Adverse Effect, in the case of each of (i), (ii) and (iii), as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)    Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

        SECTION 7.03    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent contained in Section 4.04 shall be true and correct in all respects, and (ii) all other representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality set forth therein) except as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger, in the case of each of (i) and (ii), as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

          (b)    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)    Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and (b).

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party, notwithstanding any requisite approval and adoption of this Agreement and the Merger by the stockholders of the Company:

          (a)   By mutual written consent of each of Parent and the Company; or

          (b)   By either Parent or the Company if (i) the Effective Time shall not have occurred on or before November 15, 2010 (the "Outside Date") provided, that the Outside Date shall be extended day-by-day for each day during which any party shall be subject to a nonfinal or appealable injunction, order, decree or ruling that has the effect of making the acquisition of shares of Company Common Stock by Parent or Merger Sub or any affiliate of either of them illegal or otherwise preventing or prohibiting consummation of the Merger; provided, however, that in no event shall the Outside Date be extended beyond December 15, 2010; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date, (ii) any Governmental Authority of competent jurisdiction in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling, which has become final and nonappealable and has the effect of preventing, prohibiting or making illegal the consummation of the Merger (provided the terminating party has complied in all material respects with its obligations hereunder to prevent the enactment, issuance, enforcement or entry of such injunction, order, decree or ruling), or (iii) the Stockholder Approval shall not have been obtained at the Stockholders' Meeting; or

          (c)   By Parent (i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied, such breach cannot be cured or has not been cured within 30 days of the receipt by the Company of notice thereof (or, if earlier, before the Outside Date), and such breach has not been waived by Parent pursuant to the provisions hereof; (ii) if the Company Board or any committee thereof shall have made an Adverse Recommendation Change; (iii) if the Company shall have failed to include in the Proxy Statement the Company Recommendation; or (iv) if the Company Board fails to reaffirm the Company Recommendation within five business days after Parent requests in writing that the Company Recommendation be reaffirmed; or

          (d)   By the Company (i) upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied, such breach cannot be cured or has not been cured within 30 days of the receipt by Parent of notice thereof (or, if earlier, before the Outside Date), and such breach has not been waived by the Company pursuant to the provisions hereof; or (ii) if it concurrently enters into a definitive agreement providing for a Superior Proposal in accordance with Section 6.04, provided that prior thereto or simultaneously therewith the Company has paid or pays the Termination Fee to Parent in accordance with Section 8.03.

        SECTION 8.02    Effect of Termination.     In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement (except for this Section 8.02, Section 8.03 and Article IX) shall forthwith become void, and there shall be no liability on the part of any party hereto (or any of its officers, directors, employees, affiliates, agents, legal and financial advisors and other representatives), except (a) as set forth in Section 8.03 and (b) that nothing herein shall relieve any party from liability for any knowing and intentional breach hereof prior to the date of such termination.

        SECTION 8.03    Fees and Expenses.     (a) Except as otherwise set forth in this Section 8.03, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other regulations and all other matters related to the closing of the Merger and the other actions contemplated by this Agreement.

          (a)   The Company agrees that:

              (i)  if Parent shall terminate this Agreement pursuant to Section 8.01(c)(ii);

             (ii)  if the Company shall terminate this Agreement pursuant to Section 8.01(d)(ii); or

            (iii)  if (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal; and (B) thereafter Parent or the Company shall terminate this Agreement pursuant to (x) Section 8.01(b)(i), (y) Section 8.01(b)(ii) (but only in the case of this clause (y) if the order, decree or ruling is based on the existence of such Takeover Proposal (whether or not modified after it was first made)) or (z) Section 8.01(b)(iii); and (C) such Takeover Proposal (whether or not modified after it was first made) is consummated within one (1) year of such termination (provided, that for purposes of this Section 8.03(b)(iii), all references to 10% in the definition of "Takeover Proposal" shall be replaced with references to 50%);

  then the Company shall pay to Parent (1) prior to or simultaneously with such termination, in the case of Section 8.03(a)(ii) or (2) no later than two business days after (x) such termination, in the case of Section 8.03(a)(i) or (y) the consummation of such transaction, in the case of Section 8.03(a)(iii), a fee of $39,600,000.00 (the "Termination Fee"), which amount shall be payable in immediately available funds.

          (b)   The Company agrees that if Parent shall terminate this Agreement pursuant to Section 8.01(c)(i) (provided that neither Parent nor Merger Sub is in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement) then the

  Company shall reimburse Parent for all of its Expenses, up to a maximum of $1,500,000.00 (not later than two business days after submission of statements therefor); provided, however, that if a Termination Fee is payable by the Company pursuant to Section 8.03(a), then the Company may reduce any such Termination Fee by the full amount of any expense reimbursement paid to Parent pursuant to this Section 8.03(b). Parent agrees that if the Company shall terminate this Agreement pursuant to Section 8.01(d)(i) (provided that the Company is not in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement) then Parent shall reimburse the Company for all of its Expenses, up to a maximum of $1,500,000.00 (not later than two business days after submission of statements therefor).

          (c)   If Parent is entitled to terminate this Agreement and receive a Termination Fee, receipt by Parent of such Termination Fee in full will constitute liquidated damages and be the sole and exclusive remedy regardless of the circumstances of such termination.

          (d)   The Company and Parent acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement.

        SECTION 8.04    Amendment.     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made that would require further approval of the stockholders of the Company under applicable Law without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        SECTION 8.05    Waiver.     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX
GENERAL PROVISIONS

        SECTION 9.01    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

  if to Parent or Merger Sub:

    Fairfax Financial Holdings Limited
    95 Wellington Street West, Suite 800
    Toronto, ON M5J 2N7
    Attention:  Paul Rivett, Esq.
                       Vice President and Chief Legal Officer
    Facsimile No: 416-367-2201
    Email: p_rivett@fairfax.ca

  with a copy (which shall not constitute notice) to:

    Shearman & Sterling LLP
    Commerce Court West
    Suite 4405, P.O. Box 247
    Toronto, ON M5L 1E8
    Attention:  Adam M. Givertz, Esq.
                        Christopher J. Cummings, Esq.
    Facsimile No: 416-360-2958
    Email: agivertz@shearman.com/ccummings@shearman.com

  if to the Company:

    Zenith National Insurance Corp.
    21255 Califa Street
    Woodland Hills, California 91367-5021
    Attention:  Michael E. Jansen, Esq.
                        Executive Vice President and General Counsel
    Facsimile No.: 818-710-1860
    Email: mike.jansen@thezenith.com

  with a copy (which shall not constitute notice) to:

    Dewey & LeBoeuf LLP
    1301 Avenue of the Americas
    New York, New York 10019
    Attention:  Alexander M. Dye, Esq.
                        Lorenzo Borgogni, Esq.
    Facsimile No: 212-259-6333
    Email: adye@deweyleboeuf.com/lborgogni@deweyleboeuf.com

        SECTION 9.02    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto agree that the court making such determination will have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

        SECTION 9.03    Entire Agreement; Assignment.     This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Sections 6.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise), except that either of Parent and Merger Sub may (in its sole discretion) assign all or any of its rights and obligations hereunder to any wholly owned subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

        SECTION 9.04    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and their successors and permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (including any director, officer or employee of the Company or any Company Subsidiary) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 6.06 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

        SECTION 9.05    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached, and that the parties, without the necessity of posting bond or other undertaking, shall be entitled to an injunction or injunctions to prevent breaches of the Agreement and to specific performance of the terms hereof to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they may be entitled at law or in equity. Each of the other parties hereto agrees that it will not oppose the granting of such relief on the basis that there is an adequate remedy available at law. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

        SECTION 9.06    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 9.01 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

        SECTION 9.07    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

        SECTION 9.08    Interpretation and Rules of Construction.     In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, sub-Section or Schedule, such reference is to the corresponding Article, Section or sub-Section of, or Schedule to, this Agreement unless otherwise indicated; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words "include", "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation"; (d) the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the words "known" or "knowledge" mean the actual knowledge of the executive officers of a party to this Agreement after conducting an investigation that is reasonable under the circumstances and in the context of the negotiation, execution and delivery of this Agreement; (f) the term "executive officer" has the meaning given to such term in Rule 3b-7 under the Exchange Act; (g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (h) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws; (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise; and (j) the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. No summary of this Agreement prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement.

        SECTION 9.09    Non-Survival of Representation, Warranties and Agreements.     None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, will survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

        SECTION 9.10    Counterparts.     This Agreement may be executed and delivered (including by facsimile and other means of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By	/s/ PAUL RIVETT Title: Chief Legal Officer
FAIRFAX INVESTMENTS II USA CORP.
By	/s/ PAUL RIVETT Title: Vice President
ZENITH NATIONAL INSURANCE CORP.
By	/s/ STANLEY R. ZAX Title: Chairman and President

[Merger Agreement Signature Page]

 Annex B

February 17, 2010

The Board of Directors
Zenith National Insurance Corp.
21255 Califa Street
Woodland Hills, CA 91367

Members of the Board of Directors:

        We understand that Zenith National Insurance Corp. ("Zenith") proposes to enter into an Agreement and Plan of Merger (the "Agreement"), among Zenith, Fairfax Financial Holdings Limited ("Fairfax") and Fairfax Investments II USA Corp., a wholly owned subsidiary of Fairfax ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Zenith (the "Merger") and each outstanding share of the common stock, par value $1.00 per share, of Zenith ("Zenith Common Stock") will be converted into the right to receive $38.00 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Zenith Common Stock (other than Fairfax and its subsidiaries) of the Consideration to be received by such holders in the Merger.

        In connection with this opinion, we have, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to Zenith;

  (2)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Zenith furnished to or discussed with us by the management of Zenith, including certain forward looking financial data relating to Zenith given to us by the management of Zenith (such forecasts, "Zenith Forward Looking Information");

  (3)
  discussed the past and current business, operations, financial condition and prospects of Zenith with members of senior management of Zenith;

  (4)
  reviewed the trading history for Zenith Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

  (5)
  compared certain financial and stock market information of Zenith with similar information of other companies we deemed relevant;

  (6)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (7)
  reviewed a draft Agreement and Plan of Merger dated February 15, 2010 (the "Draft Agreement");

  (8)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Zenith that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Zenith Forward Looking Information, we have been advised by Zenith, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Zenith as to the future financial performance of Zenith. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zenith, nor have we made any physical inspection of the properties or assets of Zenith. We have not evaluated the solvency or fair value of Zenith or Fairfax under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and we have not made an independent evaluation of the adequacy of the reserves of Zenith. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves of Zenith. We have assumed, at the direction of Zenith, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Zenith or the contemplated benefits of the Merger. We also have assumed, at the direction of Zenith, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

        We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Zenith or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Zenith Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Zenith or in which Zenith might engage or as to the underlying business decision of Zenith to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

        We have acted as financial advisor to Zenith in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, Zenith has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Zenith, Fairfax and certain of their respective affiliates.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Zenith and have received or in the future may receive compensation for the rendering of these services.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Fairfax and have received or in the future may receive compensation for the rendering of these services. In the past two years, such services have included having acted as (i) financial advisor in connection with Fairfax's acquisition of the outstanding minority interest in Odyssey Re Holdings Corp. announced in September 2009, (ii) joint-bookrunner in connection with Fairfax's $1.0 billion equity offering completed in September 2009, (iii) co-manager for Fairfax's $150 million senior notes offering completed in August 2009, (iv) corporate broker for Fairfax's purchase of the outstanding minority ownership of Advent Capital (Holdings) PLC in August 2009 and (v) advisor to Fairfax in connection with its unsolicited cash offer for a portion of Advent Capital (Holdings) PLC in July 2008.

        It is understood that this letter is for the benefit and use of the Board of Directors of Zenith in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Zenith Common Stock is fair, from a financial point of view, to such holders (other than Fairfax and its subsidiaries).

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

ANNEX C

FORM OF VOTING AGREEMENT

        THIS VOTING AGREEMENT, dated as of February 17, 2010 (this "Agreement"), between Fairfax Financial Holdings Limited, a Canadian corporation ("Parent"), and                         ("Stockholder"), solely in Stockholder's capacity as an owner of common stock, par value $1.00 per share ("Company Common Stock") of Zenith National Insurance Corp., a Delaware corporation (the "Company").

        WHEREAS, on February 17, 2010, Parent, the Company, and Fairfax Investments II USA Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1.    Agreement to Vote.     Subject to Section 6, at every meeting of the stockholders of the Company, and at every postponement or adjournment thereof, Stockholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all Voting Shares (as hereinafter defined) entitled to be voted thereat or to cause all Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including a Takeover Proposal) that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and voted upon by the stockholders of the Company. Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

        2.    Grant of Proxy.     In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, Stockholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of Stockholder, for and in the name, place and stead of Stockholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent Stockholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the adoption of the Merger Agreement; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including a Takeover Proposal) that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and voted upon by the stockholders of the Company. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

        3.    Representations and Warranties of Stockholder.     Parent acknowledges that neither Stockholder nor any person on behalf of Stockholder makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Stockholder represents and warrants, as of the date hereof, that:

          (a)   (i) Stockholder is the beneficial owner of, and has the sole power to vote, all of the shares of Company Common Stock reported as directly owned (or indirectly owned with the power to vote) on the most recent report filed by Stockholder with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (which, together with any shares of Company Common Stock acquired by Stockholder on or after the date of this Agreement, are referred to as the "Voting Shares"); (ii) the most recent report filed by Stockholder with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, is accurate in all material respects; and (iii) no proxies if heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked;

          (b)   (i) Stockholder has the full legal right and authority, to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Stockholder to be a party or signatory to this Agreement shall not (x) prevent Stockholder from performing Stockholder's obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Stockholder in accordance with its terms (subject to such laws and principles); and

          (c)   (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and, except as contemplated by the Merger Agreement, the consummation by Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Stockholder nor the consummation by Stockholder of the transactions contemplated hereby nor compliance by Stockholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of the Voting Shares, except in the case of (x) or (y) for liens, violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform Stockholder's obligations hereunder.

        4.    Representations and Warranties of Parent.     Stockholder acknowledges that neither Parent nor any person on behalf of Parent makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Parent represents and warrants, as of the date hereof, that:

          (a)   (i) Parent is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent; and (iii) this Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law); and

          (b)   (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and, except as contemplated by the Merger Agreement, the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) result in the creation of a lien on any of its assets, (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its assets, or (z) contravene, conflict with, or result in any violation or breach of any provision of its certificate of incorporation or bylaws, except in the case of (x) or (y) for liens, violations, breaches or defaults that would not in the aggregate materially impair the ability of Parent to perform Parent 's obligations hereunder.

        5.    Remedies.     Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        6.    Termination.     Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all rights and obligations of the parties under this Agreement shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the occurrence of an Adverse Recommendation Change under the Merger Agreement and (iii) the Effective Time (such earliest occurrence, the "Expiration Time"), except for the provisions of Section 10, which shall survive the Expiration Time. Nothing in this Section 6 shall relieve any party of liability for any knowing and deliberate breach of this Agreement.

        7.    Transfer of Shares.     Except as contemplated by the Merger Agreement, Stockholder agrees that it shall not, directly or indirectly, on or after the date hereof (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing (each, a "Transfer"), (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Voting Shares or (d) knowingly take any action that would make any representation or warranty of Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations hereunder. Notwithstanding the foregoing, Stockholder may Transfer any or all of the Voting Shares to any person who shall have executed and delivered to Parent a joinder to this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement.

        8.    No Solicitation of Transactions.     Stockholder shall (a) not, except as expressly permitted by Section 6.04 of the Merger Agreement, directly or indirectly, through any officer, director, agent or otherwise, engage in any action that the Company is prohibited from taking under Section 6.04 of the Merger Agreement, and (b) direct or cause Stockholder's representatives and agents not to engage in any action prohibited by Section 6.04 of the Merger Agreement. Stockholder shall promptly advise the

Company orally and in writing of (x) any Takeover Proposal or any request for information with respect to any Takeover Proposal, the material terms and conditions of such Takeover Proposal or request, and the identity of the person making such Takeover Proposal or request and (y) any material changes in any such Takeover Proposal or request.

        9.    Agreement Solely as Stockholder.     Notwithstanding anything in this Agreement to the contrary, Stockholder is not entering into this Agreement or making any agreement herein in any capacity other than as record holder or beneficial owner of the Voting Shares, and nothing herein shall be construed to limit or affect any action or inaction by Stockholder, in Stockholder's capacity as a director, officer or fiduciary of the Company (or a Company Subsidiary), and any such action or inaction shall not be deemed to be a breach of this Agreement.

        10.    Miscellaneous.

          (a)    Notices.    Any notice, request, instruction or other communication provided to a party pursuant to this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile, if to Parent, to the address or facsimile number set forth in the Merger Agreement, or if to Stockholder, to the address or facsimile number set forth below Stockholder's name on the signature page hereto, or to such other persons, addresses or facsimile numbers as may be designated in writing by the party entitled to receive such communication as provided above. Each such communication will be effective (i) if delivered by hand or overnight courier service, when such delivery is made at the address specified on the signature page hereto, or (ii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature page hereto and appropriate confirmation is received.

          (b)    Assignment.    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of law or otherwise), without the prior written consent of the other party hereto and any attempt to do so shall be null and void; provided, that Stockholder may assign it rights and obligations hereunder, other than its obligations under Section 8, in connection with any Transfer of Voting Shares that complies with the terms of Section 7.

          (c)    Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (d)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 10(a) of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (e)    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e).

          (f)    Counterparts; Facsimile.    For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

          (g)    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h)    Amendment.    This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (i)    Severability.    If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          (j)    Entire Agreement.    This Agreement and the agreements referred to herein constitute the full and entire understanding and agreement between the parties and supersedes all prior written or oral agreements and understandings between the parties with respect to the subject matter hereof.

[signature page follows]

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:
Name:
Title:
[STOCKHOLDER]
By:
Name:
Title:
[ADDRESS] [ADDRESS] [FAX]

ANNEX D

Execution Copy

NONCOMPETITION AGREEMENT

        This NONCOMPETITION AGREEMENT, (this "Agreement") is made and entered into as of this 17th day of February, 2010, between Fairfax Financial Holdings Limited, a Canadian corporation ("Parent"), and Stanley R. Zax ("Covenantor").

        WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of February 17, 2010 (the "Merger Agreement"), among Parent, Fairfax Investments II USA Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Zenith National Insurance Corp., a Delaware corporation (the "Company"), Merger Sub shall be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement (the "Sale Transaction");

        WHEREAS, Covenantor is a significant stockholder of the Company, and, as a result of the Sale Transaction, Covenantor will receive significant consideration in connection with the Sale Transaction;

        WHEREAS, Covenantor is the Chairman and Chief Executive Officer of the Company, and Covenantor acknowledges that he has detailed knowledge of the Proprietary Information (as defined below);

        WHEREAS, the parties agree that it is their intention that the entire goodwill of the Company and its business be transferred to Parent as part of the Sale Transaction and acknowledge that they explicitly considered the value of the goodwill transferred and was valued as a component of the consideration for the Sale Transaction;

        WHEREAS, the parties agree that Parent's failure to receive the entire goodwill contemplated by the Sale Transaction would have the effect of reducing the value of the Sale Transaction to Parent;

        WHEREAS, the parties acknowledge that the life expectancy of the Company's workers' compensation insurance business (the "Business") is at least three (3) years;

        WHEREAS, the parties acknowledge that the relevant market for the Company is throughout the United States and that intense competition exists throughout the United States for the products and services of the Company; and

        WHEREAS, as a condition and mutual inducement to the Sale Transaction, and to preserve the value of the business being acquired by Parent after the Sale Transaction, the Merger Agreement contemplates, among other things, that Covenantor shall enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, Covenantor hereby agrees as follows:

        1.    Confidentiality, Non-Disparagement.

          (a)   Covenantor recognizes that by reason of his provision of services to the Company, Covenantor has acquired confidential information and trade secrets concerning research and development, know-how, processes and techniques, technical data, customers, sales prospects, distribution, pricing and cost information, and marketing plans and proposals, financial data and the intellectual property of the Company (collectively, the "Proprietary Information"), the use or disclosure of which could cause Parent substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate; provided that Proprietary Information does not include any information that (i) is or becomes available to the general public or is generally available within the relevant business or industry other than as a result of an action by Covenantor in breach of this Agreement or (ii) Covenantor receives or has received on a non-confidential basis from a source other than the Company. Accordingly, Covenantor covenants and agrees with Parent that, for the period commencing at the Effective Time (as defined in the Merger Agreement) and ending on the second anniversary of the date that Covenantor ceases to be a director, officer or employee of the Company he will not at any time, except in performance of his obligations to the Company or with the prior written consent of Parent, directly or indirectly, disclose or reveal to any person, entity or other organization or use for Covenantor's own benefit any Proprietary Information known to him unless disclosure is required by law, regulation or legal process (including, without limitation, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) in connection with any proceeding by or before a governmental or judicial authority, regulatory or administrative body or securities exchange. For purposes of this Agreement, Proprietary Information may be in any medium or form, including, without limitation, physical documents, computer files or disks, videotapes, audiotapes, and oral communications.

          (b)   In the event that Covenantor is requested or required by law, regulation or legal process to disclose any Proprietary Information, Covenantor shall provide Parent with prompt written notice so that Parent may, at its own cost, seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or Parent waives its right to seek such an order or remedy, Covenantor shall, without liability under this Agreement, furnish only that portion of such Proprietary Information or take only such action that, in the opinion of Covenantor's counsel, Covenantor is required to disclose under applicable law, regulation or legal process; provided that Covenator shall exercise his commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded any such Proprietary Information.

          (c)   Covenantor agrees he will not make, or cause or assist any other person to make, any statement or other communication, written or otherwise, to any third party, including, without limitation, books, articles or writings of any other kind, as well as film, videotape, audio tape, computer/internet format or any other medium, which impugns, attacks or criticizes, is misleading or untrue with respect to, or is otherwise disparaging (or that constitutes trade libel) of the reputation, business, prospects, products, services or character of any of the Company or Parent or any of their affiliates or any of their respective directors, officers or employees or the Sale Transaction. Nothing in this Section 1(d) shall prohibit Covenantor from providing truthful information in response to a subpoena or other legal process.

          (d)   The parties hereto agree that the covenants contained in this Section 1 impose a reasonable restraint on Covenantor. The covenants contained in this Section 1 are independent covenants and shall be enforceable by Parent regardless of any claims that any Covenantor shall have against Parent or any of its affiliates, whether under this Agreement or otherwise.

        2.    Non-Competition; Non-Solicitation.

          (a)   In consideration of Parent entering into the Merger Agreement and in order that Parent may enjoy the full benefit of the Business, for the period commencing at the Effective Time and ending on the third anniversary of the Effective Time (as extended pursuant to Section 2(d), the "Restricted Period"), Covenantor shall not, directly or indirectly, whether as principal, agent, partner, officer, director, stockholder, employee, consultant, advisor or otherwise, alone or in association with any other person, own, manage, operate, control, participate in, invest in (other than an investment that results in such person owning less than 3% of the outstanding voting stock of a publicly traded company), or carry on, a business (located or selling in the United States) that is in direct competition with the products and services offered by the Company at the Effective Time or by the Company in the Business as conducted by the Company in the United States (or in direct competition with those same products and/or services as they continue to be offered by the Parent in the Business in the United States) (the "Competing Activities").

          (b)   Covenantor agrees that during the Restricted Period, without the prior written consent of Parent, Covenantor shall not, and shall not authorize or direct any of his affiliates to, directly or indirectly: (i) solicit for the purpose of offering employment to or hire or recommend that any person solicit for the purpose of offering employment to or hiring, whether as an employee, consultant, agent, independent contractor or otherwise, any of the employees and officers of the Company or any of its subsidiaries or any individual who was an employee or officer of the Company during the immediate prior six-month period; or (ii) solicit, induce or attempt to solicit or induce any customer, client, supplier, licensee or other business relation (including banks and accountants and other resellers of Company products) of the Company or any of its affiliates related to the Business as conducted by the Company or any customer, client, supplier, licensee or other business relation of Parent or any of its affiliates related to the Business as conducted by Parent (or, in each case, any party which provided services to the Business during the immediate prior six-month period) to enter into any business relationship with Covenantor or an affiliate of Covenantor in a manner that negatively impacts the Business as conducted by the Company or Parent, reduce such person's business with the Company, Parent or any of their respective affiliates or cease doing business with the Company, Parent or any of their respective affiliates. As used in this Section 2(b), the term "indirectly" shall include, without limitation, Covenantor's permitting the use of Covenantor's name by any competitor of the Company or Parent or any of their affiliates to induce or interfere with any employee or business relationship of the Company or Parent or any of their respective affiliates.

          (c)   Covenantor acknowledges and agrees that the remedy at law for any breach of any of the provisions of this Section 2 may be inadequate and, accordingly, Covenantor covenants and agrees that Parent shall, in addition to any other rights and remedies which Parent and the Company may have under applicable law, be entitled to equitable relief, including injunctive relief, without bond or other necessity, and to the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction. In addition, Covenantor and Parent expressly agree that the terms of the covenants, including the duration, scope and geographic area of restriction, in this Section 2 are fair and reasonable in light of Parent's plans for the Business as conducted by the Company and are necessary to accomplish the full transfer of the goodwill and other intangible assets contemplated by the Merger Agreement. In the event that any of the covenants contained in this Section 2 shall be determined by any court of competent jurisdiction to be unenforceable for any reason whatsoever, then any such provision or provisions shall not be deemed void, and the parties hereto agree that said limits may be modified by the court and that said covenant contained in this Section 2 shall be amended in accordance with said modification, it being specifically agreed by the parties that it is their continuing desire that this covenant be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court should redefine the covenant so as to comply with applicable law.

          (d)   In addition to the remedies Parent and the Company may seek and obtain pursuant to Section 2(c), the Restricted Period shall be extended, regardless of whether the initial period set forth in Section 2(a) has otherwise expired, by any and all periods during which Covenantor shall be found by a court of competent jurisdiction to have been in violation of the covenants contained in this Section 2.

        3.    Responsibilities.     Parent agrees that during the Restricted Period, Covenantor shall, subject to the last sentence of this Section 3, manage the business and operations of the Company and its subsidiaries with the same level of responsibility, control and discretion that Covenantor exercised at the time the Merger Agreement was executed and delivered. In the event that Parent fails to permit

Covenantor to exercise such responsibility, control or discretion as provided in the preceding sentence, Covenantor may terminate this Agreement on written notice to Parent, which termination shall be Covenantor's sole remedy for a breach of this Section 3; provided, however, that inquiries or actions by Parent or its representatives related to the consolidated accounts of Parent or inquiries by Parent or its representatives regarding the business and operations of the Company and its subsidiaries shall not be (or be deemed to be) a breach by Parent of this Section 3. Notwithstanding anything to the contrary contained in this Section 3, (a) all matters and decisions in respect of the investment of the assets of the Company and its subsidiaries shall be at the sole discretion of Parent and (b) all other matters and decisions related to financing activities and capital allocation of the Company and its subsidiaries (including the declaration and payment of dividends) shall be determined by the board of directors of the Company.

        4.    Term.     If the Merger Agreement is terminated pursuant to Section 8.01 thereof, this Agreement shall terminate automatically at the time the Merger Agreement is terminated. Upon termination pursuant to the preceding sentence, this Agreement shall forthwith become void.

        5.    Miscellaneous.

          (a)    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

    if to Parent, to:

    Fairfax Financial Holdings Limited
    95 Wellington Street West, Suite 800
    Toronto, ON M5J 2N7
    Attention: Paul Rivett, Esq.
    Vice President and Chief Legal Officer
    Facsimile No: 416-367-2201
    e-mail: p_rivett@fairfax.ca

    with a copy (which shall not constitute notice) to:

    Shearman & Sterling LLP
    199 Bay Street
    Suite 4405
    Toronto, Ontario M5L 1E8
    Canada
    Facsimile No: (416) 360-2958
    Attention: Adam Givertz
    Email: agivertz@shearman.com

    if to Covenantor, to the address set forth on the signature page hereto or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

          (b)    Entire Agreement.    This Agreement, together with the Merger Agreement referenced herein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          (c)    Amendments and Waiver.    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

          (d)    Binding Effect; Benefits; Assignment.    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Except as set forth below in this Section 5(d), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the consent of each other party hereto, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any person; provided that such transfer or assignment shall not relieve Parent of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent.

          (e)    Severability.    It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under applicable law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (f)    Expenses.    The parties shall bear their own respective expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred with respect hereto.

          (g)    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart by facsimile or other means of electronic transmission will be as effective as manual delivery of an original thereof. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

          (h)    Remedies Cumulative.    No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

          (i)    Governing Law.    ALL PROVISIONS OF THIS AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

[remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent and Covenantor have caused this Agreement to be executed as of the date first written above.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ PAUL RIVETT Title: Chief Legal Officer
STANLEY R. ZAX
/s/ STANLEY R. ZAX Chairman and President
Address:	c/o Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367

[Signature page to Noncompetition Agreement]

ANNEX E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Section 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01573D 0 2 A V + Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote “FOR” Item 1 and “FOR” Item 2. Change of Address — Please print new address below. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of February 17, 2010, among Fairfax Financial Holdings Limited, Fairfax Investments II USA Corp. and Zenith National Insurance Corp. For Against Abstain 2. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger. NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNN 0 2 5 1 9 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 <STOCK#> [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by the times and dates indicated on the reverse side of this proxy. Vote by internet • Log on to www.envisionreports.com/zenith. • Follow the steps outlined on the secure website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy Solicited by Board of Directors for Special Meeting – April 29, 2010 The undersigned, having received the Notice of Special Meeting and Proxy Statement dated March 31, 2010, hereby appoints Stanley R. Zax and Jack D. Miller, or either of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) of Zenith National Insurance Corp. (“Zenith”) to be held on April 29, 2010, at 3:00 p.m., Pacific Time, at 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, and to vote in accordance with the instructions on the reverse side all shares of Zenith’s common stock, $1.00 par value per share (“Zenith Common Stock”), that the undersigned is entitled to vote. If the undersigned is a participant in Zenith’s 401(k) Plan, the undersigned also directs Charles Schwab Trust Company (“Schwab Trust”), as trustee under the plan, to vote all shares of Zenith Common Stock allocated to the undersigned under the plan at the Special Meeting in accordance with the instructions on the reverse side. If you fail to give voting instructions, Schwab Trust will vote your shares in the plan in the same proportion that other plan participants voted their shares in the plan. If the undersigned is a participant in Zenith’s Employee Stock Purchase Plan (“ESPP”), the undersigned also directs BofA Merrill Lynch, which holds the ESPP shares in a broker’s account for the benefit of ESPP participants, to vote all shares of Zenith Common Stock allocated to the undersigned under the ESPP at the Special Meeting in accordance with the instructions on the reverse side. If you fail to give voting instructions to BofA Merrill Lynch, it will not vote the shares allocated to your ESPP account. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEM 1 AND “FOR” ITEM 2. (Continued, and to be marked, dated and signed on the reverse side) Proxy — Zenith National Insurance Corp. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2010 The proxy statement is available at www.envisionreports.com/zenith. Internet and telephone voting are available through 11:59 PM, Eastern Time, April 28, 2010 for stockholders of record. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM, Eastern Time, April 28, 2010 for Zenith’s 401(k) Plan participants. Your internet or telephone vote authorizes Schwab Trust to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM, Eastern Time, April 28, 2010 for Zenith’s Employee Stock Purchase Plan participants. Your internet or telephone vote authorizes BofA Merrill Lynch to vote your shares in the same manner as if you marked, signed and returned your proxy card. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.